UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ For Use of the Commission Only (as permitted by

        Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

McGraw Hill Financial, Inc.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. §240.14a-101.

SEC 1913 (3-99)

55 Water Street

New York, NY 10041-0003

March 18, 2015

Dear Shareholder:

On behalf of our Board of Directors and management, we cordially invite you to attend our Annual Meeting of Shareholders on Wednesday, April 29, 2015. The Meeting will be held at the Conrad New York Hotel, 102 North End Avenue, New York, New York 10282, at 11:00 a.m. (EDT). If you are unable to attend the Annual Meeting in New York, please join us via live Webcast on the Company’s Website at www.mhfi.com.

The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider at the Meeting. Your vote is very important. We urge you to vote to be certain your shares are represented at the Meeting even if you plan to attend. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which methods are available to you.

We look forward to seeing you at the Meeting.

Harold McGraw III Chairman of the Board	Douglas L. Peterson President and Chief Executive Officer

55 Water Street

New York, NY 10041-0003

Notice of Annual Meeting of Shareholders

To Be Held April 29, 2015

The Annual Meeting of Shareholders of McGraw Hill Financial, Inc. will be held on Wednesday, April 29, 2015, at 11:00 a.m. (EDT) at the Conrad New York Hotel, 102 North End Avenue, New York, New York 10282. At the Meeting, shareholders will be asked to:

•	elect 12 Directors;

•	approve the performance goals under the Company’s 2002 Stock Incentive Plan, as amended and restated;

•	approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;

•	ratify the appointment of the Company’s independent Registered Public Accounting Firm for 2015;

•	vote on one shareholder proposal, if properly presented at the Meeting; and

•	consider any other business, if properly raised.

You may vote at the Meeting if you were a shareholder of the Company at the close of business on March 9, 2015, the record date for the Meeting. Your vote is very important. Please sign and return the enclosed proxy card in the postage-paid envelope provided or, if you prefer, please follow the instructions on the enclosed proxy card for voting by telephone or via the Internet. You may access the Company’s Investor Relations Website at http://investor.mhfi.com for further Internet voting instructions.

By Order of the Board of Directors.

Scott L. Bennett

Senior Vice President, Associate General

Counsel and Secretary

New York, New York

March 18, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 29, 2015.

THE COMPANY’S ANNUAL REPORT, LETTER TO SHAREHOLDERS, NOTICE OF MEETING, PROXY STATEMENT AND PROXY CARD ARE AVAILABLE AT www.mhfi.com/proxy/2015.

2014 Director Compensation	77

Ownership of Company Stock	80

Company Stock Ownership of Management	80
Company Stock Ownership of Certain Beneficial Owners	81

Section 16(a) Beneficial Ownership Reporting Compliance	83

Independent Registered Public Accounting Firm’s Fees and Services	83

Items of Business to be Acted on at the Annual Meeting	84

Appendix A	A-1
2002 Stock Incentive Plan, as amended and restated

2015 Proxy Statement	i

McGraw Hill Financial, Inc.

Proxy Statement

2015 Annual Meeting of Shareholders

GENERAL INFORMATION

Why did I receive this Proxy Statement?

The Board of Directors of McGraw Hill Financial, Inc. (the “Company,” “we” or “us”) is soliciting proxies for the 2015 Annual Meeting of Shareholders (the “Annual Meeting” or “Meeting”) to be held on Wednesday, April 29, 2015, at the Conrad New York Hotel, 102 North End Avenue, New York, New York 10282, at 11:00 a.m. (EDT) and at any adjournment of the Meeting. When the Company asks for your proxy, we must provide you with a Proxy Statement that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Meeting.

The Company’s Annual Report, Letter to Shareholders, Notice of Meeting, Proxy Statement and proxy card are being mailed to shareholders beginning on or about March 18, 2015.

What will I vote on?

The following items:

•	election of 12 Directors;

•	approval of the performance goals under the Company’s 2002 Stock Incentive Plan, as amended and restated;

•	approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;

•	ratification of the appointment of the Company’s independent Registered Public Accounting Firm for 2015;

•	one shareholder proposal, provided the proposal is properly presented at the Meeting; and

•	other matters that may properly be brought before the Meeting.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the Annual Meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be properly brought before the Meeting. These persons will use their best judgment in voting your proxy.

Who can vote?

Shareholders as of the close of business on the record date, which is March 9, 2015, may vote at the Annual Meeting.

How many votes do I have?

You have one vote at the Meeting for each share of common stock you held on the record date.

What does it mean to be a “shareholder of record?”

If, on the record date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a “shareholder of record,” also known as a “registered shareholder.”

What does it mean to beneficially own shares in “street name?”

If, on the record date, your shares were held in an account at a broker, bank or other holder of record (collectively referred to as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.

2015 Proxy Statement	1

How do I vote my shares of Company common stock?

If you are a shareholder of record, you can vote in the following ways:

•	By Internet. Follow the Internet voting instructions included on the proxy card you received. You may vote at any time up until 11:59 p.m. (EDT) on April 28, 2015.

•	By Telephone. Follow the telephone voting instructions included on the proxy card you received. You may vote at any time up until 11:59 p.m. (EDT) on April 28, 2015.

•

By Mail. If you received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•

In Person. You may vote your shares in person at the Annual Meeting. The Company will give you a ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you can vote in the following ways:

•

As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. Your broker should give you instructions for voting your shares by Internet, telephone or mail. As a beneficial owner, you are invited to attend the Annual Meeting, but you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record. If you are a shareholder of record and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	for the nominees to the Board listed on the proxy card;

•	for approval of the performance goals under the Company’s 2002 Stock Incentive Plan, as amended and restated;

•	for approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers;

•	for the ratification of the appointment of the Company’s independent Registered Public Accounting Firm for 2015; and

•	against the shareholder proposal.

Beneficial Owners. As noted above, as the beneficial owner of shares held in street name, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions, one of two things can happen depending on whether the proposal is considered “routine” or “non-routine” under the rules of the New York Stock Exchange (the “NYSE”):

•	If the proposal is considered “routine” under the rules of the NYSE, the broker may vote your shares in its discretion.

•

If the proposal is considered “non-routine” under the rules of the NYSE, the broker may not vote your shares without your instructions. When a broker refrains from voting your shares because the broker has not received your instructions, it is called a “broker non-vote.”

•

Item 4 in this Proxy Statement (ratification of the appointment of the Company’s independent Registered Public Accounting Firm for 2015) will be considered routine under the rules of the NYSE and the broker may vote your shares for this Item in its discretion. The broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you.

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What should I do if I want to attend the Annual Meeting?

All shareholders and employees of the Company may attend the Annual Meeting. When you arrive at the Annual Meeting, you may be asked to present photo identification, such as a driver’s license, to be admitted. McGraw Hill Financial, Inc. employees wishing to attend the Annual Meeting can present their current employee identification card to be admitted.

Shareholders of Record. If you are a shareholder of record, you will find an admission ticket attached as part of the proxy card sent to you. If you plan to attend the Annual Meeting, please bring this portion of the proxy card with you to the Meeting. If you opted to receive your proxy materials electronically, please print out the admission ticket you will find online and bring it with you.

Beneficial Owners. If you are a beneficial owner, please bring proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from your broker is an example of proof of ownership.

For safety and security reasons, no cameras, large bags, briefcases, packages, recording equipment or other electronic devices will be permitted in the Annual Meeting.

Whether you hold shares as a shareholder of record or are a beneficial owner, we urge you to vote in advance even if you plan to attend the Annual Meeting so we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting.

How do I vote my shares in the Company’s Dividend Reinvestment Plan?

If you participate in the Company’s Dividend Reinvestment Plan, any proxy you give will also govern the voting of all shares you hold in this Plan, unless you give us other instructions.

How do I vote my shares in the Company’s Employee Stock Purchase Plan?

If you participate in the Company’s Employee Stock Purchase Plan, any proxy you give will also govern the voting of any shares you hold in this Plan. Any Plan shares for which we do not receive instructions from the employee will not be voted. Plan shares cannot be voted in person at the Meeting.

How do I vote my shares in the Company’s 401(k) Savings and Profit Sharing Plans?

If you received this Proxy Statement because you are an employee of the Company who participates in one of the Company’s 401(k) Savings and Profit Sharing Plans and you have shares of common stock of the Company allocated to your account under one of these Plans, you may vote your shares held in these Plans as of March 9, 2015 by mail, by telephone or via the Internet. Instructions are provided on the proxy card you received from Computershare. Computershare must receive your instructions by 2:00 p.m. (EDT) on April 27, 2015 in order to communicate your instructions to the Plans’ Trustee, who will vote your shares. Any Plan shares for which we do not receive instructions from the employee will be voted by the Trustee in the same proportion as the shares for which we have received instructions. Plan shares cannot be voted in person at the Meeting.

Can I revoke or change my vote?

Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Annual Meeting by sending a signed notice to the Corporate Secretary, c/o Office of the General Counsel, McGraw Hill Financial, Inc., 55 Water Street, New York, New York 10041-0003. If you want to change your vote before the Meeting, you must deliver a later dated proxy by telephone, via the Internet or in writing. You may also change your proxy by voting in person at the Meeting.

If you are a beneficial owner, please refer to the information forwarded by your broker for procedures on revoking or changing your proxy.

What are the requirements to conduct business at the Annual Meeting?

In order to conduct business at the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting. You are

2015 Proxy Statement	3

part of the quorum if you have voted by proxy. As of the record date, 274,084,154 shares of Company common stock were outstanding and eligible to vote.

Are abstentions and broker non-votes part of the quorum?

Yes. Abstentions and broker non-votes count as “shares present” at the Annual Meeting for purposes of determining a quorum.

What are the costs of soliciting these proxies and who will pay them?

The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person. We will reimburse brokers for the expenses they incur in forwarding the proxy materials to you. The Company has retained Georgeson Inc. to assist us with the solicitation of proxies for a fee not to exceed $18,000, plus reimbursement for out-of-pocket expenses.

How many votes are required for the approval of each Item?

•

Item One – A nominee will be elected as a Director if he or she receives a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “for” a Director’s election exceeds the number of votes cast “against” that Director’s election. If an incumbent Director who has been nominated for re-election fails to receive a majority of the votes cast in an uncontested election, New York law provides that the Director continues to serve as a Director in a hold-over capacity. The Company’s By-Laws provide that, in such circumstances, the Director is required to promptly tender his or her resignation to the Board of Directors. The Board’s Nominating and Corporate Governance Committee is then required to make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation and will publicly disclose its decision and rationale within 90 days following certification of the election results. If a Director’s resignation is accepted by the Board, the Board may fill the vacancy or decrease the size of the Board. Abstentions and broker non-votes, if any, will not be counted either for or against the election of a Director nominee.

•

Item Two – The affirmative vote of the holders of a majority of the votes cast is required to approve the performance goals under the Company’s 2002 Stock Incentive Plan, as amended and restated. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

•

Item Three – The affirmative vote of the holders of a majority of the votes cast is required to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

•

Item Four – The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of the Company’s independent Registered Public Accounting Firm for 2015. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

•

Item Five – The affirmative vote of the holders of a majority of the votes cast is required to approve the shareholder proposal. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

Who will count the vote?

Votes at the Annual Meeting will be counted by two independent inspectors of election appointed by the Board.

How do I submit a shareholder proposal for the 2016 Annual Meeting?

The Company’s 2016 Annual Meeting is scheduled for April 27, 2016. There are two different deadlines for submitting shareholder proposals. First, if a shareholder wishes to have a proposal considered for inclusion in next year’s Proxy Statement, he or she must submit the proposal in writing so that we receive it by 5:00 p.m. (EST) on November 19, 2015. Proposals should be addressed to the Corporate Secretary, c/o Office of the General Counsel, McGraw Hill Financial, Inc., 55 Water Street, New York,

4	2015 Proxy Statement

New York 10041-0003. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934.

In addition, the Company’s By-Laws provide that any shareholder wishing to nominate a candidate for Director or to propose any other business at the Annual Meeting must give the Company written notice no earlier than December 30, 2015 and no later than January 29, 2016. This notice must comply with applicable laws and the Company’s By-Laws. Copies of the By-Laws are available to shareholders free of charge on request to the Corporate Secretary, c/o Office of the General Counsel, McGraw Hill Financial, Inc., 55 Water Street, New York, New York 10041-0003. You may also download the By-Laws from the Corporate Governance section of the Company’s Investor Relations Website at http://investor.mhfi.com.

May I view future proxy materials online instead of receiving them by mail?

Yes. Shareholders may provide their consent to electronic delivery of Proxy Statements and Annual Reports instead of receiving them by postal mail. If you elect this feature, you will receive an e-mail notice which will include the Web address for viewing the materials online. The e-mail notice will also include instructions so you can vote your proxy online or by telephone. If you have more than one account, you may receive separate e-mails for each account. Costs normally associated with electronic delivery, such as usage and telephone charges, as well as any costs incurred in printing documents, will be your responsibility.

During the 2015 proxy voting period, the Internet voting systems will automatically provide shareholders the option to consent to electronic delivery of future years’ materials.

During the year, shareholders may provide their consent to electronic delivery by going to the appropriate website:

•	Shareholders of record go to www.computershare.com/investor

•	Beneficial owners go to https://enroll.icsdelivery.com/mhfi
•	Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.mhfibenefits.com

What are the benefits of electronic delivery?

Electronic delivery benefits the environment and saves the Company money by reducing printing and mailing costs. It will also make it convenient for you to view your proxy materials and vote your shares online. If you have shares in more than one account, it is also an easy way to eliminate receiving duplicate copies of proxy materials.

What are the costs of electronic delivery?

The Company charges nothing for electronic delivery. You may, of course, incur expenses associated with Internet access such as telephone charges or charges from your Internet service provider.

How do I opt-out of electronic delivery?

At any time, shareholders may revoke their consent to electronic delivery and resume postal mail delivery of the Proxy Statement and Annual Report by going to the appropriate website:

•	Shareholders of record go to www.computershare.com/investor

•	Beneficial owners go to https://enroll.icsdelivery.com/mhfi

•	Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.mhfibenefits.com

Will I receive a print copy of the Company’s Annual Report?

Unless you previously elected to view our Annual Report via the Internet, we mailed our 2014 Annual Report to shareholders beginning on or about March 18, 2015.

What is “householding?”

We have adopted “householding,” a procedure under which beneficial owners who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to

2015 Proxy Statement	5

continue receiving individual copies. This procedure reduces duplicate mailings and thus reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Householding does not affect dividend check mailings.

How do I request a separate paper or e-mail copy of the Proxy Statement or Annual Report at no charge?

If you wish to receive a separate paper or e-mail copy of the 2014 Annual Report or this Proxy Statement at no charge, please call us toll-free at (866) 436-8502, or send an e-mail to investor.relations@mhfi.com, or write to: Investor Relations, McGraw Hill Financial, Inc., 1221 Avenue of the Americas, New York, New York 10020-1095. We will promptly deliver to you the documents you requested. Please make your request for documents on or before April 15, 2015 to facilitate timely delivery of the documents to you prior to the Annual Meeting.

Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting. We will also publish voting results in a Form 8-K which we will file with the SEC on or before May 5, 2015. To view this Form 8-K online, log on to the Company’s Investor Relations Website at http://investor.mhfi.com, and click on the SEC Filings link located in the Digital Investor Kit.

Can shareholders and other interested parties communicate directly with our Board? If so, how?

Yes. You may communicate directly with one or more members of the Board by writing to the Corporate Secretary, c/o Office of the General Counsel, McGraw Hill Financial, Inc., 55 Water Street, New York, New York 10041-0003, or by sending an e-mail to the Corporate Secretary at corporate.secretary@mhfi.com. The Corporate Secretary will then forward all questions or comments directly to our Board or a specific Director, as the case may be.

6	2015 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Company’s business and affairs are overseen by our Board pursuant to the New York Business Corporation Law and our Restated and Amended Certificate of Incorporation and By-Laws. We currently have 13 Directors, all of whom, with the exception of Mr. Harold McGraw III, are being nominated at this Annual Meeting for a one-year term which will expire at the Annual Meeting in 2016. (See Item 1 on page 84.)

On February 25, 2015, Mr. McGraw informed the Board of his decision not to stand for re-election as a Director at this Annual Meeting. Mr. McGraw has been Non-Executive Chairman of the Board since his retirement from the Company on November 1, 2013. Prior to his retirement, he had been Chairman of the Board since 2000, President and Chief Executive Officer of the Company since 1998 and a Director of the Company for 27 years. In recognition of Mr. McGraw’s many significant contributions to the Company, the Board will confer upon him the honorary title of Chairman Emeritus when he retires as a Director on April 29, 2015.

The Company’s normal retirement age for Directors is 72. Based on the recommendation of the Nominating and Corporate Governance Committee, this policy has been waived with respect to Sir Winfried Bischoff, who turned 73 this year. Accordingly, Sir Winfried Bischoff is one of the 12 Directors who has been nominated by the Board for election to a one-year term of office that will expire at the next Annual Meeting or until his successor is elected and otherwise qualifies for service.

Director Independence

The Board has determined that all of the Company’s current Directors, with the exception of Messrs. Harold McGraw III (the Company’s Non-Executive Chairman), Douglas L. Peterson (the Company’s President and Chief Executive Officer) and Robert P. McGraw (the brother of Harold McGraw III), have met the independence requirements of the New York Stock Exchange based upon the application of objective categorical standards adopted by the Board. In addition,

Ms. Lorimer was considered to be independent as well during the portion of the 2014 year during which she served on our Board. To be considered independent, a Director must have no material relationship (other than as a Director) with the Company, or any of its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company or any of its subsidiaries. In making independence determinations, the Board broadly considers all relevant facts and circumstances. In accordance with the Company’s Corporate Governance Guidelines, a Director will not be an independent Director of the Company if:

(i)	such Director is, or has been within the last three years, an employee of the Company, or any of its subsidiaries, or has an immediate family member who is, or has been within the last three years, an executive officer of the Company, or any of its subsidiaries;

(ii)	such Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, or any of its subsidiaries, other than Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)	(A) such Director is a current partner or employee of a firm that is the Company’s, or any of its subsidiaries’, internal or external auditor; (B) such Director has an immediate family member who is a current partner of such a firm; (C) such Director has an immediate family member who is a current employee of such a firm and personally works on the Company’s, or any of its subsidiaries’, audit; or (D) such Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s, or any of its subsidiaries’, audit within that time;

2015 Proxy Statement	7

(iv)	such Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any present executive officer of the Company, or any of its subsidiaries, at the same time serves or served on the compensation committee of such other company; or

(v)	such Director is a current employee, or an immediate family member is a current executive officer, of another company that has made payments to, or received payments (exclusive of contributions to tax exempt organizations) from, the Company, or any of its subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company.

For purposes of sub-paragraphs (i) through (v) above, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. Individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated are not taken into consideration with respect to the determination of a Director’s independence.

Additional Information Regarding Director Independence

In making its independence determinations with respect to our Directors, the Board considered the following transactions that the Company engages in from time to time with organizations in which our independent Directors serve as executive officers or otherwise have a material interest:

•

BT Group plc. Sir Michael Rake is the Chairman of BT Group plc. BT Group plc provides the Company and its business units with various telecommunications services from time to time. The Company and its business units provide the following types of products and services from time to time to BT Group plc: credit ratings services, data subscriptions and licensing of publications and equity research information and services.

•

Cisco Systems, Inc. Ms. Rebecca Jacoby is the Chief Information Officer and Senior Vice President of Cisco Systems, Inc. Cisco Systems, Inc. provides the Company and its business units with network and telecommunications equipment and services from time to time. The Company and its business units provide the following types of products and services from time to time to Cisco Systems, Inc.: credit ratings services, index services and data subscriptions and licensing of publications.

•

State Farm Mutual Automobile Insurance Company. Mr. Edward B. Rust, Jr. is the Chairman of the Board and Chief Executive Officer of State Farm Mutual Automobile Insurance Company. The Company and its business units provide the following types of products and services from time to time to State Farm Mutual Automobile Insurance Company: credit ratings services, index services, data subscriptions and licensing of publications, equity research information and services and syndicated research studies.

•

Yale University. Ms. Linda Koch Lorimer is Vice President, Global and Strategic Initiatives, of Yale University. Ms. Lorimer was a Director of the Company through April 30, 2014, and did not stand for re-election at the 2014 Annual Meeting. The Company and its business units provide credit rating services from time to time to Yale University.

All of these transactions are entered into in the ordinary course of business and on terms that are substantially equivalent to those prevailing at the time for comparable transactions with other similarly situated customers or vendors of the Company.

In making its independence determinations with respect to our Directors, the Board reviews the materiality of these transactions not only from the standpoint of the applicable Director but also from the standpoint of the organizations in which they serve. Based on this review, the Board has concluded that these transactions do not, and in

8	2015 Proxy Statement

the case of Ms. Lorimer, did not, interfere with the ability of each such Director to exercise independent judgment in carrying out his or her Board responsibilities.

Annual Meeting Attendance

It is the Company’s policy that, subject to illness or an unavoidable schedule conflict, all Directors will attend and be introduced at the Annual Meeting. All of our Directors attended the 2014 Annual Meeting.

Leadership Structure of the Board of Directors

The Company’s business and affairs are overseen by its Board of Directors which currently has 13 members. There is one management representative on the Board and, of the 12 remaining Directors, 10 are independent. As mentioned above, Mr. Harold McGraw III informed the Board on February 25, 2015 of his decision not to stand for re-election to the Board at this Annual Meeting.

The Board has standing Nominating and Corporate Governance, Audit and Compensation and Leadership Development Committees composed solely of outside independent Directors. The Chair of each Committee reports to the full Board as appropriate from time to time. In addition to these three standing Committees, the Board has an Executive Committee and a Financial Policy Committee.

The Company’s Corporate Governance Guidelines provide that the Board shall select annually the Chairman of the Board based upon such criteria as the Company’s independent Nominating and Corporate Governance Committee recommends and what the Directors believe to be in the best interests of the Company at a given point in time. This process shall include consideration of whether the roles of Chairman and Chief Executive Officer should be combined or separated based upon the Company’s needs and the strengths and talents of its executives at any given time.

Based on these criteria and as part of its ongoing review of the Board leadership structure and suc-

cession planning process, the Board determined that the positions of Chief Executive Officer and Chairman should be held by separate individuals. Accordingly, effective April 30, 2014, the Board appointed Mr. Douglas L. Peterson President and Chief Executive Officer and Mr. Harold McGraw III Non-Executive Chairman of the Board. In this role, Mr. McGraw has provided leadership to the Board by, among other things, chairing meetings of the Board and working with the Chief Executive Officer, the Presiding Director (discussed below) and the Corporate Secretary to: set Board calendars; determine agendas for Board meetings; ensure proper flow of information to Board members; facilitate effective operation of the Board and its Committees; help promote Board succession planning and the orientation of new Directors; and assist in consideration and Board adoption of the Company’s long-term and annual operating plans.

The Company’s Corporate Governance Guidelines further provide that, in the event that the Chairman of the Board is not an independent Director, the Board shall designate an independent Director to serve as Presiding Director. The position of Presiding Director is intended to provide a check and balance on the role and responsibilities of the Chief Executive Officer. The selection of the Presiding Director shall be made at a meeting (or that portion of a meeting) at which only independent Directors are present. The Board determined to continue to designate a Presiding Director for as long as Mr. McGraw served as Non-Executive Chairman in view of the fact that Mr. McGraw does not meet the New York Stock Exchange standards of independence due to his prior service as our President and Chief Executive Officer. Accordingly, on April 30, 2014, the Board appointed Mr. Edward B. Rust, Jr., the Chairman of the Nominating and Corporate Governance Committee, the Presiding Director of the Board for the period April 30, 2014 through April 29, 2015. As contemplated by our Corporate Governance Guidelines, the Presiding Director has the following responsibilities:

(i) be readily available to be consulted by any of the senior executives of the Company as to any concerns they may have about the Company; (ii) be readily available to all Directors to communicate

2015 Proxy Statement	9

their issues and concerns to the Chairman or the Chief Executive Officer; (iii) be readily available to the Chief Executive Officer to offer counsel; (iv) preside at all meetings of the Board at which the Chairman is not present, including all meetings of non-management Directors and all executive sessions of the independent Directors; (v) authority to call meetings of the independent Directors including in the event of a crisis and/or the incapacitation of the Chief Executive Officer; (vi) communicate Directors’ feedback to the Chief Executive Officer from the meetings of the non-management Directors and from informal conversations with Directors; (vii) communicate Directors’ feedback to the Chairman and the Chief Executive Officer from the executive sessions of the independent Directors; (viii) review the proposed agenda for each upcoming Board meeting and the annual Board calendar; (ix) review and approve meeting schedules to assure there is sufficient time for discussion of all agenda items; (x) consult with the other Directors and advise the Chief Executive Officer about the quality and timeliness of the materials distributed to the Board; (xi) review and approve the materials and information sent to the Board; (xii) interview, along with the Chief Executive Officer, the Chairman and the Nominating and Corporate Governance Committee, candidates for the Board; and (xiii) assist the Nominating and Corporate Governance Committee with broad issues of corporate governance.

As a result of Mr. McGraw’s decision not to stand for re-election as a Director at this Annual Meeting, the Board will propose that Mr. Charles E. Haldeman, Jr. serve as Chairman of the Board following the 2015 Annual Meeting. Mr. Haldeman has been an independent Director of the Company since 2012. Further, consistent with the Company’s Corporate Governance Guidelines, the Board has determined that it is no longer necessary to continue to designate a Presiding Director following Mr. Haldeman’s appointment as an independent Chairman of the Board.

The Board believes that this leadership structure will continue to assure the appropriate level of management oversight and independence for the Company.

Role of Board of Directors in Risk Oversight

The Board of Directors administers its risk oversight role through its Committee structure and the Committees’ regular reports to the Board at each Board meeting. The Board’s Audit Committee meets frequently during the year and discusses with management, the Company’s chief audit executive and the Company’s independent external auditor: (a) current business trends affecting the Company; (b) the major risk exposures facing the Company; (c) the steps management has taken to monitor and control such risk factors; and (d) the adequacy of internal controls that could significantly affect the Company’s financial statements. The Chair of the Audit Committee provides the Board with a report concerning its risk oversight activities at each Board meeting.

In 2014, the Compensation and Leadership Development Committee established performance metrics that focused on net income, revenue and earnings per share growth, and established goals and payment schedules for each metric that were designed to provide a balance to motivate the achievement of the established goals without the need for inappropriate or excessive risk taking by providing a range of payment opportunities for achievement both below and above the target goals established for the short and long-term incentives. In addition, the Committee reviews and assesses plan design, performance metrics, and goals for the annual incentive plans within the Company’s business units to ensure that the designs of those annual incentive plans do not encourage inappropriate or excessive risk taking.

In 2014, the Compensation and Leadership Development Committee adopted amendments to the Company’s Pay Recovery Policy (the “Policy”). The amended Policy is more robust, expanding the compensation that may be clawed back to most variable compensation and

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covering a greater number of executives. The amended Policy applies to incentive plan participants from Managing Director/Vice President levels across the Company and provides a claw-back opportunity for financial restatements and other circumstances where an executive’s behavior has resulted in damaging the Company’s reputation. The Committee approved the amended Policy effective January 1, 2015.

In 2015, management updated its prior review of the Company’s incentive compensation plans as well as the Company’s other compensation policies and practices. The findings and conclusions of the updated review are that the compensation policies and practices do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. Management reviewed its findings with the Committee. Pay Governance LLC, the Committee’s independent compensation advisor, concurred in these findings and conclusions.

Process for Identifying and Evaluating Directors and Nominees

The Nominating and Corporate Governance Committee reviews with the Board, on an annual basis, the appropriate skills and qualifications required of Board members in the context of the then-current composition of the Board. The Committee also recommends to the Board the general criteria for selection of proposed nominees for election as Directors and the slate of individuals who will constitute the nominees of the Board for election as Directors at each Annual Meeting. In addition to qualities of intellect, integrity and judgment, this assessment by the Committee takes into consideration diversity, background, senior management experience and an understanding of some combination of marketing, finance, technology, international business matters, government regulation, public policy and the global capital and commodity markets. The Committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time.

The Board is responsible for selecting all members of the Board and for recommending such members for election by the shareholders. The Board delegates the screening process to the Committee with direct input from the Chairman of the Board or, if the Chairman is not an independent Director, the Presiding Director. The Committee evaluates all nominees for Director based on the above criteria, including nominees recommended by shareholders. Although the Committee considers diversity as a factor in assessing the appropriate skills and qualifications required of Board members, the Board does not have a formal policy with regard to diversity in identifying Director nominees. The Committee has sole authority to retain and terminate search firms to assist the Board in identifying and reviewing prospective Director nominees and to approve the fees and other retention terms of any such search firms.

Specific Experience, Qualifications, Attributes and Skills of Directors

The Nominating and Corporate Governance Committee has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director nominee standing for re-election as a Director at this Annual Meeting. The Committee has concluded that each Director nominee has the appropriate skills and qualifications required of Board membership and that each possesses an in-depth knowledge of the Company’s complex global businesses and strategy. The Committee further believes that our Board is composed of well-qualified and well-respected Directors who are prominent in business, finance and the global capital and commodity markets. The experience and key competencies of each Director nominee, as reviewed and considered by the Committee, are discussed on pages 12 through 23 of this Proxy Statement.

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Director Nominees

The following 12 Director nominees are currently serving as Directors of the Company and have been nominated to stand for re-election at this Annual Meeting to serve one-year terms that will expire at the 2016 Annual Meeting. Set forth below is information regarding each of the 12 Director nominees. Please see pages 1 through 6 and page 84 of this Proxy Statement for voting information. Following each Director nominee’s biography below, we have highlighted certain notable skills and qualifications that the Nominating and Corporate Governance Committee reviewed and considered when recommending the Director nominee.

Director Since: 1999 Board Committees: • Financial Policy (Chair) • Compensation and Leadership Development • Executive	SIR WINFRIED BISCHOFF

Sir Winfried Bischoff, age 73, has been Chairman of the Financial Reporting Council, the United Kingdom’s independent accounting regulator, since May 2014, and of JP Morgan Securities plc, the major operating subsidiary in the United Kingdom of JP Morgan Chase Inc., since January 2015. Previously he served as Chairman of Lloyds Banking Group plc from September 2009 to May 2014. Prior to that he was Chairman of Citigroup, Inc. (“Citi”), a global financial services firm, from December 2007 through February 2009. He served as acting Chief Executive Officer of Citi from November 2007 through December 2007 and Chairman of Citi Europe from 2000 until 2009. Sir Win was Chairman of Schroders plc, an international investment banking and asset management firm headquartered in Great Britain, from 1995 to 2000. Prior to that, Sir Win was Chairman of J. Henry Schroder Co. (the London investment bank of Schroders plc) from 1983 to 1995 and Group Chief Executive of Schroders plc from 1984 to 1995. He was a Director of Eli Lilly and Company from 2000 to 2014 and a Trustee (formerly Chairman) of Career Academies UK and is a member of the International Advisory Board of Akbank TAS, Turkey. He was a Director of Land Securities plc and Prudential plc. He was knighted in 2000 for his services to the banking industry.

SKILLS AND QUALIFICATIONS

As Chairman of Lloyds Banking Group plc and former Chairman of Citigroup, Inc. and Schroders plc, Sir Win has substantial financial services, capital markets and finance experience, broad international business exposure, and extensive experience involving government regulation and public policy. This experience enables Sir Win to provide the Company with effective leadership in the conduct of its business as a leading financial intelligence company serving the financial services, business information, and global capital and commodity markets. Further, the positions Sir Win has held with Lloyds Banking Group plc, Schroders plc and Citi, in addition to his appointment as Chairman of the Financial Reporting Council, have given Sir Win broad experience in accounting matters.

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WILLIAM D. GREEN	Director Since: 2011 Board Committees: • Compensation and Leadership Development • Nominating and Corporate Governance

William D. Green, age 61, was Executive Chairman of Accenture, a global management consulting, technology services and outsourcing company, from 2011 through January 2013, and served as Accenture’s Chairman and Chief Executive Officer from September 2004 through December 2010. Mr. Green was a Director of Accenture from 2001 through January 2013. Prior to serving as Chief Executive Officer, Mr. Green was Accenture’s Chief Operating Officer-Client Services with overall management responsibility for the company’s operating groups. In addition, he served as Group Chief Executive of the Communications & High Tech operating group from 1999 to 2003. He was also Group Chief Executive of the Resources operating group for two years. Earlier in his career, Mr. Green led the Manufacturing industry group and was Managing Director for Accenture’s business in the United States. He joined Accenture in 1977 and became a partner in 1986. Mr. Green is a Director of EMC Corporation. Mr. Green is also a frequent speaker at business, technology and academic forums worldwide.

SKILLS AND QUALIFICATIONS

As former Chairman and Chief Executive Officer of Accenture plc, Mr. Green has substantial sales, marketing, finance, manufacturing, technology and accounting experience, broad international business exposure and an extensive knowledge of government regulation and public policy. This experience enables Mr. Green to provide the Company with effective leadership in the conduct of its business as a leading financial intelligence company serving the financial services, business information, and global capital and commodity markets, including in connection with the numerous technology issues that the Company faces. As a former member of Business Roundtable, Mr. Green is able to provide the Company with valuable guidance in its business as a global provider of benchmarks and analytics for the global capital and commodity markets.

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Director Since: 2012 Board Committees: • Audit • Compensation and Leadership Development	CHARLES E. HALDEMAN, JR.

Charles E. Haldeman, Jr., age 66, has been Non-Executive Chairman of the Board of KCG Holdings, Inc., an independent securities firm focused on market making, electronic execution and institutional sales and trading, since November 2013. Prior to that he was Chief Executive Officer of Federal Home Loan Mortgage Corporation (“Freddie Mac”), the publicly traded mortgage company, from 2009 through 2012. Mr. Haldeman was a Director of Freddie Mac from 2009 through 2012 and is currently a Director of DST Systems, Inc. Prior to that, he was Chairman of Putnam Investment Management, LLC in 2008 and 2009 and its President and Chief Executive Officer from 2003 through 2008. Before his tenure at Putnam, he was Chairman and Chief Executive Officer of Delaware Investments and earlier served as President and Chief Operating Officer of United Asset Management Corporation. He holds a Chartered Financial Analyst (CFA) designation. He was Chairman of the Board of Trustees of Dartmouth College from 2007 through 2010, and served as a Trustee from 2004 through 2012. He formerly served on the Board of Governors of the Investment Company Institute and the Investment Counsel Association of America.

SKILLS AND QUALIFICATIONS

As Chairman of the Board of KCG Holdings, Inc., former Chief Executive Officer and a Director of Federal Home Loan Mortgage Corporation (“Freddie Mac”), former President and Chief Executive Officer of Putman Investment Management, LLC, former Chairman and Chief Executive Officer of Delaware Investments, and former President and Chief Operating Officer of United Asset Management Corporation, Mr. Haldeman has extensive financial services, capital markets, finance and accounting experience. This experience enables Mr. Haldeman to provide the Company with effective leadership and guidance in the conduct of its business as a leading financial intelligence company serving the financial services, business information, and global capital and commodity markets. This experience has also resulted in Mr. Haldeman working closely with regulators in the financial services industry, which enables Mr. Haldeman to provide the Company with valuable guidance and insight as a global provider of credit ratings services.

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REBECCA JACOBY	Director Since: 2014 Board Committees: • Financial Policy

Rebecca Jacoby, age 53, is Chief Information Officer (CIO) and Senior Vice President of Cisco Systems, Inc., a worldwide leader in IT networking. She has served as Cisco’s CIO since 2006. Her extensive understanding of business operations, infrastructure and application deployments as well as her knowledge of products, software and services help her advance Cisco’s business through the use of Cisco technology. Since joining Cisco in 1995, Ms. Jacoby has held a variety of leadership roles in operations, manufacturing and IT. Prior to joining Cisco, Ms. Jacoby held a range of planning and operations positions with other companies in the Silicon Valley. Ms. Jacoby serves on the Board of the Second Harvest Food Bank of Santa Clara County and is a founding member of the Technology Business Management Council.

SKILLS AND QUALIFICATIONS

As the CIO of Cisco and from her previous roles, Ms. Jacoby has substantial IT and global operational experience and has demonstrated exceptional business leadership. This experience enables Ms. Jacoby to provide the Company with valuable guidance as it relates to technology and data, which are essential to creating the Company’s credit ratings, benchmarks and deep analytics. Ms. Jacoby’s management of a large, global enterprise enables her to provide the Company with valuable insights in the conduct of its business around the world.

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Director Since: 1995 Board Committees: • Financial Policy	ROBERT P. McGRAW

Robert P. McGraw, age 60, has been since 1999 Chairman and Chief Executive Officer of Averdale Holdings, LLC, an international investment company. Prior to that, Mr. McGraw was Executive Vice President of the Professional Publishing Group of the Company from 1989 to 1998. He was Executive Vice President of the Healthcare Group from 1987 to 1989, and Group Vice President of that same group from 1985 to 1987. Prior to that, he served in several key positions in the Health Professions Division of the Company: General Manager from 1983 to 1985; Editorial Director from 1982 to 1983; and Editor from 1979 to 1982. He joined the Company in 1976 as a sales representative for McGraw-Hill Higher Education.

SKILLS AND QUALIFICATIONS

As Chairman and Chief Executive Officer of Averdale Holdings, LLC, and through the many positions Mr. McGraw has previously held with the Company, Mr. McGraw has substantial sales and marketing experience, and extensive international business exposure, particularly in China, which is a growth market for the Company. This experience enables Mr. McGraw to provide the Company with valuable guidance and effective leadership in the conduct of its business as a leading financial intelligence company serving the financial services, business information, and global capital and commodity markets.

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HILDA OCHOA-BRILLEMBOURG	Director Since: 2004 Board Committees: • Audit • Financial Policy

Hilda Ochoa-Brillembourg, age 70, is the founder and Chairman of Strategic Investment Group, a group of affiliated investment management firms. She has also previously served as its President, Chief Executive Officer and Chief Investment Officer. From 1976 to 1987, she was Chief Investment Officer of the Pension Investment Division at the World Bank. Prior to joining the World Bank, she served as an independent consultant in the fields of economics and finance, as a lecturer at the Universidad Católica Andrés Bello in Venezuela and as Treasurer of the C.A. Luz Eléctrica de Venezuela in Caracas. Ms. Ochoa-Brillembourg is a Director of General Mills, Inc. and Cementos Pacasmayo S.A.A. In addition, she is a Director of The Atlantic Council of the United States and a lifetime member of The Council on Foreign Relations. She is also a member of the Dean’s Executive Committee, Harvard Kennedy School of Government. Ms. Ochoa-Brillembourg is Founding Chair of the Youth Orchestra of the Americas. She is also an Advisory Board member of the Rockefeller Center for Latin American Studies at Harvard University. She is a former Director of the World Bank/International Monetary Fund Credit Union and the Harvard Management Company.

SKILLS AND QUALIFICATIONS

As Chairman of the Board, President, Chief Executive Officer and Chief Investment Officer of Strategic Investment Group, and as former Chief Investment Officer of the Pension Investment Division at the World Bank, Ms. Ochoa-Brillembourg has substantial finance, accounting, financial services and capital markets experience, and broad international business exposure. As a former lecturer at the Universidad Católica Andrés Bello in Venezuela, a member of the Dean’s Executive Committee, Harvard Kennedy School of Government, Advisory Board member of the Rockefeller Center for Latin American Studies at Harvard University and board member of The Atlantic Council of the United States and The Council on Foreign Relations, Ms. Ochoa-Brillembourg has extensive government regulation and public policy experience. This experience is extremely valuable to the Company in the conduct of its complex global business as a leading financial intelligence company.

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Director Since: 2013 President and Chief Executive Officer Board Committees: • Executive	DOUGLAS L. PETERSON

Douglas L. Peterson, age 56, was appointed President and Chief Executive Officer of the Company effective November 1, 2013. He joined the Company in September 2011 as President of Standard & Poor’s Ratings Services. Previously, Mr. Peterson was the Chief Operating Officer of Citibank, N.A., Citigroup’s principal banking entity that operates in more than 100 countries. Mr. Peterson was with Citigroup for 26 years, during which time he transformed businesses and drove performance in investment and corporate banking, brokerage, asset management, private equity, and retail banking. His prior roles include CEO of Citigroup Japan, Country Manager for Costa Rica and Uruguay, and Chief Auditor of Citigroup. Mr. Peterson serves on the Boards of the Federal Deposit Insurance Corporation’s Systemic Resolution Advisory Committee and the Institute of International Finance’s Market Monitoring Group. He also serves on the Boards of Advisors of Wharton Financial Institutions Center and the Kravis Leadership Institute, and the Boards of Trustees of Claremont McKenna College and the Paul Taylor Dance Company.

SKILLS AND QUALIFICATIONS

As President and Chief Executive Officer of the Company, as former President of Standard & Poor’s Ratings Services, and through the many positions Mr. Peterson held during the 26 years he was with Citigroup and its affiliates before joining the Company, Mr. Peterson has substantial financial services, capital markets, sales and marketing, and finance and accounting experience which enables Mr. Peterson to provide the Company with effective leadership in the conduct of its business as a leading financial intelligence company serving the global capital and commodity markets. As the Chief Executive Officer of Citigroup Japan and Country Manager for Costa Rica and Uruguay of Citigroup, Mr. Peterson has had extensive international business exposure and leadership relating to global expansion and innovation. This experience is extremely valuable to the Company in the conduct of its complex global business. As a Director of the Federal Deposit Insurance Corporation’s Systemic Resolution Advisory Committee and the Institute of International Finance’s Market Monitoring Group, Mr. Peterson also has government regulation and public policy experience.

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SIR MICHAEL RAKE	Director Since: 2007 Board Committees: • Audit (Chair) • Executive • Financial Policy

Sir Michael Rake, age 67, has been Chairman of BT Group plc (“BT”), one of the largest communications companies in the world, serving customers in more than 170 countries, since 2007. Prior to being named Chairman of BT, he was Chairman of KPMG International, one of the world’s leading accounting organizations, with operations in 148 countries and more than 113,000 professionals working in member firms worldwide. After joining KPMG in 1972, he served the company in various capacities in Belgium, Luxembourg, the Middle East and London, and led a number of major global clients’ services teams. He joined the company’s UK Board in 1991, was elected UK Senior Partner in 1998 and named International Chairman in 2002. Sir Michael is the former Chair of the Commission for Employment and Skills in the UK and was Chairman of easyJet plc from 2010 to May 31, 2013. In addition, Sir Michael is Deputy Chairman at Barclays plc and was formerly on the Board of the Financial Reporting Council. He is a member of the Board of the Transatlantic Business Council and is a William Pitt Fellow at Pembroke College, Cambridge. Sir Michael is also President of the Confederation of British Industry. Educated at Wellington College, where he is Chairman of the Governors, Sir Michael is qualified as a UK chartered accountant. He was knighted in 2007 for his services to the accounting profession.

SKILLS AND QUALIFICATIONS

As Chairman of BT Group plc and former Chairman of KPMG International, Sir Michael has substantial finance, accounting, financial services, capital markets, technology and digital products experience, and broad international business exposure. This experience enables Sir Michael to provide the Company with effective leadership in the conduct of its business as a leading financial intelligence company serving the financial services, business information, and global capital and commodity markets. The positions that Sir Michael has held as Chair of the Commission for Employment and Skills in the UK, as a member of the Board of the Financial Reporting Council in the UK, and as a member of the Board of the Transatlantic Business Council have given him extensive government regulation and public policy experience which is extremely valuable to the Company in the conduct of its complex global business.

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Director Since: 2001 Presiding Director Since: 2010 Board Committees: • Nominating and Corporate Governance (Chair) • Audit • Compensation and Leadership Development • Executive	EDWARD B. RUST, JR.

Edward B. Rust, Jr., age 64, has been Chief Executive Officer of State Farm Mutual Automobile Insurance Company, the largest insurer of automobiles and homes in the United States, since 1985. He was elected Chairman of the Board two years later. Mr. Rust was President of State Farm Mutual Automobile Insurance Company from 1985 to 1998 and from 2006 to 2014. Mr. Rust has been a Director of the following State Farm affiliates since 2001: State Farm Associates Funds Trust; State Farm Mutual Fund Trust; and State Farm Variable Product Trust. Mr. Rust is also a Director of Helmerich & Payne, an oil and gas drilling company, and Caterpillar Inc., a manufacturer of construction and mining equipment. Mr. Rust is a Trustee for Illinois Wesleyan University. Additionally, Mr. Rust is former Chairman of the U.S. Chamber of Commerce and is a member of Business Roundtable, where he served as Co-Chair for seven years, and the Financial Services Roundtable, where he served as Chairman. He was also a member of President George W. Bush’s Transition Advisory Team Committee on Education.

SKILLS AND QUALIFICATIONS

As Chairman of the Board, President and Chief Executive Officer of State Farm Mutual Automobile Insurance Company, as former Chairman of the U.S. Chamber of Commerce, as former Co-Chair and a current member of Business Roundtable, as former Chairman of the American Enterprise Institute and as former Chairman and a current member of the Financial Services Roundtable, Mr. Rust has substantial financial services, capital markets, finance, accounting, sales and marketing experience, and extensive government regulation and public policy experience which is extremely valuable to the Company in the conduct of its complex global business as a leading financial intelligence company. This experience enables Mr. Rust to provide the Company with effective leadership as a global information services provider serving the financial services, business information, and global capital and commodity markets.

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KURT L. SCHMOKE	Director Since: 2003 Board Committees: • Financial Policy • Nominating and Corporate Governance

Kurt L. Schmoke, age 65, was appointed President of the University of Baltimore in July 2014, after serving at Howard University for almost 12 years. During his tenure at Howard University, Mr. Schmoke served in several roles: Dean of Howard Law School (2003-2012); General Counsel (2012-2014); and Interim Provost (2013-2014). Prior to joining Howard, he was a partner at the Washington, D.C. based law firm of Wilmer Cutler & Pickering from 2000 through 2002. Mr. Schmoke served three terms as the Mayor of Baltimore from 1987 until 1999. Mr. Schmoke served as the State’s Attorney for Baltimore City from 1982 until 1987. Mr. Schmoke is a Director of Legg Mason, Inc. He is a Vice Chair of The Carnegie Corporation of New York and Chair of the Howard Hughes Medical Institute, a private philanthropic group. Mr. Schmoke is also a member of the Council on Foreign Relations. Mr. Schmoke was named to President Jimmy Carter’s domestic policy staff in 1977. He was a Director of the Baltimore Life Companies and a Trustee of the Yale Corporation.

SKILLS AND QUALIFICATIONS

As General Counsel of Howard University, former Dean of Howard University School of Law and a former partner at the law firm of Wilmer Cutler & Pickering, Mr. Schmoke has substantial legal experience. This experience enables Mr. Schmoke to provide the Company with effective leadership as a leading financial intelligence company serving the financial services, business information, and global capital and commodity markets. As a former Mayor of Baltimore, a former State’s Attorney for Baltimore, a member of the Council on Foreign Relations, and a former member of President Jimmy Carter’s domestic policy staff, Mr. Schmoke has extensive government regulation and public policy experience which is extremely valuable to the Company in the conduct of its complex global business.

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Director Since: 1996 Board Committees: • Compensation and Leadership Development (Chair) • Executive • Nominating and Corporate Governance	SIDNEY TAUREL

Sidney Taurel, age 66, is Chairman Emeritus of Eli Lilly and Company, a global pharmaceutical company. Prior to that he was Chairman of Eli Lilly and Company from 1999 to December 31, 2008 and Chief Executive Officer from 1999 to March 31, 2008. He was also its President from 1996 through 2005. Mr. Taurel joined Eli Lilly and Company in 1971 and held management positions in the company’s operations in Brazil and Europe before becoming President of Eli Lilly International Corporation in 1986. He was elected a Director of Eli Lilly and Company in 1991, became Executive Vice President in 1993, and President and Chief Operating Officer in 1996. He is a member of the Board of IBM Corporation. In addition, Mr. Taurel is a Senior Advisor to Moelis and Company, a U.S.-based investment bank, and a member of the global advisory boards of Takeda and Almirall, two pharmaceutical companies based in Japan and Spain, respectively. He serves on the Board of Overseers of the Columbia Business School and is a member of the Business Council. Mr. Taurel received three Presidential appointments: to the Homeland Security Advisory Council (2002-2004); the President’s Export Council (2002-2007); and the Advisory Committee for Trade Policy and Negotiations (2007-2009).

SKILLS AND QUALIFICATIONS

As former Chairman and Chief Executive Officer of Eli Lilly and Company, Mr. Taurel has substantial sales and marketing, financial services, capital markets, finance and accounting experience, and broad international business exposure. This experience enables Mr. Taurel to provide the Company with effective leadership as a leading financial intelligence company serving the financial services, business information, and global capital and commodity markets. As a former CEO of a global company and as a member of the Board of Overseers of the Columbia Business School, and as a founder of the International School of Indiana, an international school located in Indianapolis, Mr. Taurel provides effective leadership relating to global expansion and innovation. The positions Mr. Taurel has held as a member of the Business Council, the Homeland Security Advisory Council, President George W. Bush’s Export Council, and the Advisory Committee for Trade Policy and Negotiations have given him extensive government regulation and public policy experience which is extremely valuable to the Company in the conduct of its complex global business.

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RICHARD E. THORNBURGH	Director Since: 2011 Board Committees: • Audit • Financial Policy

Richard E. Thornburgh, age 62, is Vice Chairman of Corsair Capital LLC, a private equity firm focused on investing in the global financial services industry. Mr. Thornburgh joined Corsair in 2006. Prior to that, Mr. Thornburgh held key positions with Credit Suisse First Boston (CSFB), the investment banking arm of Credit Suisse Group A.G., including Executive Vice Chairman of CSFB from 2004 through 2005. He has also held key positions with Credit Suisse Group A.G., including Chief Financial Officer, Chief Risk Officer and member of the Executive Board of Credit Suisse Group A.G. Mr. Thornburgh is Vice Chairman of the Board and a Director of Credit Suisse Group A.G., and a Director of Reynolds American Inc. and NewStar Financial, Inc. He was a Director of National City Corporation and Dollar General Corporation. Mr. Thornburgh served as Chairman of the Securities Industry Association in 2004 and later joined its International Advisory Council, which provides guidance on World Trade Organization negotiations, United States-European Union market trends and other issues affecting international capital markets. In addition, he serves on the Executive Committee of the University of Cincinnati Foundation and is on the University of Cincinnati Investment Committee.

SKILLS AND QUALIFICATIONS

As Vice Chairman of Corsair Capital LLC and as a former executive holding key financial and other positions at Credit Suisse Group A.G. and CSFB, Mr. Thornburgh has substantial financial services, capital markets, finance and accounting experience and broad international business exposure. This experience enables Mr. Thornburgh to provide the Company with effective leadership as a leading financial intelligence company serving the financial services, business information, and global capital and commodity markets. The positions Mr. Thornburgh has held with the Securities Industry Association have further enhanced Mr. Thornburgh’s experience in these areas.

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Corporate Governance Materials

The following corporate governance materials are available and can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations Website at http://investor.mhfi.com: (i) the Company’s Amended and Restated Certificate of Incorporation; (ii) the Company’s By-Laws; (iii) the Company’s Corporate Governance Guidelines; (iv) Board Committee Charters for the Company’s Audit, Compensation and Leadership Development, Executive, Financial

Policy and Nominating and Corporate Governance Committees; (v) the Code of Business Ethics applicable to all Company employees; (vi) the Code of Ethics applicable to the Company’s Chief Executive Officer and Senior Financial Officers; (vii) the Code of Business Conduct and Ethics for Directors applicable to all the Company’s Directors; and (viii) the Audit Committee’s Policy concerning Employee Complaint Procedures Regarding Accounting and Auditing Matters.

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Committees of the Board of Directors

The Company has standing Nominating and Corporate Governance, Audit and Compensation and Leadership Development Committees. The Chair of each Committee reports to the full Board as appropriate from time to time. Each Committee has a Charter that is reviewed by the Nominating and Corporate Governance Committee on a regular basis. In addition to these three standing Committees, the Board has an Executive Committee and a Financial Policy Committee. A brief description of the Nominating and Corporate Governance, Audit and Compensation and Leadership Development Committees follows.

Nominating and Corporate Governance Committee

The functions performed by the Nominating and Corporate Governance Committee include, among other matters:

•	recommending to the Board the general criteria for selection of Director nominees and evaluating possible candidates to serve on the Board;

•	recommending to the Board appropriate compensation to be paid to Directors;

•	determining whether any material relationship between a non-management Director and the Company might exist that would affect that Director’s status as independent;

•	making recommendations, from time to time, to the Board as to matters of corporate governance and periodically monitoring the Board’s performance; and

•	reviewing with the Board succession plans for the Chief Executive Officer and the direct reports to the Chief Executive Officer.

Additional information about the Nominating and Corporate Governance Committee follows:

•	The Committee has a Charter which can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations Website at http://investor.mhfi.com.

•	All current members of the Committee are independent as defined in the rules of the New York Stock Exchange.

•

The Committee will consider nominees for Director recommended by shareholders. If a shareholder wishes to recommend a candidate for Director, the shareholder should submit a written nomination to the Nominating and Corporate Governance Committee by sending it to the Corporate Secretary, c/o Office of the General Counsel, McGraw Hill Financial, Inc., 55 Water Street, New York, New York 10041-0003. In general, a shareholder wishing to nominate a Director at an Annual Meeting must deliver written notice of the nomination to the Corporate Secretary no earlier than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. The notice must: (a) set forth the name and address of the nominating shareholder, the number of shares owned by such shareholder, and any other information relating to such shareholder that would be required to be disclosed in a Proxy Statement in connection with a contested election for Directors pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”); (b) set forth all information relating to the Director nominee that would be required to be disclosed in a Proxy Statement in connection with a contested election for Directors pursuant to Section 14 of the Exchange Act (including such person’s consent to being named as a nominee and to serving as a Director if elected), and a description of all compensation and other material relationships between the nominating shareholder and the Director nominee; and (c) include a completed questionnaire, representation and agreement signed by the Director nominee, copies of which may be obtained from the Company’s Secretary. These requirements are more fully described in the Company’s By-Laws. The By-Laws can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations Website at http://investor.mhfi.com.

2015 Proxy Statement	25

•

The Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. In addition to qualities of intellect, integrity and judgment, this assessment takes into consideration diversity, background, senior management experience and an understanding of some combination of marketing, finance, technology, international business matters, government regulation, public policy and the global capital and commodity markets. The Committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time.

•	The Committee evaluates all nominees for Director based on these criteria, including nominees recommended by shareholders.

•	All nominees for Director included on the Company’s proxy card are currently serving as Directors of the Company.

•	The Committee may retain and terminate search firms to identify Director candidates. The Committee has the sole authority to approve the fees and other retention terms of any such firms.

Processes and Procedures for Determining Director Compensation

The Nominating and Corporate Governance Committee is comprised of four Directors, all of whom meet the independence requirements of the New York Stock Exchange. The Board of Directors appoints the Committee Chair and determines which Directors serve on the Committee.

The Committee is solely responsible for determining all matters concerning compensation for the independent members of the Board. It is not authorized to delegate its authority to determine Director compensation. All compensation recommendations by the Committee are submitted to the full Board for review and approval. Directors who are employees of the Company do not receive any compensation for their Board services.

The Committee has sole authority to directly retain external consultants and to commission surveys or analyses that it determines necessary to fulfill its responsibilities.

Executive officers play no role in determining the amount or form of Director compensation. The Committee annually reviews the competitiveness of the Company’s Director compensation based on pay practices among the Company’s proxy peer group. During 2014, the Committee engaged Pay Governance LLC to review this compensation survey data and advise the Committee on changes, if any, to Director compensation.

Audit Committee

The Company has an Audit Committee comprised of five Directors that has been established by the Board of Directors for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Board of Directors appoints the Committee Chair and determines which Directors serve on the Committee. The Audit Committee’s duties include, among other matters, assisting the Board’s oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the Company’s enterprise risk management process;

•	the qualifications and independence of the Company’s independent Registered Public Accounting Firm; and

•	the performance of the Company’s internal and external auditors.

Additional information about the Audit Committee follows:

•	The Audit Committee Report, found on page 31 of this Proxy Statement, summarizes certain important actions of the Committee taken during the Company’s 2014 fiscal year.

26	2015 Proxy Statement

•	The Committee has a Charter which can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations Website at http://investor.mhfi.com.

•

All current members of the Committee are independent as defined in the rules of the New York Stock Exchange. In addition, all current members of the Committee are independent as defined by the following additional SEC independence criteria applicable to Audit Committee members:

•	No Audit Committee member may accept directly or indirectly any consulting, advisory or other compensatory fee from the Company.

•	No Audit Committee member may be an affiliated person of the Company.

•

The Board has determined that all members of the Audit Committee qualify as “financial experts” as defined in the rules of the SEC and the New York Stock Exchange. There is a brief listing of the qualifications of the Director nominees who are Committee members in their respective biographies found on pages 14 through 23 of this Proxy Statement. As noted above, the Board has determined that all of the Audit Committee’s “financial experts” are independent of the Company and its management.

Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee’s duties include, among other matters:

•	establishing an overall total compensation philosophy for the Company;

•	establishing and approving the compensation to be paid to the Company’s senior management;

•	administering the Company’s incentive compensation plans;

•

establishing performance objectives and approving awards and payments in connection with the Company’s incentive compensation plans to ensure consistency with the Company’s financial and strategic plans and objectives; and

•	reviewing the succession and development plans for executives and other key talent below the direct reports to the Chief Executive Officer.

Additional information about the Compensation and Leadership Development Committee follows:

•	All current members of the Committee are independent as defined in the rules of the New York Stock Exchange.

•	The Committee has a Charter which can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations Website at http://investor.mhfi.com.

Processes and Procedures for Determining Executive Compensation

The Compensation and Leadership Development Committee is comprised of five Directors, all of whom meet the independence requirements of the New York Stock Exchange. The Board of Directors appoints the Committee Chair and determines the composition of the Committee members.

The Committee is responsible for approving all matters concerning the Company’s total compensation philosophy, including conducting periodic reviews of the philosophy to ensure it supports the Committee’s objectives and shareholder interests. The Committee is responsible for administering and interpreting the Key Executive Short-Term Incentive Compensation Plan, the 2002 Stock Incentive Plan and all other compensation and benefits plans in which the Company’s senior management participate.

The Committee has sole authority to retain and terminate all external consultants and to commission surveys or analyses that it determines necessary to fulfill its responsibilities. Additionally, the Committee has sole authority to approve the fees of the external consultants. The Committee utilizes the services of Pay Governance LLC as its external compensation advisor for all matters concerning the Company’s senior management compensation programs. Pay Governance LLC provides no other executive compensation consulting or other services to the Company or its management. Pay Governance LLC works in

2015 Proxy Statement	27

cooperation with Company management on matters that come before the Committee but always in its capacity as the Committee’s independent advisor and representative. The Committee has entered into a consulting agreement with Pay Governance LLC that specifies the nature and scope of its responsibilities, which include: (1) reviewing Committee agendas and supporting materials in advance of each meeting and raising questions or issues with management and the Committee Chair, as appropriate; (2) at the Committee’s direction, working with management on major proposals in advance of finalization by, and presentation to, the Committee; (3) reviewing drafts of the Company’s Compensation Discussion and Analysis and the Compensation Committee Report and related tables for inclusion in the Company’s Proxy Statement each year; (4) evaluating the chosen compensation peer group and survey data for competitive comparisons; (5) reviewing comparative data on the compensation of the Chief Executive Officer and providing independent analyses and recommendations on the Chief Executive Officer’s compensation to the Committee Chair; and (6) proactively advising the Committee on best practices for Board governance of executive compensation.

The Committee annually reviews and approves the corporate goals and objectives for the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, establishes the Chief Executive Officer’s total compensation and refers its recommendations to the independent Directors of the Board of Directors for ratification.

The Committee annually reviews and approves the individual compensation actions for the direct reports to the Chief Executive Officer. Below this level, the Committee approves the overall design of the total executive compensation program and delegates the discretion to approve individual compensation decisions to the Chief Executive Officer. The other named executive officers, who are identified on page 34 of this Proxy Statement, recommend compensation actions for the senior executives in their organizations and these compensation actions are then approved by the Chief Executive Officer.

During 2014, Pay Governance LLC was also engaged by the Nominating and Corporate Governance Committee to advise on compensation paid to the non-employee Directors. In this capacity, Pay Governance LLC works solely for the Board and provides no services to management.

In accordance with the Committee’s policy on assessing advisor independence, the Committee determined in 2014 that there were no conflicts of interest or issues related to independence that would impact the advice to the Committee from the firm of Pay Governance LLC and the representatives of Pay Governance LLC who advise both the Committee on executive compensation matters and the Nominating & Corporate Governance Committee on Director compensation matters. For a further discussion of the independence assessment policy, see page 42 of this Proxy Statement.

Compensation Committee Report

The Compensation and Leadership Development Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis found on pages 34 through 55 of this Proxy Statement, and based on this review and discussion, the Compensation and Leadership Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation and Leadership Development Committee.

Sidney Taurel (Chair)

Sir Winfried Bischoff

William D. Green

Charles E. Haldeman, Jr.

Edward B. Rust, Jr.

28	2015 Proxy Statement

Membership and Meetings of the Board and Its Committees

In 2014, no Director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and the Committees on which he or she served. Committee membership and the number of meetings of the full Board and each Committee held during 2014 are shown in the table below.

	Board	Audit	Compensation & Leadership Development	Executive	Financial Policy	Nominating & Corporate Governance
Sir Winfried Bischoff	✓		✓	✓	Chair
William D. Green	✓		✓			✓
Charles E. Haldeman, Jr. (a)	✓	✓	✓
Rebecca Jacoby (b)	✓				✓
Linda Koch Lorimer (c)	✓		✓			✓
Harold McGraw III (d)	Chair			Chair
Robert P. McGraw	✓				✓
Hilda Ochoa-Brillembourg	✓	✓			✓
Douglas L. Peterson	✓			✓
Sir Michael Rake	✓	Chair		✓	✓
Edward B. Rust, Jr.	✓	✓	✓	✓		Chair
Kurt L. Schmoke	✓				✓	✓
Sidney Taurel	✓		Chair	✓		✓
Richard E. Thornburgh	✓	✓			✓
Number of 2014 Meetings	10	10	7	0	8	7

(a)	The Board will propose that Mr. Charles E. Haldeman, Jr. serve as Chairman of the Board following the 2015 Annual Meeting.
(b)	Ms. Rebecca Jacoby was elected a Director of the Company on October 23, 2014 and thus did not attend any Board or Committee meetings of the Company prior to that date.
(c)	Ms. Linda Koch Lorimer did not stand for re-election to the Board at the 2014 Annual Meeting held on April 30, 2014 and thus did not attend any Board or Committee meetings of the Company after that date.
(d)	On February 25, 2015, Mr. Harold McGraw III informed the Board of his decision not to stand for re-election as a Director at the 2015 Annual Meeting. The Board will confer upon Mr. McGraw the honorary title of Chairman Emeritus when he retires from the Board on April 29, 2015.

In 2014, the non-management Directors met in executive sessions twice without any member of management present. Mr. Robert P. McGraw, who is not an independent Director as defined in the rules of the New York Stock Exchange due to his familial relationship with Mr. Harold McGraw III, the Company’s Chairman and former President and Chief Executive Officer, was not present at one of these non-management Director executive sessions.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Leadership Development Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation and Leadership Development Committee. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation and Leadership Development Committee.

2015 Proxy Statement	29

Director and Officer Indemnification and Insurance

Each Director and certain of our executive officers have entered into an indemnification agreement with the Company which provides indemnification for judgments and amounts paid in settlement and related expenses to the fullest extent permitted under the applicable provisions of the New York Business Corporation Law (“NYBCL”). This indemnification will be reduced to the extent that a Director or executive officer is indemnified by the Company’s Directors’ and Officers’ liability insurance.

The Company has for many years had an insurance program in place that provides Directors’ and Officers’ liability insurance coverage. The Company’s current insurance coverage was purchased for the period May 15, 2014 to May 15, 2015 for a premium of approximately $3,073,000. This insurance is provided by a consortium of carriers, which includes: Illinois National Insurance Company; Federal Insurance Co.; Great American Insurance Co.; Freedom Specialty Insurance Co.; AXIS Insurance Company; Travelers Casualty & Surety Company of America; and Arch Insurance Co. This program also includes additional capacity dedicated to provid-

ing excess coverage for Directors and certain of our executive officers when the Company cannot indemnify them. The additional capacity is provided by the following consortium of carriers: RLI Insurance Company; National Liability & Fire Insurance Company; Continental Casualty Company; Berkeley Insurance Company; XL Specialty Insurance Company; and Illinois National Insurance Company.

The Company also maintains a fiduciary liability insurance program that covers Directors and employees who serve as fiduciaries for our employee benefit plans. This coverage, subject to a number of standard exclusions and certain deductibles, indemnifies the Directors and employees from alleged breaches of fiduciary or administrative duties, as defined in the Employee Retirement Income Security Act of 1974 or similar laws or regulations outside the United States. The Company’s current fiduciary liability coverage was purchased for the period May 15, 2014 to May 15, 2015 for a premium of approximately $272,000. This insurance is provided by a consortium of carriers, which includes Illinois National Insurance Company; Arch Insurance Co.; and XL Specialty Insurance Company.

30	2015 Proxy Statement

Audit Committee Report

The Audit Committee (the “Committee”) reviews the Company’s financial reporting process on behalf of the Board. All of the members of the Committee are independent Directors as defined in the rules of the New York Stock Exchange. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Board has adopted a written Charter for the Audit Committee.

In this context, the Committee has met and held discussions with management and the Company’s Independent Registered Public Accounting Firm, Ernst & Young LLP (“EY”). Management represented to the Committee that it is responsible for the financial reporting process, including the system of internal controls, for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal controls over financial reporting. The Committee has reviewed and discussed the consolidated financial statements with management and EY, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed with management the process used to support the certifications required by the Sarbanes-Oxley Act of 2002 and to support management’s annual report on the Company’s internal controls over financial reporting. The Committee discussed with EY the integrated audit results as required by the Public Company Accounting Oversight Board (“PCAOB”), rules of the Securities and Exchange Commission, and other applicable regulations.

In addition, the Committee has reviewed and discussed with EY the firm’s independence from the Company and its management. The Committee received from EY the written disclosures and the letter regarding its independence as required by the PCAOB’s applicable requirements.

The Committee is directly responsible for the appointment, compensation, retention and over-

sight of the work of EY for the purposes of preparing or issuing the audit report or performing the audit of the Company. The Committee has also considered whether the provision of services by EY, not related to the audit of the financial statements, is compatible with maintaining EY’s independence. The Committee pre-approves all fees for services provided by EY.

The Committee evaluates EY’s performance, taking into consideration the following factors: management’s perception of expertise and past performance, external data relating to audit quality, independence, appropriateness of fees and global reach relative to the Company’s business. The Committee periodically reviews and evaluates the performance of EY’s lead audit partner, ensures the audit partner rotation as required by law and, through the Committee Chair as representative of the Committee, reviews and considers the selection of the lead audit partner.

The Committee discussed with EY the overall scope and plans for its respective audits. The Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission. The Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Registered Public Accounting Firm is in the best interest of the Company and its shareholders and have recommended that shareholders ratify the appointment of EY as the Company’s Independent Registered Public Accounting Firm for 2015.

Sir Michael Rake (Chair)

Charles E. Haldeman, Jr.

Hilda Ochoa-Brillembourg

Edward B. Rust, Jr.

Richard E. Thornburgh

2015 Proxy Statement	31

Transactions With Related Persons

Under SEC rules, we are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest. Related persons include any Director, nominee for Director, executive officer of the Company, any immediate family members of such persons, and any persons known by the Company to be beneficial owners of more than five percent of the Company’s voting securities. The term “transaction” is broadly defined under SEC rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness.

Based on information available to us and provided to us by our Directors and executive officers and other than the items referred to below, we do not believe that there were any such material transactions in effect since January 1, 2014, or any such material transactions proposed to be entered into during 2015.

For security reasons, during the period that Mr. Harold McGraw III served as our President and Chief Executive Officer, he was required to use Company provided aircraft for all air travel. Mr. McGraw’s arrangement as Non-Executive Chairman permitted him to continue to use, through May 16, 2014, Company provided aircraft under the same guidelines that applied to him prior to his retirement as President and Chief Executive Officer.

When using Company provided aircraft for personal travel, Mr. McGraw was required to reimburse the Company for the equivalent of first class commercial airfare for himself and for each passenger traveling with him. If the incremental cost of personal travel to the Company exceeded $200,000 in any calendar year (excluding, for this purpose, the cost of travel to Board meetings of third party companies), in lieu of reimbursement equivalent to first class commercial airfare, Mr. McGraw was required to reimburse the Company for the full incremental cost of such travel. Mr. McGraw and the Company entered into an Aircraft Time Sharing Agreement, dated as of September 15, 2004, which provided for such reimbursement. This Agreement was approved by the Compensation and Leadership Development Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors. During 2014, Mr. McGraw made payments to the Company of $30,581 under this Agreement.

On July 31, 2014, the Company completed the sale of its aircraft to Mr. Harold McGraw III for a purchase price of $20 million, which is modestly higher than an independent appraisal obtained by the Company. This transaction was approved by the Nominating and Corporate Governance Committee of the Company’s Board of Directors after consultation with members of the Financial Policy Committee.

On June 25, 2014, the Company repurchased 0.5 million shares of the Company’s common stock from the personal holdings of Mr. Harold McGraw III. The shares were purchased at a discount of 0.35% from the June 24, 2014 New York Stock Exchange closing price pursuant to a private transaction with Mr. McGraw. The Company repurchased these shares with cash for $41 million at an average price of $82.66 per share. This transaction was approved by the Nominating and Corporate Governance Committee of the Company’s Board of Directors after consultation with members of the Financial Policy Committee.

Mr. Whit McGraw, the son of Mr. Harold McGraw III, is employed by the Company as an executive in its S&P Capital IQ business unit. During 2014, Mr. Whit McGraw received cash compensation of $420,000 (which included a base salary of $200,000 and an incentive payment of $220,000) as well as equity compensation consisting of performance share units (“PSUs”) and stock options with an aggregate grant date fair value of $80,000. In addition, Mr. Whit McGraw participated in our employee benefit plans on the same basis as other similarly situated employees. His compensation (including base salary and long-term and short-term incentive opportunities) is reviewed on an annual basis in accordance with the Company’s regular pay practices.

32	2015 Proxy Statement

In 2014, the Company’s Nominating and Corporate Governance Committee reviewed and considered transactions with related persons under the Company’s written policy that requires the Committee to review and approve any related person transactions. Under the policy, as in effect during 2014, management presented to the Committee specific information with respect to any such transaction expected to be entered into or continued during that calendar year at the Committee’s first regularly scheduled meeting in 2014. After reviewing this information, the Committee approved such transactions only if the following two conditions were met: (1) the transaction was in the best interests (or not inconsistent with the best interests) of the Company and its shareholders; and (2) the transaction was entered or was proposed to be entered into by the Company on terms that were comparable to those that would be obtained in an arm’s-length transaction with an unrelated third party. The policy required any additional related person transactions proposed to be entered into subsequent to the Committee’s first 2014 meeting to be presented to the Committee for approval or ratification at a subsequent meeting of the Committee.

Effective as of February 25, 2015, the Company’s Board of Directors amended our related person transactions policy to provide that all related persons are required to promptly notify our Corporate Secretary of any proposed related person transaction. Following notice to our Corporate Secretary, the proposed transaction is then presented to the Nominating and Corporate Governance Committee for its review and consideration at the next Committee meeting. Any ongoing and previously approved related person transactions will be reviewed by the Committee on an annual basis. In reviewing any proposed (or previously approved and ongoing) related person transaction, the Committee must consider all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. Approval of a related person transaction (or ratification of a previously approved and ongoing related person transaction) will be given only if it is determined by the Committee that such transaction is in (or not inconsistent with) the best interests of the Company and its shareholders.

2015 Proxy Statement	33

EXECUTIVE COMPENSATION

This section contains information on various aspects of compensation of the Company’s “named executive officers.” The named executive officers of the Company for 2014 include the Chief Executive Officer (“CEO”), Mr. Douglas L. Peterson, and the Chief Financial Officer (“CFO”), Mr. Jack F. Callahan, Jr. The named executive officers also include the Company’s three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers on December 31, 2014, namely: Mr. Neeraj Sahai (President, Standard & Poor’s Ratings Services); Mr. John L. Berisford (Executive Vice President, Human Resources); and Ms. Imogen Dillon Hatcher (President, S&P Capital IQ). On

February 10, 2015, Mr. Berisford informed the Company of his decision to leave the Company and ceased serving in an executive officer capacity effective as of such date. Mr. Berisford remained in a non-executive capacity with the Company through March 13, 2015. In addition, the named executive officers of the Company include Mr. Louis Eccleston, who served as President, S&P Capital IQ, and Chairman of the Board, S&P Dow Jones Indices, through July 14, 2014, and Mr. Kenneth M. Vittor, who served as Executive Vice President and General Counsel of the Company through August 4, 2014. Both Messrs. Eccleston and Vittor remained in a non-executive capacity with the Company through December 31, 2014.

Executive Summary

Compensation Philosophy

Our compensation philosophy is to reward our executives for shareholder value by linking a significant portion of pay to one or more performance metrics tied to value creation. We implement our compensation practices within the framework of pay-for-performance and in a manner that we believe helps us attract the highest quality talent to our executive ranks and retain these individuals by rewarding excellence in leadership and success in the implementation of our business strategy while driving shareholder value.

Named Executive Officers (“NEOs”)

Executive	Position
Douglas L. Peterson	President and Chief Executive Officer

Jack F. Callahan, Jr.	Executive Vice President and Chief Financial Officer

John L. Berisford (1)	Executive Vice President, Human Resources

Imogen Dillon Hatcher	President, S&P Capital IQ

Neeraj Sahai	President, Standard & Poor’s Ratings Services

Louis Eccleston (2)	Former President, S&P Capital IQ / Former Chairman, S&P Dow Jones Indices
Kenneth M. Vittor (3)	Former Executive Vice President and General Counsel
(1)	Mr. Berisford resigned from his position on February 10, 2015 and left the Company effective March 13, 2015.
(2)	Mr. Eccleston left his position in 2014 and was replaced at S&P Capital IQ by Ms. Dillon Hatcher.
(3)	Mr. Vittor retired in 2014.

34	2015 Proxy Statement

Total Shareholder Return

The performance graph below compares our cumulative total shareholder return during the previous five years with a performance indicator of the overall market (i.e., S&P 500) and our peer group. Beginning in fiscal 2014, the Company selected a new peer group to more accurately reflect the Company’s peers in terms of industry after completing the portfolio rationalization of media businesses. The new peer group consists of the following companies: Thomson Reuters Corporation, Moody’s Corporation, CME Group Inc., MSCI Inc., FactSet Research Systems Inc. and IHS Inc. The prior peer group consists of the following companies: Thomson Reuters Corporation, Thomson Reuters PLC (through September 2009), Reed Elsevier NV, Reed Elsevier PLC, Pearson PLC, Moody’s Corporation and Wolters Kluwer. Returns assume $100 invested on December 31, 2009 and total return includes reinvestment of dividends through December 31, 2014.

2015 Proxy Statement	35

Financial Performance

The Company has demonstrated strong performance in 2014 by showing improvement across three key financial measures on a year-over-year basis: Adjusted Revenue, Adjusted Net Income and adjusted earnings per share (“Adjusted EPS”):

*	Please see page 47 under 2014 Key Executive Short-Term Incentive Compensation Plan Funding for a detailed explanation of adjustments.

In addition to the above strong financials, other highlights include:

•	Strong international growth and acceleration of growth in developing markets, e.g., China, Singapore, Latin America and the Middle East
•	Sale of McGraw Hill Construction to Symphony Technology Group for $320M

•	New risk program commenced in Standard & Poor’s Ratings Services, focused on resolving regulatory issues and delivering changes to address new regulatory frameworks

36	2015 Proxy Statement

CEO Compensation at a Glance

2014 marked Mr. Peterson’s first full year as President and Chief Executive Officer. We have shown Total Direct Compensation (“TDC”), which is equal to base salary, target bonus opportunity and long-term incentives, for Mr. McGraw (former CEO) in 2013 and for Mr. Peterson in 2013, 2014, and reflecting decisions made for 2015. Mr. Peterson took over as CEO on November 1, 2013. Mr. Peterson’s 2014 TDC represents a 14% decrease from his predecessor Mr. McGraw. Note that Mr. McGraw was employed for 10 out of 12 months in 2013. When compared to Mr. McGraw’s annualized 2013 target TDC of $7,431,180, Mr. Peterson’s target TDC represents a 19% decrease. 2015 is a 20% increase in target TDC over 2014, which is around the median of our relevant peer group and is consistent with the compensation of our prior CEO.

2015 Proxy Statement	37

Changes to Performance Management and Short-Term Incentive Plans

In 2014, the Company made several strategic enhancements to the incentive plans. These included formalized measuring of management against individual qualitative and quantitative goals, behaviors and competencies. At the beginning of each year, enterprise goals, aligned with the Company’s strategic plan, are set and cascaded down through the organization. This process starts with the CEO, flows to each business leader and is then cascaded respectively to all levels of the organization, driving an aligned enterprise. The goals reflect financial targets inclusive of short-term operating goals, long-term value creation, human capital initiatives, and risk and compliance expectations. Supporting this new process, we implemented a company-wide performance evaluation system to enable full transparency of goal setting, goal tracking and performance assessment with performance feedback. In addition, as described on page 46 of this Proxy Statement, we implemented a new bonus formula to have bonus awards directly linked to both financial and individual performance.

Compensation Actions for 2014 Short-Term Bonuses

The Compensation and Leadership Development Committee was pleased with the Company’s strong financial and strategic performance during 2014, as summarized on page 43 of this Proxy Statement, and the achievements of our management team, as summarized on pages 44 through 46 of this Proxy Statement. These achievements contributed to this strong performance and have positioned the Company for continued growth. However, the Committee believes that annual bonus compensation paid to our management should align with shareholder interests and, therefore, should, in view of the sizable legal settlements related to Standard & Poor’s Ratings Services that were reached this year, be reduced to reflect these settlements’ negative impact on the Company’s results, even if the underlying events largely transpired prior to the hiring of many members of the current management team.

Specifically, after considerable review, the Committee in consultation with management determined that the 2014 actual performance factor for the Company should be reduced by 25% from the actual funding of 161.7% to calculate cash incentive payments to our management team, consisting of our named executive officers and our other executives and presidents of various business units. For amounts of actual cash incentive payments received by our named executive officers for 2014, see a discussion of the 2014 Short-Term Bonus Plan on pages 46 through 48 of this Proxy Statement and the 2014 Summary Compensation Table on page 56 of this Proxy Statement. The Committee and management view the 25% reduction of the Company performance achievement factor as an appropriate balance between accounting for the negative impact of the settlements and rewarding our management team for its and the Company’s otherwise strong performance. In addition, because these settlements related to our Standard & Poor’s Ratings Services business, the Committee and management also decided that it would be appropriate to reduce the funding for the cash bonuses payable to the Standard & Poor’s Ratings Services Executive Committee’s members by 15%.

New for 2015: Changes to Long-Term Incentive Plans

The Company reviews the long-term incentive (“LTI”) program every year, and this year we have decided to make the following change: instead of performance share units and stock options, our named executive officers will receive a combination of performance share units and restricted stock units. Specifically, this change shifts from 70%-30% performance shares / options to 70%-30% performance share units / restricted stock units. The rationale for this switch is to reduce dilution, align with market practice, and to acknowledge input from shareholders. LTI is intended to cover multiple years and to relate directly to stock price growth.

38	2015 Proxy Statement

2014 Say-on-Pay and Engagement with Shareholders

The Company received an 88% favorable vote for “say-on-pay” last year. Although this indicated strong support for our executive compensation program, the Company thinks it is important to continue engaging shareholders. We did so this year by holding an Investor Day, and the input from this and other discussions were taken into account, including the decision to change our mix of LTI as noted on page 38 of this Proxy Statement. In addition, Messrs. Callahan and Berisford met with a number of shareholders during the year to discuss our executive compensation program.

2015 Proxy Statement	39

Compensation Discussion and Analysis

The Compensation and Leadership Development Committee of our Board of Directors (the “Committee”) oversees our compensation program for senior executives on behalf of our Board. Information about the Committee and its members who are Director nominees can be found on pages 27 and 28 and pages 12 through 22 of this Proxy Statement.

This Compensation Discussion and Analysis (“CD&A”) describes our named executive officer compensation program, the basis for the com-

pensation paid to our named executive officers for 2014 and the approved compensation opportunities for our named executive officers for 2015. Our CD&A and the Executive Summary found on pages 34 through 55 of this Proxy Statement include adjusted financial information. Please see our 2014 year-end earnings release filed on Form 8-K dated February 13, 2015 for exhibits that reconcile the differences between the non-GAAP measures in the CD&A and comparable financial measures calculated in accordance with U.S. GAAP.

Overview

In 2014, the three key elements of our pay program continued to be base salary, annual cash short-term incentive awards (pursuant to the Company’s Key Executive Short-Term Incentive Compensation Plan, also referred to as the “STIC”) and long-term incentive plan awards linked to our common stock (pursuant to the Company’s 2002 Stock Incentive Plan).

PAY ELEMENTS	DESCRIPTION
Salary

•     We pay a base salary to our NEOs to provide a fixed amount of cash compensation on which they can rely.

•     Base salaries of our NEOs are reviewed on an annual basis against compensation market data and adjusted, as appropriate, to maintain market alignment.

•     Our Compensation and Leadership Development Committee independently evaluates the performance of the CEO and establishes the CEO’s base salary so that, together with his target annual incentive opportunity and stock-based long-term incentive awards, his total annual target compensation is competitive against median market data for a composite of the financial industry and, as appropriate, general industry.

Annual Cash Short-Term Incentives (“ST”) (Bonus)

•     Our NEOs are assigned a target bonus award (% of salary) with the actual bonus award calculated as a percentage of this target based on a combination of Company and individual performance.

•     The maximum bonus payout that could have been awarded for 2014 was 200% of target bonus.

Long-Term Equity Incentives (“LT”)

•     In 2014, long-term incentive compensation for our NEOs consisted of annual awards of performance share units (“PSUs”) and stock options. For 2014, PSUs represented 70% of the total long-term grant value and stock options represented 30% of the grant value.

•     These awards promote executive share ownership and, in the case of the PSU awards, provide additional performance incentives based on three-year growth in earnings per share (“EPS”).

40	2015 Proxy Statement

Use of Market Data in Setting Compensation Levels

For our named executive officers other than the CEO, we review the range of market compensation between the 25th and 75th percentiles for the companies in the compensation surveys described below to develop an understanding of market practice for each position. In general, we design our executive compensation program to pay median levels of compensation for target levels of achievement, to pay below median for achievement below target, and to pay above median compensation for significantly higher levels of achievement versus target goals.

We review compensation market data in setting base salaries and short-term and long-term incentive opportunities for our named executive officers. However, we do not limit or increase individual incentive payments based solely on these market reference points; we also consider factors such as the critical skills and experience of the named executive officer and the strategic importance of his or her role to the Company.

For purposes of setting compensation targets for 2014 and 2015, the Committee was provided with information from two compensation surveys in which the Company participates: the McLagan Financial Services Survey and the Towers Watson General Industry Executive Compensation Survey. Pay Governance LLC also provided competitive data for our proxy peer group. The Towers Watson survey does not identify the specific companies that reported compensation information. The McLagan survey included the following companies:

BlackRock, Inc.	Northern Trust Corporation
CME Group Inc.	Raymond James Financial, Inc.
Discover Financial Services	State Street Corporation
Fidelity National Financial, Inc.	T. Rowe Price Group, Inc.
Franklin Resources, Inc.	TD Ameritrade Holding Corporation
Invesco Ltd.	The Charles Schwab Corporation
Legg Mason, Inc.
Moody’s Corporation

Proxy Peer Group

In 2013, we adopted a new peer group of specialty finance companies following our divestiture of McGraw-Hill Education. In 2014, the Committee reviewed this peer group and eliminated

SLM Corporation since it had divested much of its core financial services operations during the year. The following companies make up the Company’s current peer group:

BlackRock, Inc.	MasterCard Incorporated
CME Group Inc.	Moody’s Corporation
Discover Financial Services	Northern Trust Corporation
Equifax Inc.	Raymond James Financial, Inc.
Fidelity National Financial, Inc.	State Street Corporation
Fiserv, Inc.	T. Rowe Price Group, Inc.
Franklin Resources, Inc.	TD Ameritrade Holding Corporation
IntercontinentalExchange, Inc.	The Charles Schwab Corporation
Invesco Ltd.	The NASDAQ OMX Group, Inc.
Legg Mason, Inc.	Verisk Analytics, Inc.

2015 Proxy Statement	41

Compensation Roles and Responsibilities

Compensation and Leadership Development Committee	Composed entirely of independent Directors to meet New York Stock Exchange Requirements

Our Committee:

•	Establishes an overall total compensation philosophy statement for the Company.

•

Annually reviews and approves goals and objectives for the CEO; meets at least annually with the CEO to discuss the CEO’s self-assessment in achieving individual and corporate goals and objectives; evaluates the CEO’s performance in light of those goals and objectives; and establishes the CEO’s total compensation based on this evaluation.

•	Ensures that the Company’s executive compensation program is appropriately competitive, supports organization objectives and shareholder interests and creates pay-for-performance linkage.

•	Reviews and approves the CEO’s recommendations for salary and incentive compensation of the direct reports to the CEO.

•	Regularly reports to the Board of Directors on the Committee’s activities and any and all compensation matters which should appropriately be brought to the Board’s attention.

Compensation and Leadership Development Committee’s Charter

The Compensation and Leadership Development Committee administers our executive compensation program in accordance with its Charter. The current Charter is available on the Company’s Investor Relations Website at http://investor.mhfi.com. On our Website, select “Investor Relations,” then “Corporate Governance,” then “Committee Charters.”

Pay Governance LLC	Independent Compensation Consultant

In 2014, Pay Governance:

•	Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions or issues with management and the Committee Chair, as appropriate.

•	At the Committee’s direction, worked with management on major proposals in advance of finalization by, and presentation to, the Committee.

•	Reviewed drafts of the Company’s CD&A and the Compensation Committee Report and related tables for inclusion in the Company’s Proxy Statement.

•	Reviewed competitive data on the compensation of the CEO and provided independent analyses and recommendations on the CEO’s compensation to the Committee.

About Pay Governance

Pay Governance works in cooperation with Company management on matters that come before the Committee but always in its capacity as the Committee’s independent advisor and representative. During 2014, Pay Governance was also engaged by the Nominating and Corporate Governance Committee to advise on compensation paid to the non-employee Directors. In this capacity, Pay Governance worked solely for the Board and provided no services to management. The Committee determined that there were no conflicts of interest or issues related to independence that would adversely impact the advice to the Committee from Pay Governance.

Management

•	The CEO establishes annual performance goals for each of the NEOs.

•	The CEO conducts an annual performance evaluation of each of the NEOs against pre-established goals.

•	Based on performance and competitive market data, the CEO makes recommendations to the Compensation and Leadership Development Committee for the total compensation of the other NEOs.

42	2015 Proxy Statement

Financial Performance Overview in 2014

•

Our Adjusted Revenue increased to $5,047M (a 7.3% increase over prior year), our Adjusted Net Income increased to $1,079M (a 19.6% increase over prior year) and our Adjusted EPS increased to $3.90 (a 21% increase over prior year).

•	Increased our share price by 14%, beating the S&P 500’s 12% growth.

•	Significant international growth at 8% vs. 7% for U.S.

•	Continued to focus on our core business strategy and completed the sale of McGraw Hill Construction to Symphony Technology Group for $320M.

•

Identified approximately $140M in cost savings for delivery in 2014-2016, against an original target of $100M, and the Company is working to identify further opportunities to exceed the $100M target, which will in part be re-invested to drive growth.

2015 Proxy Statement	43

NEO Pay Decisions

DOUG PETERSON: PRESIDENT AND CEO

Mr. Peterson joined the Company in September 2011 as President, Standard & Poor’s Ratings Services (“S&P Ratings”). He was promoted to his current role in November 2013.

Doug Peterson’s Pay-for-Performance

2014 Key Achievements:

•	Under Mr. Peterson’s leadership, the Company had strong financial performance by exceeding our Revenue, Operating Profit and EPS goals. Our share price increased by 14% since January 1, 2014.

•	The Company out-performed the S&P 500 and its peer group in return to shareholders.

•	Held inaugural Investor Day for the Company, and met with over 100 investors during the course of 2014.

•	Filled a number of key leadership roles in 2014, including a new General Counsel, President of S&P Capital IQ, President of S&P Ratings and Chief Strategy Officer.

NEO

JACK CALLAHAN: CHIEF FINANCIAL OFFICER

Mr. Callahan joined the Company in his current role in December 2010.

Jack Callahan’s Pay-for-Performance

2014 Key Achievements:

•	Led execution of a Productivity Plan to deliver $100 million plus cost savings by the end of 2016.

•	Prioritized potential target business development opportunities based on strategic fit, synergies and ability to execute.

•	Under Mr. Callahan’s leadership, the Company experienced strong balance sheet and capital management performance in 2014.

44	2015 Proxy Statement

JOHN BERISFORD: EXECUTIVE VICE PRESIDENT, HUMAN RESOURCES

Mr. Berisford joined the Company in January 2011 as Executive Vice President, Human Resources.

 John Berisford’s Pay-for-Performance

2014 Key Achievements:

•	Established new career framework and job structure to align pay to the market.

•	Implemented new performance management and development processes.

•	Elevated succession planning process to drive talent capability transparency for the top 150 executives.

IMOGEN DILLON HATCHER: PRESIDENT, S&P CAPITAL IQ

Ms. Dillon Hatcher joined the Company in April 2014 as Chief Commercial Officer, S&P Capital IQ. She was promoted to her current role in July 2014.

 Imogen Dillon Hatcher’s Pay-for-Performance

2014 Key Achievements:

•	Initiated and led the strategic reset design for S&P Capital IQ.

•	Developed the 2015 and beyond game plan “Connectedness” to deliver a customer back approach to the market.

2015 Proxy Statement	45

NEERAJ SAHAI: PRESIDENT, S&P RATINGS

Mr. Sahai joined the Company in January 2014 in his current role.

 Neeraj Sahai’s Pay-for-Performance

2014 Key Achievements:

•

Established dedicated global infrastructure practice to enable S&P Ratings’ position as leading rating agency in the sector and a key voice in the global debate on the new paradigm in infrastructure funding.

•	Initiated a sales transformation initiative to drive a S&P Ratings client-centric, credit risk services company.

•	Initiated a new Regional-Country Operating Model in EMEA and APAC to augment our external focus and drive international growth.

For a discussion regarding payments and benefits received by Messrs. Eccleston and Vittor, see pages 55, 75 and 76 of this Proxy Statement.

Base Salaries

NEO (1)	2014 Base Salary	2015 Base Salary	% Increase
D. L. Peterson	$900,000	$1,000,000	11.1%
J. F. Callahan, Jr.	$750,000	$750,000	—
J. L. Berisford (2)	$550,000	—	—
I. Dillon Hatcher	$400,000	$450,000	12.5%
N. Sahai	$800,000	$800,000	—

(1)	Messrs. Eccleston and Vittor did not receive any base salary increases for 2015 as they ceased serving as executives of the Company in 2014.
(2)	Due to Mr. Berisford’s departure from the Company effective March 13, 2015, he is not eligible for a 2015 base salary increase.

Base Salary Determination

Our Committee independently evaluates the performance of the CEO and establishes the CEO’s base salary so that, together with his target annual incentive opportunity and stock-based long-term incentive awards, his total annual target compensation is competitive against market data for financial services and general industry.

Short-Term Incentive Plan

Short-Term Incentive Cash Compensation

NEO	2014 Target Bonus	2014 Actual Bonus	% of Target Paid	2015 Target Bonus
D. L. Peterson	$1,100,000	$1,333,737	121%	$1,500,000
J. F. Callahan, Jr.	$600,000	$800,000	133%	$600,000
J. L. Berisford (1)	$400,000	$400,000	100%	—
I. Dillon Hatcher	$442,740	$500,000	113%	$500,000
N. Sahai	$700,000	$900,000	129%	$800,000
L. Eccleston	$500,000	$557,094	111%	—
K. M. Vittor	$400,000	$450,000	113%	—

(1)	Due to Mr. Berisford’s departure from the Company effective March 13, 2015, he is not eligible to participate in the 2015 Short-Term Incentive Plan.

Short-Term Incentive Plan Design

New Bonus Formula for 2014

• The STIC is designed to comply with Section 162(m) of the Internal Revenue Code by containing maximum performance goals for our CEO and other covered employees.

• Overall bonus pool is funded based on the achievement of Company performance goals combined with business unit goals for our business unit Presidents.

• Individual bonus amounts are determined based on the achievement of the Company and, as appropriate, business goals (70%) and individual strategic goals (30%).

• The Company performance component for 2014 was tied to Company Revenue and Net Income growth.

• The individual component is allocated based on an assessment of each participant’s achievement against strategic or developmental goals established at the beginning of the year.

• The maximum bonus opportunity is capped at the lesser of 200% of each participant’s target bonus or the maximum payout produced by the applicable Section 162(m) performance goals.

46	2015 Proxy Statement

2014 Short-Term Bonus Plan

The 2014 short-term incentive payments were based 75% on Net Income and 25% on Revenue for all of our named executive officers, other than Ms. Dillon Hatcher and Messrs. Sahai and Eccleston. As the head of S&P Ratings, Mr. Sahai was measured 50% on the above-mentioned enterprise goals and 50% on a 75% /25% mix of Net Operating Income (“NOI”) and Revenue for his business. Ms. Dillon Hatcher was measured purely on the S&P Capital IQ Net Operating Income, as she was not promoted to President until November 2014. Mr. Eccleston’s bonus was measured 50% on the above-mentioned enterprise goals and 50% on the S&P Capital IQ Net Operating Income, subject to adjustments negotiated in connection with his departure.

2014 Key Executive Short-Term Incentive Compensation Plan Funding

Funding	Net Income Growth 75% Weighting	Revenue Growth 25% Weighting
0%	0%	0.00%
50%	8.8%	3.5%
100%	13.0%	6.3%
150%	16.0%	9.1%
200%	20.4%	13.5%

The Committee reviewed the reported 2014 Revenue, Net Income and EPS goals and applied the following pre-approved adjustments to determine adjusted non-GAAP financial performance for incentive compensation purposes:

•	Restructuring costs;

•	Legal settlement reserves;

•	Impairment tied to the sale of one of the Company’s buildings and of the Company plane;

•	M&A due diligence costs; and

•	Impact of a mid-year acquisition.

We make these adjustments to Revenue, Net Income and EPS because the resulting figures exclude one-time events and therefore more closely approximate continuing operations, which better reflect the performance of the named executive officers.

Our 2014 reported Net Income from continuing operations of $1,079 million and our EPS of $3.90 was adjusted to exclude $1,711 million in net pre-tax non-recurring charges. Net non-recurring charges include: restructuring costs of $86 million; legal settlement costs of $1,612 million; $9.0 million non-cash impairment of a data center and aircraft; and $4.0 million related to M&A due diligence costs. Our 2014 reported Revenue from continuing operations of $5,051 million was adjusted to exclude $4.0 million of Revenue from an acquisition.

Based on the adjusted results of 19.6% growth for Net Income from continuing operations and 7.3% growth for Revenue, the 2014 short-term bonus achievement and funding was 161.7%. This funding was further adjusted downward as discussed on page 38 of this Proxy Statement.

S&P Ratings Short-Term Funding Goals (50% of ST Funding for Mr. Sahai)

Funding	NOI vs. Budget 75% Weighting	Revenue vs. Budget 25% Weighting
0%	83%	94%
50%	92%	97%
100%	100%	100%
150%	104%	102%
200%	109%	103%

Based on an adjusted NOI of $1,098.8 million and Revenue of $2,454.9 million, the blended results provided an achievement and funding of 150.8%. This funding was adjusted downward as discussed on page 38 of this Proxy Statement.

S&P Capital IQ Short-Term Funding Goals (100% of ST Funding for Ms. Dillon Hatcher and 50% of ST Funding for Mr. Eccleston)

Funding	NOI vs. Prior Year
0%	100.0%
50%	105.2%
100%	110.5%
150%	127.9%
200%	145.2%

2015 Proxy Statement	47

Based on S&P Capital IQ’s NOI achievement, the short-term funding was 124.4%. Ms. Dillon Hatcher’s payment was adjusted downward in a manner similar to adjustments made with respect to the other NEOs as discussed on page 38 of this Proxy Statement.

Individual Strategic Goals

As previously mentioned, 70% of the individual short-term bonus award was determined by financial results (or a blend of the Company funding and business unit results for business unit Presidents). The remaining 30% was allocated based on the achievement of individual strategic goals (our NEOs’ key achievements for 2014 are described on pages 44 through 46 of this Proxy Statement). The sum of the total bonus award for each participant was capped at 200% of their bonus target.

2015 Short-Term Incentive Compensation Plan Funding

The Committee approved a mix of 75% Net Income and 25% Revenue for the performance measures for the 2015 Short-Term Incentive Plan. Ms. Dillon Hatcher and Mr. Sahai will be measured 50% on these enterprise goals and 50% on their business operations.

For the net income performance goal, the Committee established a funding schedule with a 0% funding threshold for 0% growth, 100% funding for mid-teens growth and 200% funding for approximately 20% growth.

For the revenue performance goal, the Committee established a funding schedule with a 0% funding threshold for 0% growth, 100% funding for mid-single digit growth and 200% funding for low-teens growth.

The 2015 business operation goals have not been established yet for Ms. Dillon Hatcher and Mr. Sahai.

Long-Term Incentive

Long-Term Incentive Target Opportunities

NEO	2014 Long-Term Incentive Target	2015 Long-Term Incentive Target
D. L. Peterson	$4,000,000	$4,700,000
J. F. Callahan, Jr.	$1,000,000	$1,200,000
J. L. Berisford (1)	$850,000	—
I. Dillon Hatcher	$300,000	$600,000
N. Sahai	$1,500,000	$1,500,000
L. Eccleston	$950,000	—
K. M. Vittor	$863,000	—

(1)	Due to Mr. Berisford’s departure from the Company effective March 13, 2015, he is not eligible to participate in the 2015 Long-Term Incentive Plan.

Long-Term Incentive Plan Design

The 2014 program under the Long-Term Incentive Plan continued the use of performance share units (PSUs), representing 70% of the participant’s long-term incentive target with the remaining 30% granted as stock options. The mix of PSUs and options balances incentives based on stock appreciation and performance factors not directly related to stock price.

2014 Long-Term Incentive Plan

In 2014, the Company continued to use an EPS growth goal for the 2014-2016 performance period. The Committee set a minimum floor of 3% growth on the achievement of this goal. The following schedule was approved for the 2014 PSU Award:

2014 Long-Term Incentive Plan Funding

Funding	3-Yr EPS CAGR*
0%	3.0%
50%	8.3%
100%	12.6%
150%	16.0%
200%	20.0%

*	Compound Annual Growth Rate (“CAGR”)

48	2015 Proxy Statement

Payments under the 2014 award will be made during the first quarter of 2017, based on the achievement through the 2014-2016 performance period.

In addition to our regular program, in 2014 we also made one-time grants of time-vesting RSU awards to Ms. Dillon Hatcher and Mr. Sahai when they were hired, as replacement awards for equity grants that they forfeited in connection with their departure from their prior employers. Ms. Dillon Hatcher also received another RSU award in 2014 in connection with her being named acting President of S&P Capital IQ. For details, see 2014 Grants of Plan-Based Awards Table on page 59 of this Proxy Statement.

2015 Long-Term Incentive Plan Funding

Since management intends for its Long-Term Incentive Plan to support its business strategy, we periodically review our Plan and adjust it as our business needs and strategic marketplace change.

The design of the Long-Term Incentive Plan will change for 2015 partly in response to shareholder input concerning dilution with the stock-based awards as well as to better align with market practice. The mix of 70% PSUs and 30% stock options will change to 70% PSUs and 30% restricted share units (RSUs). This change will still provide a competitive long-term incentive program but will reduce the number of actual shares granted to participants since the number of RSUs will be based on the actual grant price rather than a binomial fair value, which was used to determine the stock option awards. Both PSUs and RSUs will have three-year cycles but the RSUs will not be tied to performance goals. The 2015 PSU awards will be measured on EPS growth over a three-year performance cycle, which we believe continues to provide a good measure of return to shareholders.

For the three-year adjusted EPS growth goal, the Committee established a funding schedule with a 0% funding threshold for 5% growth, 100% funding for low-teens growth and 200% funding for 20% growth.

Benefits and Perquisites

Health and Welfare Benefits

The Company provides a uniform healthcare benefit program for all U.S.-based employees, including the named executive officers. The employee healthcare contributions are differentiated by salary levels, with higher-paid employees required to make larger contributions for their healthcare coverage. We provide no supplemental executive healthcare benefits other than a Company paid annual physical examination for the named executive officers and 15 other senior executives. Additionally, 90 executives participate in the Management Supplemental Death and Disability Benefits Plan, which provides a death benefit equal to two times base salary and a supplemental long-term disability benefit equal to 50% of the executive’s monthly earnings, as defined in the Plan, less other Company paid benefits and Social Security benefit payments.

In reference to Ms. Dillon Hatcher, who resides and is employed in the U.K., the Company provides uniform healthcare benefits for all domestic U.K. employees, including Ms. Dillon Hatcher. The Company pays the cost of providing healthcare coverage for all U.K. employees and there is no differentiation of cost based on either seniority or salary level.

2015 Proxy Statement	49

Ms. Dillon Hatcher has access to the same benefit programs as other U.K. employees which include a death benefit, personal accident and critical illness coverage equal to two times base salary, long-term disability benefit of 50% base salary and Company pension contributions of 10% of base salary to the U.K. defined contribution plan. There is no special entitlement in terms of either the cost or range of benefits provided to Ms. Dillon Hatcher.

Perquisites and Other Benefits

We provide the following perquisites, which we believe are reasonable and competitive, to our named executive officers to enable them to conduct Company business more effectively and to allow greater focus on the demands of their positions:

•	Tax counseling and tax return preparation expense reimbursement;

•	Annual reimbursement for a health club membership; and

•	Annual executive physical exam.

The CEO is provided a Company car and security personnel. Mr. Sahai is provided car service. We recognize that these costs convey a personal benefit. As such, the incremental cost to the Company for providing these items is reported in the Summary Compensation Table on pages 56 through 58 of this Proxy Statement.

We do not provide tax gross-ups in respect of any income recognized by our named executive officers as a result of receiving the reimbursements or perquisites described above.

Retirement and Other Benefits Following Termination of Employment

In connection with their retirement or other termination of employment, our named executive officers will generally be eligible to receive benefits under our retirement plans and, depending on the circumstances of an executive’s termination, severance benefits. These post-termination benefits are described below beginning on page 63 of this Proxy Statement.

Retirement Benefits

Effective as of April 1, 2012, we froze both of our defined benefit pension plans under which the named executive officers, other than Ms. Dillon Hatcher and Messrs. Peterson and Sahai, are entitled to benefits: the Employee Retirement Plan of McGraw Hill Financial, Inc. and its Subsidiaries, a pension plan covering most of our U.S. employees, and the McGraw Hill Financial, Inc. Employee Retirement Plan Supplement, a non-qualified pension plan. Our defined contribution plans are provided to all employees, including our senior executives, to allow them to accumulate assets for retirement through a combination of individual savings and Company contributions and to allow participants in these plans the opportunity to direct the investment of these retirement assets.

Severance Plan (Regular and Change-in-Control)

Our severance arrangements with the named executive officers (other than Ms. Dillon Hatcher) are governed by our Senior Executive Severance Plan, which was originally adopted by our Board of Directors in the late 1980s and is part of a human resources program that has been in place for many years. Our Senior Executive Severance Plan is designed to promote employee loyalty, to provide employees with security and reasonable compensation upon an involuntary termination of employment, and to ensure the continued commitment of employees in the event of a potential or actual change-in-control. The Committee does not take into account the benefits offered under the Senior Executive Severance Plan in setting compensation for our named executive officers.

The Senior Executive Severance Plan generally provides for base salary and benefits continuation in the event of a Company-initiated termination (including a “constructive” termination).

50	2015 Proxy Statement

Effective January 1, 2015, the Committee revised the Plan to move away from service-based severance payments to fixed severance amounts of 24 months for the CEO and 18 months for the other named executive officers. All severance payments are also now subject to execution and non-revocation of a general release. This change to our severance plan is within market range of our proxy peer companies.

Ms. Dillon Hatcher does not participate in the Senior Executive Severance Plan due to her residency in the U.K. Instead, she is entitled to 12 weeks’ of notice or pay in lieu of notice under the terms of her U.K. contract if her employment terminates with the Company under certain circumstances. For details, see page 69 of this Proxy Statement.

2015 Proxy Statement	51

Discussion of severance payable on certain qualifying terminations (including following a change-in-control of the Company) can be found in the Potential Payments Upon Termination or Change-in-Control section on pages 68 through 76 of this Proxy Statement. Payments of annual incentives under the Key Executive Short-Term Incentive Compensation Plan and vesting of equity awards granted under our 2002 Stock Incentive Plan accelerate or are modified on the occurrence of a defined change-in-control per the table below. Upon certain qualifying terminations not in connection with a change-in-control, a named executive officer may be entitled to a pro rata portion of the named executive officer’s annual cash bonus and certain outstanding equity awards. For details, see pages 71 through 73 of this Proxy Statement.

Treatment of Outstanding Incentive Awards upon Change-in-Control (“CIC”)

Short-Term Incentive Awards	• Payment is based on the average of the three prior years’ payments.

PSU Awards granted during or prior to 2014

•  Adjusted EPS goals are deemed to be fully achieved at target upon CIC occurring during the award’s performance period.

•  If applicable, prorated shares, based on the portion of the award cycle elapsed before the date of the CIC, are generally released on the date of the CIC.

•  Value of the remaining shares, generally based on the highest price per share paid in the CIC, is generally paid to the executive in a lump sum in the year following the end of the normal maturing date under the awards.

PSU Awards granted post-2014

•  Double-trigger treatment: adjusted EPS goals are deemed to be fully achieved at target if less than 50% of the performance period has been completed or based on actual performance if 50% or more of the performance period has been completed upon CIC occurring during the award’s performance period and awards will convert into time-vesting RSUs of successor company’s stock (assuming the successor company assumes the awards).

•  Delivery of shares in respect of converted RSUs will generally occur in the year following the end of the applicable performance period.

RSU Awards	• Double-trigger treatment: awards do not vest upon the CIC but are generally converted into RSUs of the surviving company (assuming the successor company assumes the awards).

Stock Options granted during or prior to 2014	• Options generally vest on the CIC. • Committee may elect to cash out or convert into options of the surviving company.

Stock Options granted post-2014	• Double-trigger treatment: awards do not vest upon the CIC and are generally converted into options of the surviving company (assuming the successor company assumes the awards).

52	2015 Proxy Statement

Certain payments that would be provided to our named executive officers in connection with a change-in-control could be classified as “excess parachute payments” under Section 280G of the Internal Revenue Code, in which case they would not be deductible as compensation by the Company. In addition, Section 4999 of the Internal Revenue Code imposes an excise tax on executives who receive an excess parachute payment equal to 20% of such amount. The excise tax would not be reimbursed or “grossed up” by the Company. Instead, as discussed on page 69 of this Proxy Statement, in certain circumstances, we would “cut back” the amount of certain benefits and payments to ensure deductibility by the Company under Section 280G.

Stock Ownership

We are committed to ensuring that our executive officers have a significant ownership stake in the Company to strengthen the alignment of our executives’ interests with those of our shareholders.

The Company has formal stock ownership guidelines for senior executives set at five times base salary for the CEO and three times base salary for the other named executive officers. These guidelines are aligned with competitive information on executive stock ownership guidelines. The ownership guidelines will be reduced by one-half for executives covered by these guidelines beginning at age 62. This reduction is intended to permit individuals to begin an orderly process of stock sales to provide for diversification as the executives covered by these guidelines get closer to the Company’s normal retirement age of 65.

Until the guidelines for ownership levels are attained, senior executives must retain 100% of net profit shares realized from the exercise of stock options, the payment of PSU and RSU awards, and the vesting of any restricted stock awards. Upon attainment of the guidelines for ownership levels, senior executives must continue to retain 50% of any future net profit shares acquired from stock option exercises for six months. Further, the CEO and his direct reports who are under the purview of the Committee are subject to this six-month holding period following voluntary termination of employment, including retirement. Once the required number of shares is attained, future salary increases and changes in stock price will no longer have an impact, unless the executive is promoted to a higher guideline ownership level.

In 2014, the Committee clarified the share counting principles applied to determine the share ownership level of covered executives under the guidelines.

Shares that Count in Determining Ownership Level	Shares that Do Not Count in Determining Ownership Level

•    100% of the shares directly owned

•    50% of outstanding vested and unvested RSUs

•    50% of unvested restricted shares

•    50% of PSUs for which attainment of the performance criteria have already been determined

• Unexercised options (whether or not vested) • PSUs for which the performance cycle is ongoing

2015 Proxy Statement	53

As of January 5, 2015, all of the NEOs were compliant with the Executive Stock Ownership Guidelines. All of the NEOs who served as executive officers as of December 31, 2014, with the exception of Ms. Dillon Hatcher and Mr. Sahai, own shares in excess of their ownership guidelines. Due to their short tenure with the Company, Ms. Dillon Hatcher and Mr. Sahai have not yet attained their ownership levels but are expected to achieve them within a reasonable time.

Name	Direct Ownership	Value at $82.45 on 1/5/2015(a)	Multiple of Base Salary	Guidelines Achieved
D. L. Peterson	70,641	$5,824,350	6.5	Yes
J. F. Callahan, Jr.	42,607	$3,512,147	4.7	Yes
J. L. Berisford	31,618	$2,606,904	4.7	Yes
I. Dillon Hatcher	5,206	$429,235	1.1	No
N. Sahai	6,271	$554,146	.69	No

(a)	Reflects the average of the month-end closing stock prices for the 12 months ending prior to January 5, 2015.

Risk and Control

In 2015, management updated its prior review of the Company’s compensation plans. The conclusion of the updated review was that the Company’s compensation plans, programs and policies do not present a material risk of causing behavior by management that is reasonably likely to have a material adverse effect on the Company. In addition, the Committee annually assesses plan design, performance metrics, and goals for the annual incentive plans within the Company’s business units to ensure that their designs are appropriately aligned with business and regulatory considerations and do not encourage excessive risk taking.

Management reviewed its findings with the Committee and Pay Governance LLC, who concurred in these findings and conclusions.

Pay Recovery Policy

In 2014, the Committee strengthened its pay recovery (clawback) policy to provide more structure and impact. The Committee adopted a revised policy providing that annual cash incentive and long-term incentive award payments (PSUs, RSUs and stock options) could be subject to recovery by the Company if one or more of the following occurs:

•	For executive officers, material recalculation or adjustment of the performance measures.
•

For all individuals covered by this policy, intentional, willful or grossly negligent violations of Company policies that have or will have a material negative impact on the Company’s business, reputation or financial condition.

•

For all individuals covered by this policy, criminal activity, fraud or other illegal or unlawful activity that has or will have a material negative impact on the business, financial condition or reputation of the Company.

Additionally, a separate Pay Recovery Policy was adopted for S&P Ratings (“S&P Policy”). In addition to the recovery items noted above, the S&P Policy has these recovery items:

•

For all covered individuals, material violations of policy or business unit or product risk parameters, policies or operating procedures resulting from the gross negligence, intentional wrongdoing or willful misconduct of a covered individual that have or will have a material negative impact on the business, financial condition or reputation of S&P Ratings.

•

For all covered individuals, material failure to adequately supervise the administration and implementation of S&P Ratings’ policies or business unit or product risk parameters, policies or operating procedures which results from gross negligence, intentional wrongdoing or willful misconduct that has or will have a material negative impact on S&P Ratings’ business, financial condition or reputation.

54	2015 Proxy Statement

As President of S&P Ratings, Mr. Sahai is subject to both policies.

Insider Trading Policy

Under the Company’s Insider Trading Policy, no shares of Company stock owned by Directors and officers may be newly pledged after 2012 as security for a loan. In addition, all previously existing pledges have been unwound as of December 31, 2014. Further, the policy continues to provide that Directors and officers are prohibited without exception from engaging in hedging transactions related to Company stock, such as puts, calls, swaps, collars and other arrangements intended to hedge exposure to Company stock or provide protection against declines in the value of Company stock.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the amount of compensation paid to each named executive officer other than the Chief Financial Officer who served as an executive officer at the end of the year that may be deducted by the Company to $1 million in any year, unless the compensation qualifies as “performance-based.” Our annual cash bonuses and long-term incentive compensation are intended to meet the requirements for performance-based compensation and be fully deductible. However, we do not have a policy requiring that all compensation be deductible and the Committee may authorize awards or payments that might not be tax deductible if it believes they are in the best interests of the Company and our shareholders.

Former Executives

As noted above, Messrs. Eccleston and Vittor ceased serving as our executive officers in 2014 and subsequently left the Company at the end of 2014. Messrs. Eccleston and Vittor received equity grants in 2014 consistent with the terms and conditions of equity grants received by our other named executive officers. For details, see our Long-Term Incentive Plan discussion above and our 2014 Grants of Plan-Based Awards Table below. Messrs. Eccleston and Vittor also received annual cash bonuses for 2014 under our Key Executive Short-Term Incentive Compensation Plan. In connection with Mr. Eccleston’s departure, it was determined that he would receive an annual bonus equal to the sum of (i) $500,000 and (ii) 50% of the bonus amount over and above $500,000, if any, that he would have received under the STIC had his employment with the Company continued through the payment date, based on the degree of achievement of the established financial objectives under the STIC for the 2014 year. For details, see the 2014 Short-Term Bonus Plan discussion above and our 2014 Summary Compensation Table below. Messrs. Eccleston and Vittor are not eligible for equity grants or cash bonus awards for 2015 due to their departures from the Company. In connection with their departures, they received payments and benefits in accordance with pre-existing plans and awards. In addition, Mr. Eccleston’s other benefits include outplacement services, as well as continuation of specified perquisites for one year following his departure. For details, see our Potential Payments Upon Termination or Change-in-Control section beginning on page 68 of this Proxy Statement.

Shareholder Engagement

In 2014, the Company strengthened its relationship with investors by holding an inaugural Investor Day and meeting with over 100 investors over the course of the year. We also made presentations at the Piper Jaffery and William Blair investor conferences. We responded to concerns from two of our investors about our long-term incentive program, and, as a result, we changed our awards for 2015 so that the program will be less dilutive. We will continue to look for opportunities to engage with our shareholders in 2015.

2015 Proxy Statement	55

2014 Summary Compensation Table

The following table contains information concerning compensation paid or accrued to the named executive officers for services rendered in all capacities to the Company in 2014, 2013 and 2012:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value ($) (5)	All Other Compensation ($) (6)	Total ($)

Douglas L. Peterson	2014	$900,000		$2,800,000	$1,200,000	$1,333,737	$ –	$264,379	$6,498,116
President and Chief Executive Officer	2013	$846,970		$1,050,000	$ 450,000	$1,360,000	$ –	$243,368	$3,950,338

Jack F. Callahan, Jr.	2014	$750,000		$ 700,000	$ 300,000	$ 800,000	$ 12,430	$177,995	$2,740,425
Executive Vice President and	2013	$750,000		$2,200,000	$ 300,000	$ 765,000	$ 0	$186,654	$4,201,654
Chief Financial Officer	2012	$750,000		$1,000,000	$ –	$ 900,000	$ 47,555	$139,042	$2,836,597

John L. Berisford (7)	2014	$550,000		$ 845,000	$ 255,000	$ 400,000	$ 8,641	$112,157	$2,170,798
Executive Vice President,	2013	$550,000		$ 595,000	$ 255,000	$ 680,000	$ 0	$145,368	$2,225,368
Human Resources	2012	$550,000		$ 850,000	$ –	$ 685,000	$ 28,864	$108,486	$2,222,350

Imogen Dillon Hatcher (8),(9)	2014	$282,006	$100,000	$1,010,000	$ 90,000	$ 500,000	$ –	$ 16,398	$1,998,404
President, S&P Capital IQ

Neeraj Sahai (8)	2014	$800,000	$450,000	$2,050,000	$ 450,000	$ 900,000	$ –	$144,470	$4,794,470
President, Standard & Poor’s Ratings Services

Louis Eccleston	2014	$600,000		$ 665,000	$ 285,000	$ 557,094	$ 68,142	$949,935	$3,125,171
Former President, S&P Capital IQ/
Former Chairman, S&P Dow Jones Indices

Kenneth M. Vittor	2014	$610,000		$ 604,100	$ 258,900	$ 450,000	$213,664	$135,575	$2,272,239
Former Executive Vice President	2013	$610,000		$ 604,100	$ 258,900	$ 575,000	$ 0	$127,508	$2,175,508
and General Counsel	2012	$610,000		$ 863,000	$ –	$ 578,738	$146,155	$110,183	$2,308,076
(1)	These amounts reflect the payment to Ms. Dillon Hatcher and Mr. Sahai of signing bonuses in connection with their hiring by the Company.
(2)	The amounts reported in this column reflect the aggregate grant date fair value of the equity awards granted to the named executive officers in the relevant year, which may include performance share units (“PSUs”), restricted stock units (“RSUs”) and restricted stock awards, as applicable, granted under the Company’s 2002 Stock Incentive Plan. The assumptions used to calculate the awards were in accordance with FASB ASC Topic 718, Stock Compensation, as disclosed in Footnote 7 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K for the 2014 year filed with the SEC on February 13, 2015. The amounts for the PSUs granted in 2014 were calculated based on the probable outcome of performance conditions as of the grant date computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures.

The maximum values for the 2014 and 2013 PSUs as of the grant date are as follows:

Name	2014	2013
D. L. Peterson	$5,600,000	$2,100,000
J. F. Callahan, Jr. (a)	$1,400,000	$4,400,000
J. L. Berisford (b)	$1,690,000	$1,190,000
I. Dillon Hatcher	$ 420,000	–
N. Sahai	$2,100,000	–
L. Eccleston	$1,330,000	–
K. M. Vittor	$1,208,200	$1,208,200
(a)	Mr. Callahan received an additional PSU award in 2013 in recognition of his contribution to the sale of McGraw-Hill Education.
(b)	Mr. Berisford received an additional PSU award in 2014 in recognition of his contribution to the CEO transition.

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. These awards are further described on pages 59 through 61 of this Proxy Statement.

56	2015 Proxy Statement

(3)	The amounts reported in this column reflect the aggregate date fair value of stock options granted under the Company’s 2002 Stock Incentive Plan. The assumptions used to calculate the stock option awards values were in accordance with FASB ASC Topic 718, Stock Compensation, as disclosed in Footnote 7 to the 2014 Consolidated Financial Statements, which appears in the Company’s Form 10-K filed with the SEC on February 13, 2015. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. These awards are further described on pages 60 and 61 of this Proxy Statement.
(4)	The amounts reported in this column represent the cash incentive awards paid under the Company’s Key Executive Short-Term Incentive Compensation Plan to all of our named executive officers (other than Ms. Dillon Hatcher who, in 2014, participated in the S&P Capital IQ Annual Incentive Compensation Plan). For additional information regarding these cash incentive awards, see pages 46 through 48 of the Compensation Discussion and Analysis included in this Proxy Statement.
(5)	The amounts reported in this column include benefits under the Employee Retirement Plan of McGraw Hill Financial, Inc. and Its Subsidiaries (“ERP”) and the McGraw Hill Financial, Inc. Employee Retirement Plan Supplement (“ERPS”), which are described on pages 63 through 65 of this Proxy Statement. Ms. Dillon Hatcher and Messrs. Peterson and Sahai are not participants in the ERP and ERPS plans since they did not meet the eligibility requirements on April 1, 2012 when participation in the plans was frozen. Ms. Dillon Hatcher was also ineligible in any case, as she is employed outside the U.S. and is not an expatriate. These amounts are disclosed in the Pension Benefits Table on page 63 of this Proxy Statement.
(6)	The amounts shown in this column include the items described below.

•

The Company made contributions under The 401(k) Savings and Profit Sharing Plan of McGraw Hill Financial, Inc. and Its Subsidiaries and the McGraw Hill Financial, Inc. 401(k) Savings and Profit Sharing Plan Supplement as follows:

Name	401(k) Savings and Profit Sharing Plan	401(k) Savings and Profit Sharing Plan Supplement
D. L. Peterson	$25,675	$217,111
J. F. Callahan, Jr.	$25,675	$141,901
J. L. Berisford	$25,675	$ 75,900
I. Dillon Hatcher (a)	$ –	$ –
N. Sahai	$14,500	$ 85,855
L. Eccleston	$25,675	$103,757
K. M. Vittor	$25,675	$ 88,000
(a)	Ms. Dillon Hatcher is not eligible to participate in the Company’s U.S. benefit plans. The Company made contributions of $16,398 under the Company’s U.K. defined contribution plan in which Ms. Dillon Hatcher participates.

•

The amount for Mr. Peterson includes the aggregate incremental cost to the Company associated with Mr. Peterson’s personal use of a Company car. The aggregate incremental cost to the Company was determined by multiplying the fuel and depreciation costs incurred by the Company in operating its Company owned car by a fraction, the numerator of which was the total number of personal miles driven by Mr. Peterson in 2014 and the denominator of which was the total number of miles that the Company owned car was driven in 2014. The aggregate incremental cost to the Company does not include fixed costs that would be incurred regardless of Mr. Peterson’s personal use of the Company owned car (e.g., insurance premiums and driver salaries). The amount for Mr. Peterson also includes financial counseling and tax return preparation and an executive physical health exam paid for by the Company.

2015 Proxy Statement	57

•	The amount for Mr. Callahan includes financial counseling and tax return preparation and an executive physical health exam paid for by the Company.

•	The amount for Mr. Sahai includes $42,801 for personal commuting costs and the cost of an executive physical health exam paid for by the Company.

•

The amount for Mr. Eccleston includes financial counseling and tax return preparation and his separation payment of $600,000 as well as the cost of benefits continuation ($15,199), outplacement services ($157,500) and payment of accrued but unused vacation ($46,154) received or to be received by him in connection with his departure from the Company. For additional information, see pages 55 and 75 of this Proxy Statement.

•	The amount for Mr. Vittor includes financial accounting and tax return preparation and a retirement gift from the Company. For additional information, see pages 55 and 76 of this Proxy Statement.

(7)	Mr. Berisford resigned from his position as Executive Vice President, Human Resources on February 10, 2015, and left the Company effective March 13, 2015.
(8)	Mr. Sahai was appointed President, Standard & Poor’s Ratings Services, effective January 6, 2014, and Ms. Dillon Hatcher joined the Company on April 14, 2014 and was appointed President, S&P Capital IQ, effective November 5, 2014. Their compensation is not reported in this Proxy Statement for 2013 and 2012 since they were not named executive officers for these years.
(9)	Ms. Dillon Hatcher is not a U.S.-based employee and is located in our U.K. office. Her cash compensation is paid in G.B. Pounds and has been converted to U.S. Dollars at the rate of 1.57, which was the rate published by the U.S. Corporate Treasury on April 14, 2014, the date of Ms. Dillon Hatcher’s hire by the Company.

58	2015 Proxy Statement

2014 Grants of Plan-Based Awards Table

The following table contains information concerning each grant of an award made to the named executive officers in 2014:

	Grant Date	Date Approved by Compensation and Leadership Development Committee		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards (a)		All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	All Other Option Awards: Number of Securities Underlying Options (#) (c)	Exercise or Base Price of Option Awards $/SH	Grant Date Fair Value of Stock and Option Awards (d)
Name				Target ($)	Maximum ($)	Target (#)	Maximum (#)
D. L. Peterson	4/1/2014	12/3/2013		$1,100,000	$2,200,000	35,985	71,970				$2,800,000
	4/1/2014	12/3/2013							51,304	$77.81	$1,200,000
J. F. Callahan, Jr.	4/1/2014	12/3/2013		$600,000	$1,200,000	8,996	17,992				$700,000
	4/1/2014	12/3/2013							12,826	$77.81	$300,000
J. L. Berisford	4/1/2014	12/3/2013		$400,000	$800,000	7,647	15,294				$595,000
	4/1/2014	12/3/2013				3,213	6,426				$250,000
	4/1/2014	12/3/2013							10,902	$77.81	$255,000
I. Dillon Hatcher	5/1/2014	(e	)	$442,740	$885,480	2,835	5,670				$210,000
	5/1/2014	(e	)					6,750			$500,000
	5/1/2014	(e	)						4,029	$74.07	$90,000
	9/2/2014	(e	)					3,661			$300,000
N. Sahai	2/3/2014	12/3/2013						13,443			$1,000,000
	4/1/2014	12/3/2013		$700,000	$1,400,000	13,494	26,988				$1,050,000
	4/1/2014	12/3/2013							19,239	$77.81	$450,000
L. Eccleston	4/1/2014	12/3/2013		$500,000	$1,000,000	8,546	17,092				$665,000
	4/1/2014	12/3/2013							12,185	$77.81	$285,000
K. M. Vittor	4/1/2014	12/3/2013		$400,000	$800,000	7,764	15,528				$604,100
	4/1/2014	12/3/2013							11,069	$77.81	$258,900
(a)	Reflects PSUs granted under the Company’s 2002 Stock Incentive Plan, which are discussed on pages 60 and 61 of this Proxy Statement. For vesting terms, see footnote (c) to the Outstanding Equity Awards at 2014 Fiscal Year-End Table below.
(b)	Represents special one-time RSU awards granted to Ms. Dillon Hatcher and Mr. Sahai in connection with their hiring and Ms. Dillon Hatcher’s subsequent promotion. For vesting terms, see footnote (a) to the Outstanding Equity Awards at 2014 Fiscal Year-End Table below.
(c)	Represents stock option awards granted under the Company’s 2002 Stock Incentive Plan. For vesting terms, see footnote (e) to the Outstanding Equity Awards at 2014 Fiscal Year-End Table below.
(d)	The amounts in this column for the PSUs, RSUs and stock option awards reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column for the PSUs were calculated based on the probable outcome of the performance condition as of the grant date in accordance with FASB ASC Topic 718. For the values of these PSUs, assuming attainment of the maximum level of performance, see footnote 2 to the 2014 Summary Compensation Table on page 56 of this Proxy Statement. The actual value, if any, realized by each named executive officer for these PSUs, RSUs and stock option awards is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Footnote 7 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K filed with the SEC on February 13, 2015.
(e)	Ms. Dillon Hatcher was not considered an executive officer at the time these grants were made and therefore her awards did not require individualized approval by the Compensation and Leadership Development Committee.

2015 Proxy Statement	59

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table contains information concerning unexercised options, stock that has not vested, and other equity incentive plan awards outstanding on December 31, 2014 (other than PSUs that vested on December 31, 2014 but did not settle until 2015) for each of the named executive officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (a)	Market Value of Shares or Units of Stock That Have Not Vested ($) (b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (b)
D. L. Peterson	73,368			$38.13	10/2/2021
	10,298	20,909	(d)	$51.55	3/31/2023
		51,304	(e)	$77.81	3/31/2024	50,075	$4,455,674	112,708	$10,028,757
J. F. Callahan, Jr.	49,420			$37.41	3/31/2021
	6,865	13,939	(d)	$51.55	3/31/2023
		12,826	(e)	$77.81	3/31/2024	8,204	$729,992	93,066	$ 8,281,013
J. L. Berisford	42,006			$37.41	3/31/2021
	5,835	11,849	(d)	$51.55	3/31/2023
		10,902	(e)	$77.81	3/31/2024	0	$0	44,804	$ 3,986,660
I. Dillon Hatcher		4,029	(e)	$74.07	4/30/2024	10,411	$926,371	5,670	$ 504,517
N. Sahai		19,239	(e)	$77.81	3/31/2024	13,443	$1,196,158	26,988	$ 2,401,392
L. Eccleston (f)	4,029			$36.91	6/30/2016
	4,835			$21.95	6/30/2016
	4,701			$33.98	6/30/2016
	29,652			$37.41	6/30/2016
	13,044			$51.55	6/30/2016
	4,021			$77.81	6/30/2016	0	$0	22,898	$ 2,037,464
K. M. Vittor (g)	27,654			$55.18	4/2/2016
	17,954			$51.55	3/31/2023
	11,069			$77.81	3/31/2024	0	$0	20,802	$ 1,850,962
(a)	Represents unvested restricted stock and RSU awards which are not performance-based. These awards vest as follows: for Mr. Peterson, these shares fully vest on October 3, 2015; for Mr. Callahan, these shares vested on January 3, 2015; for Ms. Dillon Hatcher, 6,750 shares vest ratably on May 1, 2015, 2016 and 2017, and 3,661 shares vest on September 2, 2017; and for Mr. Sahai, these shares fully vest on February 3, 2017.
(b)	Value based on closing price on December 31, 2014 of $88.98. The amounts for the awards do not necessarily reflect the dollar amounts of compensation that may be realized by our named executive officers. Based on Company performance through December 31, 2014 and in accordance with SEC rules, the number of PSUs reflected in the table represents the maximum number of PSUs granted under the Company’s 2002 Stock Incentive Plan that are realizable in connection with the achievement of pre-established performance targets over the applicable performance periods. The actual number of PSUs, if any, that will vest will be based on the level of achievement of the applicable performance goal as of the actual end of the applicable performance period. For more on the terms of awards granted in 2014, see pages 48 and 49 of the Compensation Discussion and Analysis included in this Proxy Statement.
(c)

Includes: (i) for all named executive officers, PSUs granted in 2014 that are scheduled to vest at the end of a three-year performance period (January 1, 2014 – December 31, 2016) and to pay out in March 2017, with payment ranging up to a maximum of 200% of the target shares based on the achievement of a compound annual diluted earnings per share growth goal; (ii) for all named executive officers, PSUs granted in 2013 that are scheduled to vest at the end of a three-year performance period (January 1, 2013 – December 31, 2015) and to pay out in March 2016, with payment ranging up to a maximum of 200% of the target shares based on the achievement of a

60	2015 Proxy Statement

compound annual diluted earnings per share growth goal; (iii) for Mr. Callahan, a PSU award granted on August 1, 2013, which is scheduled to vest on July 31, 2016 based on a maximum of 200% of target shares for the achievement of a compound annual diluted earnings per share growth goal for the period January 1, 2013 – December 31, 2015; and (iv) for Mr. Berisford, a PSU award granted on April 1, 2014, which is scheduled to vest on December 31, 2016 based on a maximum of 200% of target shares for the achievement of a compound annual diluted earnings per share growth goal for the period January 1, 2014 – December 31, 2016.
(d)	These unvested options will generally vest as follows: 50% on April 1, 2015 and 50% on April 1, 2016.
(e)	These unvested options will generally vest as follows: 33% on April 1, 2015; 33% on April 1, 2016; and 34% on April 1, 2017.
(f)	As a result of Mr. Eccleston’s departure from the Company in 2014, his outstanding options will expire on June 30, 2016 and his 2013 and 2014 PSUs are prorated through December 31, 2014.
(g)	As a result of Mr. Vittor’s retirement from the Company on December 31, 2014, his options fully vested. His 2013 and 2014 PSU awards are prorated through December 31, 2014 to reflect his retirement.

2015 Proxy Statement	61

Option Exercises and Stock Vested in 2014

The following table contains information concerning each exercise of stock options and each vesting of PSUs and restricted stock awards during 2014 (but not including PSUs that vested on December 31, 2014 but did not settle until 2015) for each of the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (b)
D. L. Peterson	0	$ 0	39,346	$3,147,287
J. F. Callahan, Jr.	0	$ 0	26,732	$2,138,293
J. L. Berisford	0	$ 0	29,495	$2,332,560
I. Dillon Hatcher	0	$ 0	0	$ 0
N. Sahai	0	$ 0	0	$ 0
L. Eccleston	0	$ 0	16,040	$1,283,040
K. M. Vittor	69,923	$2,228,598	23,070	$1,845,369
(a)	Represents the amount realized based on the difference between the closing price of the Company’s common stock on the date of exercise and the grant price.
(b)	Represents the amounts realized based on the closing price of the Company’s common stock on the applicable vesting date.

62	2015 Proxy Statement

PENSION BENEFITS

2014 Pension Benefits Table

The following table contains information with respect to each Plan of the Company that provides for payments or other benefits to the named executive officers at, following, or in connection with retirement:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (a)(b)
D. L. Peterson	ERP	–	$ –
	ERPS	–	–
	Total		$ –
J. F. Callahan, Jr.	ERP	0	$ 24,267
	ERPS	0	30,584
	Total		$ 54,851
J. L. Berisford	ERP	0	$ 19,428
	ERPS	0	13,777
	Total		$ 33,205
I. Dillon Hatcher (c)	–	–	–
N. Sahai	ERP	–	$ –
	ERPS	–	–
	Total		$ –
L. Eccleston	ERP	3	$ 98,764
	ERPS	3	208,771
	Total		$ 307,535
K. M. Vittor	ERP	29	$ 717,837
	ERPS	29	1,270,150
	Total		$1,987,987
(a)	The benefit amounts shown in the table are actuarial present values of the benefits accumulated through December 31, 2014, as described below. The actuarial present value is calculated by estimating the expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at an assumed discount rate of 4.15%, would be sufficient on an average basis to provide the estimated future payments based on the benefit currently accrued. The assumed retirement age for each named executive officer is the earliest age at which the executive could retire without any benefit reduction due to age. The actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age.
(b)	As discussed further on page 64 of this Proxy Statement, on April 1, 2012 the Company “froze” the ERP and ERPS. Final benefits for each named executive officer are calculated based on that date, and no additional adjustments are made based on additional service or pay after that date. Messrs. Peterson and Sahai are not participants in the ERP and ERPS Plans since they did not meet the eligibility requirements by April 1, 2012.
(c)	Ms. Dillon Hatcher is not eligible to participate in the Company’s U.S. benefit plans.

2015 Proxy Statement	63

The named executive officers, other than Ms. Dillon Hatcher and Messrs. Peterson and Sahai, are entitled to retirement benefits under two defined benefit Plans of the Company: the Employee Retirement Plan of McGraw Hill Financial, Inc. and Its Subsidiaries (generally referred to as the “ERP”) and the McGraw Hill Financial, Inc. Employee Retirement Plan Supplement (generally referred to as the “ERP Supplement” or “ERPS”). Mr. Peterson, who joined the Company in 2011, and Mr. Sahai, who joined the Company in 2014, were not eligible to participate in these Plans before participation was frozen on April 1, 2012. Ms. Dillon Hatcher is not eligible to participate in the Company’s U.S. benefit plans. Information regarding each of these Plans follows.

On April 1, 2012 the Company “froze” the ERP and ERPS. Final benefits for each named executive officer, other than Ms. Dillon Hatcher and Messrs. Peterson and Sahai, are calculated based on that date, and no additional adjustments are made based on additional service or pay after that date.

Employee Retirement Plan of McGraw Hill Financial, Inc. and Its Subsidiaries (ERP)

The Company sponsors a qualified defined benefit pension Plan to provide retirement benefits to eligible U.S.-based employees of the Company. The Plan pays benefits at retirement to participants who terminate or retire from the Company after meeting the eligibility requirements for a benefit. The retirement benefit is based on a percentage of a participant’s total Plan compensation during such participant’s employment with the Company (this is called a career pay formula).

A Plan participant’s annual benefit accrual under the ERP is calculated as 1% of Plan compensation. The Plan compensation includes the participant’s base salary and short-term incentive award. Because this is a qualified Plan, the Plan compensation is restricted by the compensation limit imposed by the Internal Revenue Code. In 2012, the last year for which any benefits accrued under the ERP, this compensation limit was $250,000. The retirement benefit payable from this Plan is the sum of each year’s annual benefit accrual. This amount is available unreduced at the earlier of the Plan’s normal retirement age of 65 or age 62 if a participant has 10 years of service with the Company. If a participant has attained age 55 with 10 years of service with the Company, an early retirement benefit is available. The benefit is reduced by 4% per year for each year of payment prior to age 62 to reflect the earlier payments. Mr. Vittor is eligible for an unreduced benefit under the terms of the ERP.

Participants can choose from among several optional forms of annuity payments under the ERP. A participant receives the highest monthly payment under a single life annuity, while the other payment forms result in a lower monthly benefit generally because payment may be made to a surviving joint annuitant or beneficiary following the participant’s death.

The present value estimates shown in the Pension Benefits Table assume payment of the named executive officers’ accumulated benefits under the ERP, based on pay and service earned through April 1, 2012, in the form of a single life annuity commencing on the earliest date the benefits are available unreduced (age 65 in the case of Messrs. Callahan, Eccleston and Berisford and age 62 in the case of Mr. Vittor). The values assume a discount rate of 4.15% and a mortality assumption based on the 2015 IRS prescribed mortality table.

McGraw Hill Financial, Inc. Employee Retirement Plan Supplement (ERPS)

The Company also maintains a non-qualified pension Plan. This Plan is intended to help attract and retain the executive workforce by providing benefits incremental to those permitted under the qualified pension Plan.

The ERPS is designed to restore retirement benefits that cannot be paid from the ERP due to Internal Revenue Code limits. The benefit provided under the ERPS will effectively equal the difference between the benefit that would have been earned under the ERP, without regard to any pay or benefit limits, and the actual benefit payable from the ERP.

64	2015 Proxy Statement

All Plan participants of the ERP are potentially eligible for the ERPS, including each of the named executive officers other than Ms. Dillon Hatcher and Messrs. Peterson and Sahai, provided their ERP benefits are limited by the Internal Revenue Code limits. In general, a participant’s annual accrual under the ERPS is determined based on 1% of the Plan compensation under the ERP in excess of the Internal Revenue Code compensation limit for that year ($250,000 in 2012). The retirement benefit payable under the ERPS is the sum of each year’s annual benefit accrual. ERPS payments commence one year following separation from service or, if later, age 65 or age 62 with 10 years of service with the Company.

The present value estimates shown in the Pension Benefits Table for accumulated benefits under the ERPS are determined using the same payment, interest rate and mortality assumptions as were used to estimate the values shown for the ERP.

The following breakdown shows the retirement benefits that would have been payable to each of the named executive officers had they retired on December 31, 2014:

Name	Plan Name	Present Value of Accumulated Benefit ($)
D. L. Peterson(a)	ERP	$ –
	ERPS	–
	Total	$ –
J. F. Callahan, Jr.(b)	ERP	$ –
	ERPS	–
	Total	$ –
J. L. Berisford(b)	ERP	$ –
	ERPS	–
	Total	$ –
I. Dillon Hatcher(c)	–	–
N. Sahai(a)	ERP	$ –
	ERPS	–
	Total	$ –
L. Eccleston	ERP	$ 98,764
	ERPS	208,771
	Total	$ 307,535
K. M. Vittor	ERP	$ 717,837
	ERPS	1,270,150
	Total	$1,987,987
(a)	Messrs. Peterson and Sahai are not participants in the ERP and ERPS Plans since they did not meet the eligibility requirements by April 1, 2012.
(b)	Messrs. Callahan and Berisford were not fully vested in their benefits in either the ERP or ERPS as of December 31, 2014.
(c)	Ms. Dillon Hatcher is not eligible to participate in the Company’s U.S. benefit plans.

2015 Proxy Statement	65

2014 Non-Qualified Deferred Compensation Table

The following Non-Qualified Deferred Compensation Table contains information concerning our various non-qualified savings and deferral Plans offered to our named executive officers. The Key Executive Short-Term Incentive Deferred Compensation Plan (“ST Incentive Deferred Comp”) permits executives to defer amounts previously earned on a pre-tax basis. The SIPS & ERAPS Plan is the McGraw Hill Financial, Inc. 401(k) Savings and Profit Sharing Plan Supplement, also referred to below as the Company’s “401(k) Savings and Profit Sharing Plan Supplement.”

Name	Plan	Executive Contributions in Last Fiscal Year ($)(a)	Company Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(d)
D. L. Peterson	SIPS & ERAPS	$200,024	$217,111	$ 7,498	0	$ 790,759
	ST Incentive Deferred Comp	0	0	12,455	0	324,615
	Total:	$200,024	$217,111	$19,953	0	$1,115,374
J. F. Callahan, Jr.	SIPS & ERAPS	$123,300	$141,901	$ 7,546	0	$ 623,743
	ST Incentive Deferred Comp	0	0	0	0	0
	Total:	$123,300	$141,901	$ 7,546	0	$ 623,743
J. L. Berisford	SIPS & ERAPS	$ 82,200	$ 75,900	$ 5,131	0	$ 422,895
	ST Incentive Deferred Comp	0	0	0	0	0
	Total:	$ 82,200	$ 75,900	$ 5,131	0	$ 422,895
I. Dillon Hatcher (e)		$ 14,852	$ 16,398	$ 447	0	$ 31,697
N. Sahai	SIPS & ERAPS	$ 85,855	$ 85,855	$ 491	0	$ 172,201
	ST Incentive Deferred Comp	0	0	0	0	0
	Total:	$ 85,855	$ 85,855	$ 491	0	$ 172,201
L. Eccleston	SIPS & ERAPS	$ 98,595	$103,757	$ 9,645	0	$ 586,806
	ST Incentive Deferred Comp	0	0	0	0	0
	Total:	$ 98,595	$103,757	$ 9,645	0	$ 586,806
K. M. Vittor	SIPS & ERAPS	$ 82,500	$ 88,000	$39,578	0	$1,759,268
	ST Incentive Deferred Comp	0	0	0	0	0
	Total:	$ 82,500	$ 88,000	$39,578	0	$1,759,268
(a)	Reflects executive contributions to the Company’s 401(k) Savings and Profit Sharing Plan Supplement for the 2014 fiscal year, as further described on page 67 of this Proxy Statement.
(b)	Reflects Company contributions to the Company’s 401(k) Savings and Profit Sharing Plan Supplement for the 2014 fiscal year, all of which are reported in the All Other Compensation column of the Summary Compensation Table on pages 56 and 57 of this Proxy Statement.
(c)	Reflects non-qualified deferred compensation earnings under the Company’s 401(k) Savings and Profit Sharing Plan Supplement and Key Executive Short-Term Incentive Deferred Compensation Plan.
(d)	This column includes the following amounts that were previously disclosed in the Summary Compensation Table: $214,716 for Mr. Peterson; $332,566 for Mr. Callahan; $244,747 for Mr. Berisford; and $620,770 for Mr. Vittor.
(e)	Reflects contributions under the U.K. defined contribution plan in which Ms. Dillon Hatcher participates.

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The amounts shown as Company contributions represent employer savings and profit sharing contributions under the 401(k) Savings and Profit Sharing Plan Supplement. In 2013, the employer contribution for the savings plan component increased to 6% of eligible compensation above the IRS compensation limit. In 2014 and later years, participants are required to make employee contributions under the 401(k) Savings and Profit Sharing Supplement to receive the employer contributions to the savings plan component and the amount of the employer contribution will be based on the amount of the employee contribution, up to 6% of eligible compensation above the IRS compensation limit. In 2012 and 2013, participants were required to make the maximum pre-tax contribution under the qualified 401(k) Savings and Profit Sharing Plan in order to receive the savings plan component supplement. These amounts are also included as All Other Compensation in the Summary Compensation Table column on pages 56 and 57 of this Proxy Statement. Account balances under the 401(k) Savings and Profit Sharing Plan Supplement are currently credited with interest at the rate earned on the 401(k) Savings and Profit Sharing Plan Stable Assets fund. The annual rate of interest credited under these Plans was 2.52% for the 2014 fiscal year. Account balances under the 401(k) Savings and Profit Sharing Plan Supplement are distributed to executives in the year following the year in which the executive separates from service.

Prior to 2014, executives could elect to defer all or part of their annual bonus payment under the Key Executive Short-Term Incentive Deferred Compensation Plan. Earnings on amounts deferred under the Key Executive Short-Term Incentive Deferred Compensation Plan are credited at a rate equal to 120% of the applicable Federal Long-Term Rate as prescribed by the Internal Revenue Service in December of the year prior to the year in which the bonus compensation is credited under the Plan. The interest rate that applied to outstanding balances during the 2014 fiscal year was 3.99%. Account balances under the Key Executive Short-Term Incentive Deferred Compensation Plan are distributed to executives in accordance with their individual elections. Participants may elect to receive their deferred award payments in a single lump-sum or in up to 15 equal annual installments. Payments may commence within 60 days of retirement or termination or as of January 1 of the year following the year in which such event occurs.

In 2014, the Company enhanced the 401(k) Savings and Profit Sharing Plan Supplement to allow for deferrals of up to 25% of eligible pay above the IRS Compensation limit. As a result of this change, the Company decided to no longer offer a deferral opportunity under the Key Executive Short-Term Incentive Compensation Plan.

2015 Proxy Statement	67

Potential Payments Upon Termination or

Change-in-Control

The named executive officers may be eligible to receive certain payments and benefits under our severance, incentive and retirement plans in connection with the named executive officer’s termination or a change-in-control. Described below are the specific events that would trigger the payments and benefits, and the estimated payments and benefits that would be provided to the named executive officers upon the occurrence of these events. In addition, described below in the section “Payments to Messrs. Eccleston and Vittor in Connection with their Departures” are actual payments and benefits that were provided or that will be payable to Messrs. Eccleston and Vittor in connection with their respective departures from the Company.

Senior Executive Severance Plan

The named executive officers (other than Ms. Dillon Hatcher) are eligible for severance benefits under our Senior Executive Severance Plan upon the occurrence of the following triggering events:

•	the Company terminates the executive other than for cause;

•

the executive resigns due to an adverse change in the executive’s functions, duties or responsibilities that would cause the executive’s position to have substantially less responsibility, importance or scope; or

•	the executive resigns due to a reduction of the executive’s base salary by 10% or more.

In addition, the executive will be eligible for severance benefits if the executive resigns following a change-in-control because:

•

the executive’s base salary is reduced (other than a reduction of less than 10% as part of a Company-wide salary reduction) below the highest rate in effect since the beginning of the 24-month period prior to the change-in-control;

•	the executive’s annual or long-term incentive opportunity is materially less favorable than at any time since the beginning of the 24-month period prior to the change-in-control;

•	the aggregate value of the executive’s pension and welfare benefits is materially reduced;
•	the executive is required to transfer to a principal business location that increases the distance to the executive’s residence by more than 35 miles;

•

there is an adverse change in the executive’s title or reporting relationship or an adverse change by the Company in the executive’s authority, functions, duties or responsibilities (other than which results solely from the Company ceasing to have a publicly traded class of common stock or the executive no longer serving as the chief executive, or reporting to the chief executive, of an independent, publicly traded company as a result thereof), which change would cause the executive’s position with the Company to become one of substantially less responsibility, importance or scope; or

•	a successor to the Company fails to adopt the Plan.

A termination for “cause” generally means a termination due to misconduct that results in, or could reasonably be expected to result in, material damage to the Company’s property, business or reputation.

A “change-in-control” generally means:

•	a person or group acquires 20% or more of the Company’s voting securities;

•	the members of our Board of Directors on January 28,1987, together with persons approved by a majority of those members or persons approved by them, no longer make up a majority of the Board;

•

consummation of a merger or consolidation involving the Company if our voting securities do not represent more than 50% of the outstanding shares and voting power of the company surviving the transaction; or

•	our shareholders approve the liquidation or dissolution of the Company.

A change-in-control by reason of a change in a majority of our Board, as described above, could arise, for example, as a result of a contested election (or elections) in which shareholders elect a majority of the members of the Board from nominees who are not nominated for election by the incumbent Board.

68	2015 Proxy Statement

Under the Plan, as it was in effect as of December 31, 2014, each named executive officer (other than Ms. Dillon Hatcher) was eligible to receive the following severance benefits:

•

continued payment of the executive’s base salary and participation in the Company’s retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of 12 months;

•

a lump sum payment at the end of the severance period of the executive’s base salary for a period of 1.6 months per year of continuous service with the Company in excess of 7.5 years, up to a maximum of 12 months; and

•	an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits.

If the triggering event took place following a change-in-control, then the total severance payments during the 12-months severance period would have been equal to the sum of the executive’s annual base salary and annual target bonus, and the lump sum payment due at the end of the severance period would have been equal to 100% of the total, increased by an amount equal to 10% of the lump sum in lieu of benefits. In each case, to receive the full amount of separation pay due under the Plan, the executive would have had to sign a general release of claims against the Company. The executive would have received 50% of the total separation pay if the executive did not sign a release.

As of January 1, 2015, the Committee approved certain modifications to the severance benefits payable under the Plan. There is a brief summary of these modifications in the Compensation Discussion and Analysis on page 51 of this Proxy Statement.

In general, if payments under the Plan are considered “excess parachute payments” under Section 280G of the Internal Revenue Code, then a deduction to the Company will be disallowed and the executive will be subject to an excise tax equal to 20% of the amount. Because of the way the excise tax is calculated, in certain circumstances, the executive may receive a larger after-tax amount (and the Company will be entitled to a larger tax deduction) if the gross amount payable to the executive is reduced. In this case, certain of the executive’s payments would be “cut back” to the largest amount that would not result in payment of any excise tax.

Severance payments to the named executive officers that constitute non-qualified deferred compensation under Section 409A of the Internal Revenue Code will generally be delayed during the first six months following the executive’s termination, as required under Section 409A, and installments that would have otherwise been paid during the six-month delay will be paid in a lump sum following the end of the six-month delay.

Ms. Dillon Hatcher’s U.K. Employment Contract

Ms. Dillon Hatcher does not participate in the Senior Executive Severance Plan due to her residency in the U.K. Instead, she is entitled to 12 weeks’ of notice or pay in lieu of notice under the terms of her U.K. contract if the Company involuntarily terminates her employment other than for cause/misconduct (as provided under her contract). Ms. Dillon Hatcher’s contract otherwise generally provides for the terms of her compensation arrangement, including salary, eligibility to receive annual cash and equity incentive awards and vacation and eligibility for other health and welfare benefits. It also includes confidentiality, return of property and intellectual property covenants and six-month non-compete and non-solicit clauses.

2015 Proxy Statement	69

The following table shows the estimated payments and benefits that would have been provided under the Plan to each named executive officer (other than Ms. Dillon Hatcher) and to Ms. Dillon Hatcher under the terms of her U.K. employment contract if the executive’s employment had terminated on December 31, 2014:

Name	Payment on Termination (a)	Payment on Termination Following Change-in-Control (b)
D. L. Peterson	$915,199	$4,400,000
J. F. Callahan, Jr.	$765,199	$2,970,000
J. L. Berisford	$565,199	$2,090,000
I. Dillon Hatcher (c)	$122,342	$—
N. Sahai	$814,375	$3,300,000
L. Eccleston (d)	$615,199	$2,420,000
K. M. Vittor (d)	$1,234,112	$2,222,000
(a)	The estimated payment on termination reflects the amount payable under the Plan including the estimated present value of continued benefit coverage during the severance period.
(b)	The estimated payment on termination following a change-in-control payable in a lump sum amount includes the severance benefit payable under the Plan plus 10% of the severance amount in lieu of continued benefit coverage.
(c)	We anticipate that, due to her promotion to an executive officer position on November 5, 2014, starting in 2015, Ms. Dillon Hatcher will participate in a U.K. program or plan that will mirror the terms and conditions of the Senior Executive Severance Plan.
(d)	For actual payments received by Messrs. Eccleston and Vittor in connection with their respective departures from the Company, see pages 75 and 76 of this Proxy Statement.

70	2015 Proxy Statement

Key Executive Short-Term Incentive Compensation Plan

The named executive officers may receive a portion of their annual bonus award under the Company’s Key Executive Short-Term Incentive Compensation Plan if the executive terminates employment because of death, disability or retirement, or if the Company terminates the executive other than for cause. Payments are prorated for the period the executive was employed during the year and are made to the executive in a lump sum on the regular payment date under the Plan.

If there is a change-in-control, each named executive officer will receive a payment equal to the average of the named executive officer’s annual bonus payments for the preceding three years, prorated for the period elapsed through the date of the change-in-control. The Company may also pay the executive any additional amount necessary to reflect the actual achievement of the Company performance objectives and individual performance criteria for the executive through the date of the change-in-control.

The following table shows the estimated payments that would have been provided under the Key Executive Short-Term Incentive Compensation Plan to each named executive officer if the executive’s employment had terminated on December 31, 2014, or if a change-in-control had occurred on that date:

Name	Payment on Termination (a)	Payment on Change-in-Control (b)
D. L. Peterson	$1,100,000	$920,000
J. F. Callahan, Jr.	$600,000	$680,850
J. L. Berisford	$400,000	$566,867
I. Dillon Hatcher	$422,740	$366,260
N. Sahai	$700,000	$743,839
L. Eccleston (c)	$500,000	$602,883
K. M. Vittor (c)	$400,000	$478,408
(a)	This assumes full year target level of achievement for the named executive officers. The actual payments under the Company’s Key Executive Short-Term Incentive Compensation Plan are reflected in the Summary Compensation Table on pages 56 and 57 of this Proxy Statement.
(b)	Reflects the average of the actual payments paid over the last three years, except for Mr. Sahai and Ms. Dillon Hatcher. Their payments were determined by the following formula under the Plan: base salary multiplied by the average change-in-control award payments of other participants at the same grade level divided by the average base salary of other participants at the same grade level.
(c)	For actual bonus payments to Messrs. Eccleston and Vittor for 2014, see pages 75 and 76 of this Proxy Statement.

2015 Proxy Statement	71

Stock Incentive Plan. Each of the named executive officers has been granted PSUs and stock options under the Company’s 2002 Stock Incentive Plan. These awards are described on pages 59 through 61 of this Proxy Statement.

Long-Term Performance Awards. For awards granted on or before December 31, 2014, if the named executive officer terminates employment due to retirement, disability or death, or, with the approval of the Compensation and Leadership Development Committee, if the Company terminates the executive other than for cause, the executive is eligible to receive a portion of the shares that are covered by outstanding awards.

If the executive terminates due to retirement or disability, the executive receives the number of shares that would be payable under the terms of the award based on actual performance for the performance period, prorated for the number of years during the award cycle (including the year of termination) that the executive was employed. Delivery of the awarded shares is made in the year following the normal maturity date for the award.

In the event of termination by the Company other than for cause, with the approval of the Compensation and Leadership Development Committee, the executive receives the number of shares that would be payable under the terms of the award based on the actual performance for the performance period, prorated for the number of full months during the award cycle that the executive was employed. Delivery of the awarded shares is made in the year following the normal maturity date for the award.

In the case of the executive’s death, the number of shares awarded is based on actual performance through the year of the executive’s death, prorated for the number of years completed during the award cycle (counting the year of the executive’s death as a completed year). Delivery of the awarded shares is made by March 15 of the year following the executive’s death.

In the event of a change-in-control during the performance period, the executive may receive the number of shares that would be payable upon achievement of the higher of the target or actual performance as follows:

•	a prorated number of shares, based on the portion of the award cycle elapsed before the date of the change-in-control, is released to the executive on the date of the change-in-control; and

•

the value of the remaining shares, generally based on the highest price per share paid in the change-in-control, is paid to the executive in a lump sum in the year following the end of the normal maturity date under the awards.

If not already paid, the cash payment described above will be made to the executive in a lump sum upon termination of the executive’s employment due to retirement, disability or death, or by the Company other than for cause.

Stock Options. For awards granted on or before December 31, 2014, if a named executive officer terminates employment due to death, disability or normal retirement, the executive’s stock options will vest in full. In addition, in the case of death, the options will be exercisable for one year following the date of death, and, in the case of disability or retirement, until the end of the option term. If the executive terminates employment due to early retirement, generally, the vesting of the executive’s stock options will not accelerate, but, to the extent they are vested at the time of retirement and the executive is 55 or older with 10 years of continuous service, the options will be exercisable until the end of the option term.

In the event of a change-in-control, all outstanding stock options will vest in full and will either be converted into awards based on the common stock of the surviving company or paid to the executive in cash. Cash payments under options will be equal to the value of the option shares, generally the highest price per share paid in the change-in-control, less the exercise price of the shares.

72	2015 Proxy Statement

Restricted Stock Units. If the named executive officer terminates employment due to retirement, disability or death, or, with the approval of the Compensation and Leadership Committee, if the Company terminates the executive other than for cause, the executive is eligible to receive a portion of the shares that are covered by the outstanding RSUs. In the event of a change-in-control during the vesting period, if assumed on substantially the same terms and conditions, RSUs will roll over into awards of the successor company’s stock and will remain outstanding subject to their original vesting terms, except that they will vest in full if the executive’s employment is terminated due to retirement, disability or death or by the Company without cause within 24 months following the change-in-control. If RSUs are not so assumed, they will vest in full upon the change-in-control.

Restricted Stock Awards. For awards granted on or before December 31, 2014, if the named executive officer’s employment is terminated for any reason other than death, restricted stock awards will be forfeited. In the case of death, a portion of restricted stock awards will vest on a prorata basis. In the event of a change-in-control during the vesting period, restricted stock awards will vest in full upon the change-in-control.

Awards Granted After December 31, 2014. Awards granted under the Company’s 2002 Stock Incentive Plan after December 31, 2014 are subject to “double-trigger” treatment in the case of a change-in-control. For details, see page 52 of this Proxy Statement.

2015 Proxy Statement	73

The following table shows the estimated payments and benefits that would have been provided to each named executive officer in respect of stock options and Long-Term Awards under the Company’s 2002 Stock Incentive Plan if the executive’s employment had terminated on December 31, 2014, or if a change-in-control had occurred on that date:

	Termination of Employment			Change-in-Control
Name	Stock Options (a)	Long-Term Awards (b)	Total	Stock Options (a)	Long-Term Awards (c)	Total
D. L. Peterson	$1,355,690	$10,389,240	$11,744,930	$1,355,690	$13,963,454	$15,319,144
J. F. Callahan, Jr.	$665,003	$5,074,470	$5,739,473	$665,003	$7,865,965	$8,530,968
J. L. Berisford	$565,283	$3,552,986	$4,118,269	$565,283	$4,539,537	$5,104,820
I. Dillon Hatcher	$60,072	$84,086	$144,158	$60,072	$1,238,701	$1,298,773
N. Sahai	$214,900	$400,232	$615,132	$214,900	$2,396,854	$2,611,754
L. Eccleston (d)	$631,755	$3,864,416	$4,496,171	$631,755	$4,753,979	$5,385,734
K. M. Vittor (d)	$573,924	$3,510,632	$4,084,556	$573,924	$4,318,778	$4,892,702
(a)	Reflects accelerated vesting for all unvested stock option awards upon death, disability or with the consent of the Compensation and Leadership Development Committee.
(b)	Reflects actual achievement in the 2012 cycle and prorated participation and target achievement in the 2013 and 2014 award cycles through December 31, 2014 upon death, disability or retirement, or involuntary termination without cause, with the consent of the Compensation and Leadership Development Committee. (With respect to Mr. Peterson, these amounts include a prorated time-based restricted stock award, payable in the event of death.)
(c)	Reflects actual achievement for the 2012 award and target achievement of the performance goals for the 2013 and 2014 awards. With respect to Ms. Dillon Hatcher and Messrs. Peterson, Callahan and Sahai, this amount includes time-based restricted stock and RSU awards.
(d)	For actual treatment of equity awards held by Messrs. Eccleston and Vittor in connection with their respective departures from the Company, see pages 75 and 76 of this Proxy Statement.

Retirement and Other Benefits

As described on pages 63 through 65 of this Proxy Statement, except as noted below, each of the named executive officers is entitled to receive benefits under the Company’s Employee Retirement Plan (the “ERP”) and the Employee Retirement Plan Supplement (the “ERPS”) and, as described below, the Company’s Management Supplemental Death & Disability Benefits Plan. Messrs. Peterson and Sahai joined the Company in 2011 and 2014, respectively, and thus neither was eligible to participate in the ERP and ERPS before they were frozen on April 1, 2012. Ms. Dillon Hatcher, who also joined the Company in 2014, is not eligible to participate in the Company’s U.S. benefit plans. In addition, the named executive officers, other than Ms. Dillon Hatcher, participate in The 401(k) Savings and Profit Sharing Plan of McGraw Hill Financial, Inc. and its Subsidiaries, described on page 57 of this

Proxy Statement, and are eligible to participate in

the McGraw Hill Financial, Inc. 401(k) Savings and Profit Sharing Plan Supplement, described on pages 66 and 67 of this Proxy Statement, and were eligible to participate in the Key Executive Short-Term Incentive Deferred Compensation Plan, described on page 67 of this Proxy Statement.

Employee Retirement Plan and Supplement. Following termination of their employment, except as noted above, the named executive officers are entitled to receive retirement benefits (described on pages 63 through 65 of this Proxy Statement) under the Company’s Employee Retirement Plan and Employee Retirement Plan Supplement, and have accrued the benefits shown on page 63 of this Proxy Statement through the end of the 2014 fiscal year. In the event of a change-in-control, the executives will receive, in a lump sum, the actuarial equivalent of their accrued benefits under the Employee

74	2015 Proxy Statement

Retirement Plan Supplement as described on pages 64 and 65 of this Proxy Statement.

Management Supplemental Death & Disability Benefits Plan. Under our Management Supplemental Death & Disability Benefits Plan, if an executive dies before retirement, the executive’s beneficiary will receive a lump sum death benefit equal to 200% of the executive’s base salary in effect at the time of death. In addition, if the executive is disabled prior to age 65, the executive will be entitled to an annual benefit equal to 50% of the greater of: (a) 1.5 times the executive’s base salary in effect immediately preceding the date of the executive’s disability; or (b) the executive’s highest annual base salary and highest annual target bonus during the preceding 36 months occurring prior to January 1, 2005. The benefit generally will be offset by other disability or qualified retirement benefits payable to the executive and will continue until the executive is no longer disabled or reaches age 65. Ms. Dillon Hatcher is not eligible to participate in this U.S.-based plan.

Non-Qualified Deferred Compensation Plans. In the event of a change-in-control, the named executive officers, other than Ms. Dillon Hatcher, will receive payment in a lump sum of their account balances under the Company’s 401(k) Savings and Profit Sharing Plan Supplement and the Company’s Key Executive Short-Term Incentive Deferred Compensation Plan. The named executive officers, other than Ms. Dillon Hatcher, may also receive these amounts in connection with their termination of employment. Each executive’s account balances under these Plans at the end of the 2014 fiscal year are shown on page 66 of this Proxy Statement.

Payments to Messrs. Eccleston and Vittor in Connection with their Departures

In connection with their departures, Messrs. Eccleston and Vittor received payments and benefits in accordance with pre-existing plans and awards. In addition, Mr. Eccleston received certain other miscellaneous benefits in connection with his departure. These payments and benefits are summarized and quantified below.

Mr. Eccleston. Mr. Eccleston ceased to serve as an executive officer of the Company on July 14, 2014 but remained in a non-executive officer role with the Company until December 31, 2014. In connection with his departure, Mr. Eccleston received severance benefits under our Senior Executive Severance Plan consisting of (i) 12 months of salary continuation for a total of $600,000 and (ii) 12 months of continuation of health and welfare benefits under our benefit plans. Mr. Eccleston executed a general release of claims against the Company in connection with his departure.

In addition, Mr. Eccleston received his bonus for the 2014 year in the amount of $557,094. Mr. Eccleston’s outstanding equity awards were treated pursuant to the terms of the applicable award agreements as follows:

(i) his unvested options will continue to vest through December 31, 2015, the end of his separation pay period. As of December 31, 2014, Mr. Eccleston held 25,427 unvested options, 10,543 of which are expected to vest by December 31, 2015. As of December 31, 2014, these options were valued at $289,033. The vested options will remain exercisable for six months following the end of the separation pay period. Any unvested options will be forfeited; and

(ii) his unearned PSUs, with a target number of 21,446 shares and with a value at target of $1,908,265 using the closing price of our common stock of $88.98 on December 31, 2014, remained outstanding and will pay out based on the applicable performance criteria on the originally scheduled payment dates, subject to proration through December 31, 2014.

In connection with his departure from the Company, Mr. Eccleston will also receive distributions from the Company’s non-qualified deferred compensation plans, as further described in the Non-Qualified Deferred Compensation Table and accompanying narrative disclosures found on pages 66 and 67 of this Proxy Statement. Finally, Mr. Eccleston also received payout of accrued but unused vacation ($46,154), outplacement services, as well as continuation of executive health services, tax preparation services and fitness club services for one year following his departure.

2015 Proxy Statement	75

Mr. Vittor. Mr. Vittor retired from his role as Executive Vice President and General Counsel of the Company on August 4, 2014, and remained in a non-executive role with the Company until December 31, 2014. Under the terms of the Key Executive Short-Term Incentive Plan, Mr. Vittor received his bonus for the 2014 year in the amount of $450,000. Mr. Vittor’s outstanding equity awards were treated pursuant to the terms of the applicable award agreements relating to normal retirement as follows:

(i) his unvested options vested in full for a total of 23,099 shares with a value of

$573,924 using the closing price of our common stock of $88.98 on December 31, 2014, and will remain exercisable through the expiration date of each award; and

(ii) his unearned PSUs, with a target number of 19,483 shares and with a value at target of $1,733,597 using the closing price of our common stock of $88.98 on December 31, 2014, remained outstanding and will pay out based on the applicable performance criteria on the originally scheduled payment dates, subject to proration through December 31, 2014.

76	2015 Proxy Statement

2014 DIRECTOR COMPENSATION

Directors who are employees of the Company receive no additional compensation for serving on the Board or its Committees. Mr. Harold McGraw III received compensation in 2014 for his services as Non-Executive Chairman. The following table contains information regarding the compensation the Company paid to the non-employee Directors in 2014, including to Mr. McGraw as Non-Executive Chairman.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (a)	All Other Compensation ($) (b)	Total ($)
Sir Winfried Bischoff	$116,500		$115,000	$ 221	$231,721
William D. Green	$106,000	(c)	$115,000	$ 221	$221,221
Charles E. Haldeman, Jr.	$107,500	(d)	$115,000	$ 221	$222,721
Rebecca Jacoby	$ 13,167	(e)	$ 28,750	$ 18	$ 41,935
Linda Koch Lorimer	$ 32,333	(c)(f)	$ 38,333	$ 74	$ 70,740
Harold McGraw III (g)	$400,000		–	$511,046	$911,046
Robert P. McGraw	$ 94,000		$115,000	$ 3,221	$212,221
Hilda Ochoa-Brillembourg	$104,500	(d)	$115,000	$ 5,221	$224,721
Sir Michael Rake	$116,500	(h)	$115,000	$ 221	$231,721
Edward B. Rust, Jr.	$141,500	(d)	$115,000	$ 5,221	$261,721
Kurt L. Schmoke	$106,000	(i)	$115,000	$ 1,221	$222,221
Sidney Taurel	$121,000		$115,000	$ 3,221	$239,221
Richard E. Thornburgh	$106,000	(c)	$115,000	$ 5,221	$226,221

(a)	Represents grant date fair value calculated in accordance with FASB ASC Topic 718 for deferred stock credited under the Director Deferred Stock Ownership Plan, as described below. The assumptions used to calculate the grant date fair value of the deferred share credits were in accordance with FASB ASC Topic 718 as disclosed in Footnote 7 to the 2014 Consolidated Financial Statements, which appears in the Company’s Form 10-K filed with the SEC on February 13, 2015. The awards outstanding under this Plan as of December 31, 2014, which is further described on page 79 of this Proxy Statement, are as follows:

Name	# of Shares
Sir Winfried Bischoff	30,643
William D. Green	5,088
Charles E. Haldeman, Jr.	4,263
Rebecca Jacoby(i)	—
Linda Koch Lorimer(ii)	—
Robert P. McGraw	32,927
Hilda Ochoa-Brillembourg	42,244
Sir Michael Rake	16,617
Edward B. Rust, Jr.	59,346
Kurt L. Schmoke	34,783
Sidney Taurel	41,456
Richard E. Thornburgh	3,093

(i)	Ms. Jacoby joined the Board in 2014 and thus did not receive any deferred share credits as a Director in 2014.
(ii)	Ms. Lorimer’s balance of 57,689 shares under the Director Deferred Stock Ownership Plan was paid to her following the 2014 Annual Meeting.

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(b)	Represents life insurance premiums and in the case of the following Directors, a charitable contribution was made by the Company in their names in recognition for the contribution they made to the McGraw Hill Financial Political Action Committee (“MHFI PAC”) as follows: $5,000 with respect to Ms. Ochoa-Brillembourg and Messrs. Rust and Thornburgh and $1,000 with respect to Mr. Schmoke. Under the MHFI PAC program, the Company contributed funds to a charitable organization of the donor’s choice that matched the donor’s contribution to the MHFI PAC up to a maximum of $5,000.

In the case of Messrs. Robert McGraw and Taurel, a charitable contribution in the amount of $3,000 was made by the Company in each of their names under the Company’s Matching Gift Program. The Program is open to active employees and Directors and to retired employees and Directors for up to three years after retirement. The minimum contribution that the Company will match is $25 and the maximum is $3,000 each year.

For Mr. Harold McGraw III, the amount also includes the aggregate incremental cost to the Company for his personal use of Company provided aircraft (net of personal reimbursement), personal use of Company cars, security arrangements, office space and secretarial support ($321,335).

(c)	Voluntarily elected to fully defer this payment under the Director Deferred Compensation Plan.
(d)	Voluntarily elected to fully defer this payment under the Director Deferred Stock Ownership Plan.
(e)	Ms. Jacoby was elected a Director of the Company on October 23, 2014 and thus the annual cash retainer payable to Ms. Jacoby was prorated to reflect the portion of the year during which she served as a Director.
(f)	Ms. Lorimer did not stand for re-election as a Director at last year’s Annual Meeting held on April 30, 2014 and thus the annual cash retainer payable to Ms. Lorimer was prorated to reflect the portion of the year during which she served as a Director.
(g)	Mr. Harold McGraw III, our Non-Executive Chairman, does not participate in the arrangements applicable to the other non-employee Directors and instead is compensated in the manner described below under “Compensation of the Non-Executive Chairman.”
(h)	Voluntarily elected to defer 27% under the Director Deferred Compensation Plan.
(i)	Voluntarily elected to defer one-half of this payment under the Director Deferred Stock Ownership Plan and the remaining one-half under the Director Deferred Compensation Plan.

ANNUAL COMPENSATION

The Company provides annual compensation to non-employee Directors as follows:

Cash Compensation in 2015

•	annual cash retainer of $70,000;

•	$1,500 for each Board meeting attended;

•	$1,500 for each Committee meeting attended; and

•

annual cash retainer of $15,000 to the Chairs of Committees of the Board. Additionally, an annual cash retainer of $25,000 will be paid to the Presiding Director. However, in the event the Presiding Director is also a Chair of a Committee, the annual cash retainer paid to the Presiding Director will be $10,000.

Compensation of the Non-Executive Chairman

The Company’s Corporate Governance Guidelines require the Board to select a Chairman on an annual basis based on the criteria that the Nominating and Corporate Governance Committee recommends and the Directors believe to be in the best interests of the Company. Accordingly, the Board appointed Mr. Harold McGraw III to serve as our Non-Executive Chairman for the period from April 30, 2014 through April 29, 2015. As Non-Executive Chairman, Mr. McGraw’s responsibilities are in addition to those of other Directors, as described on page 9 of this Proxy Statement. In consideration of his services, the Nominating and Corporate Governance Committee recommended, and the Board approved, based on a recommendation by Pay Governance LLC, a Non-Executive Chairman retainer at the annual rate of $400,000 for Mr. McGraw, payable in monthly installments in cash in accordance with current payment practices for retainers paid to our Board members. This retainer is in lieu of all other cash retainers, meeting fees and share compensation that we pay to our other non-employee Directors. The

78	2015 Proxy Statement

Board also determined to continue, until the earlier of the 2015 Annual Meeting or Mr. McGraw’s retirement from the Board (which will now be the same date), the security arrangements and car service that were provided to him while he served as our President and Chief Executive Officer, as well as his right to travel on Company provided aircraft through May 16, 2014. Mr. McGraw was required to reimburse the Company for any personal use of Company provided aircraft in accordance with the Company’s practice as described on page 32 of this Proxy Statement. Mr. McGraw made payments to the Company of $30,581 for such use. The Board has also agreed to provide Mr. McGraw with office space and secretarial support for four years following his retirement from the Board.

Share Compensation

Each non-employee Director, other than Mr. Harold McGraw III, receives an annual deferred share credit of $115,000 pursuant to the Director Deferred Stock Ownership Plan. The earned deferred share credit of $90,000 in 2013 was paid in 2014 under this Plan. This $90,000 was credited as 1,157.56 deferred shares based on the closing price of the Company’s common stock on January 2, 2014 of $77.75.

These deferred share credits are payable in shares of the Company’s common stock following a Director’s termination of Board membership. This Plan also permits Directors to elect to receive all or part of their annual cash retainer and Board and Committee fees in deferred shares of common stock in lieu of these cash payments. For 2015, the Company has written agreements with Ms. Ochoa-Brillembourg and Messrs. Haldeman, Rust and Schmoke to re-

ceive all or part of these cash payments as deferred shares.

Other Director Plans

Directors may also elect to defer all or part of their annual cash retainer and Board and Committee fees under the Director Deferred Compensation Plan. For 2015, the Company has written agreements to defer cash payments under this Plan with Sir Michael Rake and Messrs. Green and Schmoke. Interest is payable on the deferred cash amount at 120% of the applicable Federal Long-Term Rate as prescribed by the Internal Revenue Service in December of the year prior to the year in which the Director compensation is credited.

Director Stock Ownership Guidelines

Under the Company’s By-Laws, each Director is required to own or acquire 400 shares of the Company’s common stock within 90 days of his or her election to the Board and to hold such shares through his or her tenure as a Director. Additionally, under the Company’s Non-Employee Director Stock Ownership Guidelines, each non-employee Director is required to own or acquire, within five years of election to the Company’s Board of Directors, shares of common stock of the Company (including deferred share units held under the Director Deferred Stock Ownership Plan) having a market value of at least five times the annual cash retainer for serving as a Director of the Company. Based on the holdings of shares and deferred share units under the Director Deferred Stock Ownership Plan, as of February 25, 2015, each Director was in compliance with the minimum holding requirement under the Company’s Non-Employee Director Stock Ownership Guidelines (taking into account the applicable five-year transition period).

2015 Proxy Statement	79

OWNERSHIP OF COMPANY STOCK

A beneficial owner of stock is a person who has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the stock.

Company Stock Ownership of Management (a),(b)

The following table shows the number of shares of the Company’s common stock beneficially owned on February 25, 2015 by each of our Directors and Director nominees; the Chief Executive Officer and the other six named executive officers in the Summary Compensation Table; and all individuals who served as Directors or executive officers at February 25, 2015, as a group.

Name of Beneficial Owner	Sole Voting Power and Sole Investment Power	Shared Voting Power and Shared Investment Power	Right to Acquire Shares within 60 Days by Exercise of Options	Total Number of Shares Beneficially Owned	Percent of Common Stock(a)		Director Deferred Stock Ownership Plan(c)
John L. Berisford	38,851		9,433	48,284	(d	)
Sir Winfried Bischoff	4,000			4,000	(d	)	32,404
Jack F. Callahan, Jr.	42,607		67,382	109,989	(d	)
Imogen Dillon Hatcher	0		0	0	(d	)
Louis Eccleston	40,072		60,282	100,354	(d	)
William D. Green	1,000			1,000	(d	)	6,497
Charles E. Haldeman, Jr.	3,000			3,000	(d	)	6,912
Rebecca Jacoby	400			400	(d	)	331
Harold McGraw III	6,475,971	741,055	2,104,837	9,321,863(e)	3.4%
Robert P. McGraw	452,673	607,349		1,060,022(f)	(d	)	34,720
Hilda Ochoa-Brillembourg	1,800			1,800	(d	)	45,381
Douglas L. Peterson	95,678		110,894	206,572	(d	)
Sir Michael Rake	400			400	(d	)	18,185
Edward B. Rust, Jr.	2,000			2,000	(d	)	63,149
Neeraj Sahai	13,443		6,348	19,791	(d	)
Kurt L. Schmoke	1,036			1,036	(d	)	37,217
Sidney Taurel	4,000			4,000	(d	)	43,366
Richard E. Thornburgh	5,000			5,000	(d	)	4,475
Kenneth M. Vittor	58,243		29,023	87,266	(d	)
All Directors and executive officers of the Company as a group (a total of 25, including those named above)(g)	7,338,510	785,755	2,580,851	10,705,116	4%		292,637

(a)	The number of shares of common stock outstanding on February 25, 2015 was 274,030,382 . The percent of common stock is based on such number of shares and is rounded off to the nearest one tenth of one percent.
(b)	None of the shares included in the above table constitutes Directors’ qualifying shares.
(c)	This amount represents the number of shares of the Company’s common stock which has been credited to a bookkeeping account maintained for each non-employee Director of the Company under the Director Deferred Stock Ownership Plan. This Plan is further described on page 79 of this Proxy Statement.
(d)	Less than 1%.
(e)	With respect to the shares reported in the above table for Mr. Harold McGraw III: (i) Mr. Harold McGraw III has sole voting and investment power over 3,199,160

80	2015 Proxy Statement

shares as manager of a limited liability company established for estate planning purposes by Mr. Harold W. McGraw, Jr.; (ii) Mr. Harold McGraw III has sole voting and investment power over 1,277,739 shares as trustee and shared voting and investment power over 175,606 shares with co-trustees under trusts established by Mr. Harold W. McGraw, Jr. for the benefit of Mr. Harold McGraw III and certain family members; (iii) Messrs. Harold McGraw III and Robert P. McGraw and another family member have shared voting and investment power over 562,649 shares held in a family foundation; and (iv) Mr. Harold McGraw III has sole voting and investment power over 430,200 shares as trustee of two trusts created under the will of Mr. Thomas P. McGraw.

(f)	With respect to the shares reported in the above table for Mr. Robert P. McGraw: (i) Mr. Robert P. McGraw has sole voting and investment power over 373,389 shares as trustee and shared voting and investment power over 44,700 shares with co-trustees under trusts established by Mr. Harold W. McGraw, Jr. for the benefit of Mr. Robert P. McGraw and certain family members; and (ii) Messrs. Robert P. McGraw and Harold McGraw III and another family member have shared voting and investment power over 562,649 shares held in a family foundation.
(g)	Spouses and children of some members of this group may own other shares in which the members of this group disclaim any beneficial interest and which are not included in the above table.

Company Stock Ownership of Certain Beneficial Owners

The following table shows information as to any person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock on the date indicated below.

Name and Address of Beneficial Owner	Sole or Shared Voting Power	Sole or Shared Dispositive Power	Total Number of Shares Beneficially Owned	Percent of Common Stock(a)
FMR LLC 245 Summer Street Boston, Massachusetts 02210(b)	1,388,190	24,129,591	24,129,591	8.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355(c)	469,213	16,307,461	16,307,461	6.0%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022(d)	12,400,997	14,642,785	14,642,785	5.4%

(a)	The percent of common stock in footnotes (b) through (d) below is based on information reported in SEC filings.
(b)	On February 13, 2015, FMR LLC (“FMR”) filed a Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. FMR has certified in its Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the
Company. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.
(c)

On February 11, 2015, The Vanguard Group (“Vanguard”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. Vanguard has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held

2015 Proxy Statement	81

for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.
(d)	On February 2, 2015, BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. BlackRock has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

82	2015 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Under SEC rules, our Directors, executive officers and holders of more than 10% of our stock, if any, are required to file with the SEC reports of holdings and changes in beneficial ownership of

Company stock. We have reviewed copies of these SEC reports as well as other records and information. Based on that review, we believe that all reports were timely filed during 2014.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S

FEES AND SERVICES

Shareholders are being asked to ratify the appointment of Ernst & Young LLP as the independent Registered Public Accounting Firm for the Company and its subsidiaries for 2015. Please see page 93 of this Proxy Statement for voting information. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and such representative will be available to respond to appropriate questions.

During the years ended December 31, 2014 and December 31, 2013, Ernst & Young LLP audited the consolidated financial statements of the Company and its subsidiaries. The aggregate fees Ernst & Young LLP billed the Company for these years for professional services rendered were as follows:

Services Rendered	Year Ended 12/31/14	Year Ended 12/31/13
Audit Fees	$5,383,600	$5,860,700
Audit-Related Fees	$1,866,400	$1,561,700
Tax Fees	$2,488,200	$2,565,600
All Other Fees	$0	$0

•

Audit fees included fees for professional services rendered for the audits of the consolidated financial statements of the Company, audits of the effectiveness of the Company’s internal control over financial reporting, reviews of the quarterly consolidated financial statements, statutory audits, securities registration statements and accounting consultations on matters related to the annual audits or interim reviews.

•	Audit-related fees generally included fees for benefit plans or other special purpose audits, including fees pertaining to procedures related to the Company’s regulatory environment.
•	Tax fees included fees primarily for tax compliance and advice.

•	All other fees generally include fees for advisory services related to accounting principles, rules and regulations.

In addition, the policies and procedures contained in the Audit Committee Charter (which can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations Website at http://investor.mhfi.com) provide that the Committee must pre-approve both the retention of the independent auditor for non-audit services and the fee for such services in accordance with the Company’s independence guidelines.

2015 Proxy Statement	83

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING

Item 1. Election of Directors

The persons listed below, each of whom is currently a Director of the Company, have been nominated by the Board, on the recommendation of the Nominating and Corporate Governance Committee, for election to a one-year term of office that will expire at the next Annual Meeting or until their successors are elected and qualify. Each nominee listed below has agreed to serve his or her respective term. If any Director is unable to stand for election, the individuals named as the proxies have the right to designate a substitute. If that happens, shares represented by proxies may be voted for a substitute Director.

The Board recommends that you vote FOR each of the following nominees:

•	Sir Winfried Bischoff

•	William D. Green
•	Charles E. Haldeman, Jr.

•	Rebecca Jacoby

•	Robert P. McGraw

•	Hilda Ochoa-Brillembourg

•	Douglas L. Peterson

•	Sir Michael Rake

•	Edward B. Rust, Jr.

•	Kurt L. Schmoke

•	Sidney Taurel

•	Richard E. Thornburgh

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for these nominees.

Biographical information about these nominees can be found on pages 12 through 23 of this Proxy Statement.

Item 2. Proposal to Approve the Performance Goals Under the Company’s 2002 Stock Incentive Plan, as amended and restated

Introduction

The Board is seeking shareholder approval of the material terms of the performance goals under the Company’s 2002 Stock Incentive Plan, as amended and restated (the “Plan”) for purposes of Section 162(m) of the Internal Revenue Code (the “Code”).

The Company is not proposing to add any shares or make any other material revisions to the Plan. Rather, this proposal is being presented to shareholders solely to address the approval requirements of Section 162(m) described below.

Approval of Material Terms of Performance Goals

Section 162(m) limits our ability to deduct for federal income tax purposes any compensation in excess of $1 million paid to the Company’s CEO and the three other highest compensated executives other than the CFO (the “covered executives”). This $1 million limitation, however, does not apply to “performance-based compensation” under Section 162(m).

To qualify as performance-based compensation under Section 162(m), the compensation must (among other requirements) be subject to attainment of performance goals, the material terms of which have been disclosed to shareholders and approved by a majority shareholder vote. Section 162(m) and related regulations further require that if the compensation committee approving the compensation has authority to vary the performance goals, the material terms of the performance goals must again be disclosed and reapproved by shareholders at least every five years. Our Compensation and Leadership Development Committee (the “Committee”) has authority to vary these performance goals and shareholders last approved the performance

84	2015 Proxy Statement

goals at the 2010 Annual Meeting when shareholders voted to approve the Plan. In addition, our Committee has amended the performance goals, effective as of February 24, 2015, to replace “revenue growth” with “revenue” and “stock price growth” with “stock price” as summarized below. Accordingly, we are asking you at this Annual Meeting to approve the material terms relating to the performance goals under the Plan so that compensation paid to the covered executives will continue to qualify as performance-based compensation under Section 162(m), which will not be subject to the $1 million deduction limitation.

For purposes of Section 162(m), the material terms relating to the performance goals we are asking you to approve consist of: (i) the employees eligible to receive awards under the Plan; (ii) a description of the available performance measures, as amended; and (iii) the maximum amount that can be paid under awards if the performance goals are achieved. If shareholder approval is not received at this Annual Meeting, the Plan will remain effective, but we will not be able to deduct compensation under the Plan that would have otherwise qualified as performance-based compensation under Section 162(m).

The following is a summary of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the Plan

The purpose of the Plan is to provide an opportunity for the Company’s employees to acquire a proprietary interest in the Company and strengthen the mutuality of interests between employees and the Company’s shareholders. We believe this provides an added incentive to employees to contribute to the Company’s future success and prosperity which will enhance the value of the Company for the benefit of the shareholders.

The total number of shares of stock reserved and available for grants of awards under the Plan is equal to the remaining number of shares of stock reserved and available for grants of awards immediately prior to the date of the 2015 Annual Meeting (the “Aggregate Limit”), which Aggregate Limit, as of December 31, 2014, was equal to 31,334,342. The Aggregate Limit will not be reduced by: (i) shares of stock subject to an award payable only in cash or property other than stock, or other awards for which shareholder approval is not required under the listing standards of the New York Stock Exchange; or (ii) in the case of awards granted in tandem with each other, shares of stock in excess of the number of shares of stock issuable under the awards.

Administration

The Committee administers the Plan and has authority to:

•	select employees to be granted awards;

•	determine the types of awards and the numbers of shares or amount of cash to be covered by such awards;

•

establish the terms, conditions and provisions of such awards (including, but not limited to, share price, any restriction or limitation, including any restrictive covenant, the granting of dividend equivalents or any vesting acceleration or forfeiture waiver of any recoupment provision);

•	interpret the Plan;

•	establish, amend and repeal administrative rules and regulations relating to the Plan; and

•	otherwise supervise the overall administration of the Plan.

Eligible Employees

Officers and other employees of the Company and its subsidiaries and affiliates are eligible to be participants under the Plan. Outside Directors of the Company, however, are ineligible to participate in the Plan. As of March 1, 2015, approximately 820 officers and employees have received an award under the Plan.

2015 Proxy Statement	85

Plan Awards

The Plan permits the granting of any or all of the following types of awards:

•	non-qualified stock options;

•	stock appreciation rights (“SARs”);

•	performance awards;

•	restricted stock awards; and

•	other awards valued in whole or in part by reference to, or otherwise based on, the Company’s common stock (“other stock-based awards”).

Stock Options. The Committee fixes the option price at which the common stock may be purchased under the Plan. This price cannot be less than 100% of the fair market value of the stock on the date the option is granted. Options currently vest over a three year period, with 33% vesting on the first and second anniversary of the grant and 34% vesting on the third anniversary of the grant. No options are exercisable prior to the first anniversary of the grant date unless otherwise determined by the Committee. The Committee also fixes the option term, although no option may be exercised more than ten years after it has been granted. The Plan prohibits repricing of options without prior shareholder approval.

The exercise price is paid in cash or, if the Committee permits, through delivery of shares of common stock having a fair market value equal to the purchase price, by withholding shares otherwise payable pursuant to the award, or by a combination of cash and common stock. In the event of retirement, disability or death of a participant, any stock option may be exercised for a specified period of time after such event as described in the Plan or the participant’s award. Unless the Committee determines otherwise, if a participant’s employment with the Company is terminated, except for cause, a stock option that has vested may generally be exercised for six months after termination.

Stock Appreciation Rights (“SARs”). The Committee has the right to grant SARs alone or in tandem with other awards. When a SAR is exercised, the holder is entitled to receive the excess of the fair market value of the shares for which the SAR is exercised over the option price of the related stock option. The form of payment of a SAR may be specified by the Committee at or after the time of grant. On such exercise, any stock option or other award to which such SAR is related is deemed to have been exercised.

Performance Awards. The Plan permits the Committee to make awards of performance awards. A performance award is an award of shares, cash or performance share units (“PSUs”) whose vesting and forfeiture restrictions are related to the attainment of one or more performance goals and objectives (including the goals and objectives described below under “Section 162(m)”) and such other terms and conditions as the Committee may specify. Recipients of performance awards are not required to provide consideration to the Company, other than the rendering of services. Awards of performance shares or PSUs may include dividends or dividend equivalents, which shall not be paid currently but shall be subject to the same vesting and performance conditions as the underlying awards. Performance awards may not be sold by the recipient while subject to the performance conditions.

Restricted Stock. Restricted stock is an award of shares whose vesting and forfeiture restrictions are related to the participant’s continued service with the Company for a specified period of time and such other terms and conditions as the Committee may specify. The Committee determines the time or times when such awards are subject to forfeiture, and all of the other terms and conditions of such grants. Recipients of restricted stock are not required to provide consideration to the Company, other than the rendering of services.

Restricted stock may not be sold by the recipient during the forfeiture period determined by the Committee. The participant has, with respect to such stock awards, all of the rights of a shareholder of the Company, including the right to vote such shares and the right to receive dividends. Subject to certain exceptions described

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in the Plan, on termination of employment during the restriction period, the participant forfeits all shares still subject to restriction.

Other Stock-Based Awards. The Committee has, in addition to performance stock and restricted stock, the authority under the Plan to make awards of stock and awards payable in cash and stock that are valued in whole or in part by reference to, or are otherwise based on, the Company’s common stock. These awards may include deferred awards, dividend equivalents, cash or stock-settled restricted share units, phantom stock, and similar units. These awards may be granted either alone or in addition to or in tandem with other awards. The terms and conditions of the award are determined at the discretion of the Committee. An award may include a participant’s right to receive, either currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award.

Term

The Plan continues in effect for a period of ten years from the date of the Company’s 2010 Annual Meeting, unless earlier terminated by the Board.

Amendments

The Board and Committee may amend the Plan to the extent permitted by law, however, the Board and Committee may not impair the right of any participant without the participant’s consent. In addition, the Committee may not reduce the option price per share or cancel a stock option or SAR in exchange for a cash payment or another award, including a new option or SAR having a lower option price, without prior shareholder approval.

Change-in-Control

For awards granted prior to January 1, 2015, the Plan provides that, in the event of a change-in-control of the Company, except as otherwise provided in the award documentation:

•	all SARs outstanding and all stock options granted become fully exercisable and vested;

•	the restriction and deferral limitations applicable to any grants of performance stock, restricted stock and other stock-based awards will lapse and such shares will be fully vested; and

•

all outstanding stock options, SARs, performance stock, restricted stock and other such stock-based awards will, at the discretion of the Committee, be either cashed out or converted into awards based upon publicly traded common stock of the company that acquires the Company or which otherwise results from the change-in-control.

For awards granted on or after January 1, 2015, the Plan provides for double-trigger treatment in the event of a change-in-control of the Company, except as otherwise determined by the Committee or provided in the award documentation: Specifically,

•

to the extent the successor company (or a subsidiary or parent thereof) assumes or provides a substitute for the SARs, stock options, restricted stock awards, RSUs and any other stock-based awards outstanding under the Plan on substantially the same terms and conditions, such awards will remain outstanding and will generally vest and pay out on the earlier of original vesting payment dates or certain qualifying terminations of employment, as applicable. If awards are not assumed or substituted, the awards will fully vest and, in the case of SARs and stock options, become exercisable as of the date of the change-in-control; and

•

to the extent the successor company (or a subsidiary or parent thereof) assumes or provides a substitute for the performance awards outstanding under the Plan, such performance awards will convert into time-vesting restricted stock or unit awards, as applicable, with otherwise substantially the same terms and conditions (x) at target, to the extent less than 50% of the applicable performance period has been completed or (y) based on performance through the date of such change-in-control, to the extent 50% or more of the applicable performance period has been completed. Such converted awards will otherwise remain

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outstanding and will generally vest and/or pay out on the earlier of original payment dates or certain qualifying terminations of employment, as applicable. If awards are not assumed or substituted, the awards will fully vest and will be paid out under the terms of the applicable award documentation.

Section 162(m)

As noted above, Section 162(m) limits the Company’s tax deduction to $1 million per year for certain compensation paid to each of the Company’s covered executives. This limitation does not apply to “performance-based compensation.” Options and SARs may qualify as performance-based compensation if shareholders approve a maximum limit on the number of shares underlying such awards that may be granted to any participant over a specified period. Other awards may qualify as performance-based compensation if payment under such awards is made under the following circumstances:

•	on account of the achievement of one or more objective performance goals established by a compensation committee consisting exclusively of two or more outside directors;

•	under certain terms approved by shareholders, including the maximum amount payable to any individual and performance goals to be used; and

•	following certification by the Committee that the performance goals and other material conditions precedent to payment have been satisfied.

Plan Information and Performance Measures

The Board is seeking shareholder approval of the material terms of the performance goals under the Plan to permit the Company to continue to deduct for tax purposes compensation paid to the Company’s covered executives under awards that qualify as performance-based compensation (“Qualifying Awards”).

The Plan provides that two types of Qualifying Awards may be granted. The first type is stock options and SARs. No participant may receive stock options or SARs covering more than four million shares of stock in any 60-month period. The second type includes performance awards whose payment is conditioned on attainment of the performance objectives for the performance goals the Committee establishes for a performance cycle in accordance with the provisions of Section 162(m). More than one performance goal may apply to a given performance cycle based on attainment of the performance objectives for any of the performance goals applicable to that cycle. The Committee determines the duration of a performance cycle, and the Committee will be authorized to permit overlapping or consecutive performance cycles. However, the performance cycle may not be shorter than one year.

The performance goals that the Committee may select for a performance cycle include any of the following: diluted earnings per share; net income; operating margin; operating income and net operating income; pretax profit; revenue; return on sales; return on equity; return on assets; return on investment; stock price; total return to shareholders; EBITDA; economic profit; and cash flow. Each of the foregoing may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures, and may be measured on an absolute basis or relative to selected peer companies or a market index.

The Committee will have the discretion, by participant and by award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under the award if the participant satisfies the performance objectives included in the Qualifying Award.

For any performance award denominated in shares of stock with a duration of 36 months, no participant may receive Qualifying Awards covering more than 600,000 shares of stock or which provide for the payment for such performance cycle of more than 600,000 shares of stock (or cash amounts based on the value of more than 600,000 shares of stock). For a performance cycle that is longer or shorter than 36

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months, the maximum limits set forth in the previous sentence will be adjusted by multiplying such limit by a fraction, the numerator of which is the number of months in the performance cycle and the denominator of which is 36. For any performance award denominated in cash, the maximum dollar amount (or shares of stock having a value equal to such dollar amount) that may be paid to a participant in any 12-month period is $10,000,000. No amounts will be paid in respect of a Qualifying Award unless the Committee has previously certified, in a manner intended to meet the requirements of Section 162(m), that the criteria for the payment of the Qualifying Award related to that cycle have been achieved.

The amount of any future benefits that may be received by any one individual or group of individuals under the Plan is not presently determinable. The awards granted under the Plan to the covered executives for fiscal year 2014 are included in the 2014 Grants of Plan-Based Awards Table on page 59 of this Proxy Statement.

U.S. Federal Income Tax Consequences of Equity Awards

There will be no U.S. federal income tax consequences to the participant or the Company upon the grant of an option under the Plan. Upon exercise of an option that is not an incentive stock option, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the option. The Company will generally be entitled to a tax deduction in the same amount.

Upon the exercise of an incentive stock option, a participant recognizes no immediate taxable income. Income recognition is deferred until the participant sells the shares. If the option is exercised no later than three months after the termination of the participant’s employment, and the participant does not dispose of the shares acquired pursuant to the exercise of the option within two years from the date the option was granted and within one year after the exercise of the option, the gain on the sale will be treated as long-term capital gain. The Company is not entitled to any tax deduction with respect to the grant or exercise of incentive stock options, except that if the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of (i) the fair market value of the shares on the date of exercise minus the option price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income and the Company will generally be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an incentive stock option over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

There will be no U.S. federal income tax consequences to either the participant or the Company upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. The Company will generally be entitled to a deduction equal to the amount includible in the participant’s income.

Unless a participant makes a “Section 83(b) election” under the Code, there will be no U.S. federal income tax consequences to either the participant or the Company upon the grant of restricted stock until expiration of the restricted period and the satisfaction of any other conditions applicable to the restricted stock. At that time, the participant generally will recognize taxable income equal to the then fair market value for the shares. The Company will generally be entitled to a corresponding tax deduction.

There generally will be no U.S. federal income tax consequences to the participant or the Company upon the grant of performance stock awards (unless the participant makes a “Section 83(b) election” under the Code), RSUs or PSUs. Participants generally will recognize taxable

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income at the time such awards are paid or settled in an amount equal to the aggregate amount of cash and the fair market value of shares acquired. The Company will generally be entitled to a tax deduction equal to the amount includible in the participant’s income.

The above summary is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences associated with the Plan. The federal tax laws are complex and subject to change and the tax consequences for any participant will depend on his or her individual circumstances.

Equity Compensation Plans’ Information

The following table details our equity compensation plans as of December 31, 2014:

	Equity Compensation Plans’ Information
	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,127,653		$45.18	31,449,167
Equity compensation plans not approved by security holders	—		—	—
Total	8,127,653	(1)	$45.18	31,449,167	(2),(3)

(1)	Represents shares to be issued upon exercise of options under the Plan.

(2)	Included in this number are 114,825 shares reserved for issuance under the Director Deferred Stock Ownership Plan. The remaining 31,334,342 shares are reserved for issuance under the Plan for performance stock, restricted stock, other stock-based awards, stock options and SARs.

(3)	Under the terms of the Plan, shares subject to an award or shares paid in settlement of a dividend equivalent reduce the number of shares available under the Plan by one share for each such share granted or paid.

In addition, the table below sets forth the equity-based awards that have been granted under the Plan in 2014 to our executive officers, as a group, and our other employees who are not executives, as a group:

Name	Shares of Restricted Stock	Stock Options	RSUs	PSUs (at target)
All executive officers as a group	13,443	145,346	10,411	103,448
All other employees as a group	0	691,486	74,545	505,044

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Approval and Related Matters

The affirmative vote of the holders of a majority of the votes cast is required to approve the material terms relating to the performance goals under the Plan.

The following resolution will be offered by the Board of Directors at the Annual Meeting:

RESOLVED: That the material terms of the performance goals, as summarized above, for awards under the McGraw Hill Financial, Inc. 2002 Stock Incentive Plan, as amended and restated (and attached hereto as Appendix A), are hereby affirmed, confirmed and approved.

The Board of Directors’ Recommendation

Your Board recommends that you vote FOR this proposal. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.

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Item 3. Proposal to Approve, on an Advisory Basis, the Executive

Compensation Program for the Company’s Named Executive Officers

Under the rules of the SEC, the Company is required to provide its shareholders with the opportunity to cast an advisory vote on the executive compensation program for the Company’s named executive officers. This proposal is frequently referred to as a “say-on-pay” vote. At the 2011 Annual Meeting, shareholders voted, on an advisory basis, in favor of casting the advisory say-on-pay vote on an annual basis. The Company’s executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program is both competitive and strongly focused on pay-for-performance principles, and provides an appropriate balance between risk and rewards. In particular, our executive compensation program:

•	aligns executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentives and long-term stock-based incentives;

•

includes a mix of compensation elements that emphasizes performance results, with approximately 85% of the targeted compensation for Mr. Douglas L. Peterson, the Company’s Chief Executive Officer, and a significant portion of the targeted compensation for the other named executive officers being performance-based;

•	delivers annual incentive payouts to executives based on the achievement of approved performance goals, which were based on net income and revenue goals for 2014;

•

aligns the interests of executives with those of shareholders through long-term stock-based incentives comprised of Performance Share Units that are based on the achievement of earnings per share targets. For 2014, the Performance Share Unit award vests at the end of a three-year award cycle, with payment ranging up to a maximum of 200% of the shares based on the achievement of compound annual diluted earnings per share growth goals; and

•

has features designed to further align executive compensation with shareholder interests and mitigate risks, including stock ownership requirements, the Senior Executive Pay Recovery Policy (a “claw-back” policy), an anti-hedging and pledging policy and limited perquisites.

Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), related compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 34 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.

Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation and Leadership Development Committee, which is responsible for approving the overall design and administering certain aspects of the executive compensation program, will take into account the outcome of the vote when making future executive compensation decisions. The Board of Directors recommends that you approve the following resolution that will be submitted for a shareholder vote at the 2015 Annual Meeting in support of the Company’s executive compensation program:

RESOLVED: That the shareholders of the Company approve, on an advisory basis, the executive compensation program for the Company’s named executive officers as disclosed pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, related compensation tables and other narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting.

The Board of Directors’

Recommendation

Your Board recommends a vote FOR the approval, on an advisory basis, of this proposal. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.

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Item 4. Proposal to Ratify the Appointment of the Company’s

Independent Registered Public Accounting Firm

The Board, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the independent Registered Public Accounting Firm of the Company and its subsidiaries for 2015. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Company’s shareholders for their views. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.

The following resolution will be offered by the Board of Directors at the Annual Meeting:

RESOLVED: That the selection by the Board of Directors of Ernst & Young LLP to serve as the independent Registered Public Accounting Firm of the Company and its subsidiaries for 2015 be, and hereby is, ratified and approved.

The Board of Directors’

Recommendation

Your Board recommends that you vote FOR this proposal. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.

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Item 5. Shareholder Proposal – Independent Board Chairman

Kenneth Steiner, 14 Stoner Avenue (2M), Great Neck, New York 11021, the beneficial owner of 500 or more shares of McGraw Hill Financial common stock, has notified the Company that he or John Chevedden, his proxy, intends to present the following proposal at the Annual Meeting. Your Board recommends that you vote AGAINST this proposal. Unless you specify otherwise, the Board intends the accompanying proxy to be voted against this proposal.

The shareholder proposal and supporting statement, for which the Board and the Company accept no responsibility, follow:

Proposal 5 – Independent Board Chairman

Resolved: Shareholders request that the Board of Directors adopt a policy that the Chairman of our Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its CEO is the directorship. Our board would have discretion to deal with existing agreements in implementing this proposal. Our board would have discretion to encourage any person who had contract rights that might delay full implementation of this proposal to voluntarily waive such contract rights for the benefit of shareholders. This policy should allow for policy departure under extraordinary circumstances such as the unexpected resignation of the chair.

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. This proposal topic, sponsored by Ray T. Chevedden, won 55% support at Sempra Energy.

The Policy of the Council of Institutional Investors, whose members invest over $3 trillion, states: “The board should be chaired by an independent director.” A 2012 report by GMI Rat-

ings, an independent investment research firm, titled “The Costs of a Combined Chair/CEO” found companies with an independent chair provide investors with 5-year shareholder returns 28% higher than those headed by a combined Chair/CEO. The study also found corporations with a combined Chair/CEO are 86% more likely to negatively register as “Aggressive” in their Accounting and Governance Risk model. Our practice of an insider-related chair may result in disadvantages similar to the combined Chair/CEO board structure.

Please vote to protect shareholder value:

Independent Board Chairman – Proposal 5

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Directors’ Statement in Opposition

The Board has considered this proposal and concluded for the reasons described below that its adoption is not in the best interests of the Company and its shareholders.

First, the Board believes that it should retain discretion to designate the Chairman of the Board based on such criteria as it deems appropriate from time to time. To this end, under the Company’s Corporate Governance Guidelines, the Board is required to select its Chairman based upon such criteria as the Nominating and Corporate Governance Committee recommends and the Directors believe to be in the best interests of the Company at a given point in time. This process includes consideration of whether the roles of Chairman and Chief Executive Officer should be combined or separated based upon the Company’s needs and the strengths and talents of its executives at any given time. Should the Board determine that the best interests of the Company would be advanced by asking a Director with more than a “nontrivial professional, familial or financial connection” to the Company to chair the Board, the Board believes it should have the discretion to appoint that individual as Chairman of the Board.

Second, the Board has implemented policies which are intended to promote the Board’s independence. If the Board appoints a Chairman of the Board who is not an independent Director, the Company’s Corporate Governance Guidelines require the Board to designate an independent Director to serve as Presiding Director. The selection of Presiding Director is made at a meeting (or that portion of a meeting) at which only independent Directors are present. The Company’s Corporate Governance Guidelines further require that the independent Directors meet in executive sessions at which the Presiding Director presides. The position of Presiding Director is intended to provide a check and balance on the role and responsibilities of a non-independent Chairman of the Board.

The Company’s current Chairman of the Board is Mr. Harold McGraw III. Because Mr. McGraw does not meet the New York Stock Exchange standards of independence due to his prior service as our President and Chief Executive Officer, the Board has appointed Mr. Edward B. Rust, Jr., the Chairman of the Nominating and Corporate Governance Committee, as the Presiding Director of the Board for the period April 30, 2014 through April 29, 2015. Under our Corporate Governance Guidelines, the Presiding Director has the following responsibilities: (i) be readily available to be consulted by any of the senior executives of the Company as to any concerns they may have about the Company; (ii) be readily available to all Directors to communicate their issues and concerns to the Chairman or the Chief Executive Officer; (iii) be readily available to the Chief Executive Officer to offer counsel; (iv) preside at all meetings of the Board at which the Chairman is not present, including all meetings of nonmanagement Directors and all executive sessions of the independent Directors; (v) authority to call meetings of the independent Directors including in the event of a crisis and/or the incapacitation of the Chief Executive Officer; (vi) communicate Directors’ feedback to the Chief Executive Officer from the meetings of the non-management Directors and from informal conversations with Directors; (vii) communicate Directors’ feedback to the Chairman and the Chief Executive Officer from the executive sessions of the independent Directors; (viii) review the proposed agenda for each upcoming Board meeting and the annual Board calendar; (ix) review and approve meeting schedules to assure there is sufficient time for discussion of all agenda items; (x) consult with the other Directors and advise the Chief Executive Officer about the quality and timeliness of the materials distributed to the Board; (xi) review and approve the materials and information sent to the Board; (xii) interview, along with the Chief Executive Officer, the Chairman and the Nominating and Corporate Governance Committee, candidates for the Board; and (xiii) assist the Nominating and Corporate Governance Committee with broad issues of corporate governance.

Finally, the Directors believe that the policy supported by the proponent is vague, ill-advised

2015 Proxy Statement	95

and unworkable. The proponent is supporting a policy that would require the appointment of a Chairman “whose only nontrivial professional, familial or financial connection to the company or its CEO is the directorship”. Under this standard, it is impossible to determine what would constitute “a nontrivial professional, familial or financial connection”. If ownership of Company stock would violate this standard, none of the Company’s independent Directors would qualify for service as Chairman of the Board due to the stock ownership requirements of the Company’s Non-Employee Director Stock Ownership Guidelines. The Board believes that the stock ownership requirements of this policy are important in establishing a commonality of interests between the Company’s Directors and shareholders.

For each of the above-stated reasons, the Directors believe that adoption of this proposal is not in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL. Unless you specify otherwise, the Board intends the accompanying proxy to be voted against this proposal.

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Item 6. Other Matters

The Board knows of no other matters which may properly be brought before the Annual Meeting. However, if other matters should properly come before the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors.

SCOTT L. BENNETT

Senior Vice President, Associate General

Counsel and Secretary

New York, New York

March 18, 2015

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Appendix A

McGRAW HILL FINANCIAL, INC.

2002 Stock Incentive Plan

(amended and restated as of February 25, 2015)

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McGraw Hill Financial, Inc.

2002 Stock Incentive Plan

(amended and restated as of February 25, 2015)

A-2	2015 Proxy Statement

2015 Proxy Statement	A-3

McGraw Hill Financial, Inc.

2002 Stock Incentive Plan

SECTION 1. Purpose; Definitions.

The purpose of McGraw Hill Financial, Inc. 2002 Stock Incentive Plan is to enable the Company to offer its employees long-term performance-based stock and cash incentives and other equity interests in McGraw Hill, thereby attracting, retaining and rewarding such employees, and strengthening the mutuality of interests between employees and McGraw Hill’s shareholders.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Aggregate Limit” shall have the meaning set forth in Section 3(a).

(b)	“Amended Plan” shall have the meaning set forth in Section 15.

(c)	“Award” means a Stock Option, Stock Appreciation Right, Performance Award, Restricted Stock Award, Deferred Award, Dividend Equivalent, Other Stock-Based Award or Qualifying Award.

(d)	“Award Documentation” shall have the meaning set forth in Section 2(d).

(e)	“Board” means the Board of Directors of McGraw Hill.

(f)	“Cause” shall mean, except as otherwise defined in an employee’s employment agreement or the Award Documentation in respect of an Award, the employee’s misconduct in respect of the employee’s obligations to the Company or other acts of misconduct by the employee occurring during the course of the employee’s employment, which in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Company; provided that in no event shall unsatisfactory job performance alone be deemed to be “Cause”; and provided further that no termination of employment that is carried out at the request of a person seeking to accomplish a Change in Control or otherwise in anticipation of a Change in Control shall be deemed to be for “Cause”.

(g)	“Change in Control” and “Change in Control Price” shall have meanings set forth, respectively, in Sections 11(b) and (c).

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)	“Commission” means the Securities and Exchange Commission or any successor thereto.

(j)	“Committee” means the Compensation and Leadership Development Committee of the Board. If at any time no Committee shall be in office, then, subject to the applicable listing requirements of the New York Stock Exchange, the functions of the Committee specified in the Plan shall be exercised by the Board or by a committee of Board members, provided, however, that each person is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.

(k)	“Company” means McGraw Hill and all domestic and foreign corporations, partnerships and other legal entities of which at least 20% of the voting securities or ownership interests in such corporations, partnerships or other legal entities are owned directly or indirectly by McGraw Hill.

(l)	“Deferred Award” means a right to receive on a specified date following the settlement date of an Award, at the election of the participant or as required by the terms of such Award, an amount based on the value of the number of shares of Stock, cash or other property in consideration thereof due upon settlement of such Award (or portion thereof). Payments in respect of a Deferred Award may be in cash, Stock or other property, or any combination thereof.

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(m)	“Disability” means, with respect to an Award, disability as defined under the Company’s long-term disability plan applicable to the recipient of such Award.

(n)	“Dividend Equivalent” means a right attached to an Award to receive an amount based on the value of the regular cash dividend paid on an equivalent number of shares of Stock. Dividend Equivalents may be subject to the same vesting and other provisions of the underlying Award and may be paid in cash or shares of Stock, either currently or deferred.

(o)	“Division Sale” means the sale, transfer, or other disposition to a third party not affiliated with the Company of substantially all of the assets or all of the capital stock of a business unit of the Company, but excluding a Change in Control.

(p)	“Early Retirement” means retirement from the Company on or after attaining age 55, but before attaining age 65, after having completed at least 10 years of service with the Company and with respect to employees who participate in a Company-sponsored pension plan, being eligible to receive Company pension benefits.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(r)	“Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any given date, the last price at which the Stock is sold on the New York Stock Exchange, or other principal U.S. national securities exchange on which the Stock is listed, on such date, or, if there is no such sale on such date, the last price at which the Stock is sold prior to such date. If the Stock is not listed on the New York Stock Exchange or any U.S. national securities exchange, the Fair Market Value shall be as determined by the Committee in its sole discretion or otherwise required in accordance with applicable law.

(s)	“Individual Limit” shall have the meaning set forth in Section 3(e).

(t)	“McGraw Hill” means McGraw Hill Financial, Inc., a corporation organized under the laws of the State of New York, or any successor corporation.

(u)	“1993 Plan” means McGraw Hill Financial, Inc. 1993 Employee Stock Incentive Plan.

(v)	“1993 Plan Award” means an award granted under the 1993 Plan.

(w)	“1993 Plan Stock Option” means a stock option granted under the 1993 Plan.

(x)	“Normal Retirement” means retirement from active employment with the Company on or after age 65.

(y)	“Other Stock-Based Award” means an award under Section 9 that is payable in cash or Stock and is valued in whole or in part by reference to, or is otherwise based on, Stock.

(z)	“Outstanding Common Stock” shall have the meaning set forth in Section 11(b)(i).

(aa)	“Outstanding Voting Securities” shall have the meaning set forth in Section 11(b)(i).

(bb)	“Performance Award” means an award denominated in cash or shares of Stock under Section 8 whose vesting and forfeiture restrictions relate to the attainment of performance goals and objectives.

(cc)	“Plan” means McGraw Hill Financial, Inc. 2002 Stock Incentive Plan, as amended from time to time, including any rules, guidelines or interpretations thereof adopted by the Committee.

(dd)	“Qualifying Award” means an Award made in accordance with the provisions of Section 10.

(ee)	“Restricted Stock” means an award of shares of Stock under Section 7 whose vesting and forfeiture restrictions relate to the participant’s continued service with the Company for a specified period of time.

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(ff)	“Restriction Period” shall have the meaning set forth in Section 7(c)(ii).

(gg)	“Retirement” means Normal or Early Retirement.

(hh)	“Stock” means the Common Stock, $1.00 par value per share, of McGraw Hill.

(ii)	“Stock Appreciation Right” shall have the meaning set forth in Section 6(e).

(jj)	“Stock Option” means any option to purchase shares of Stock granted under Section 5.

(kk)	“2002 Plan Effective Date” means April 24, 2002.

(ll)	“2010 Plan Effective Date” means the date of McGraw Hill’s 2010 Annual Meeting of Shareholders.

SECTION 2. Administration.

(a)	The Plan shall be administered by the Committee. The Committee shall have full authority to grant Awards, pursuant to the terms of the Plan, to officers and other employees eligible under Section 4.

In particular, the Committee shall have the authority:

(i)	to select the officers and other employees of the Company to whom Awards may from time to time be granted;

(ii)	to determine whether and to what extent the individual types of Awards are to be granted to one or more eligible employees;

(iii)	to determine the number of shares or amount of cash to be covered by each Award;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to the share price, any restriction or limitation, including any restrictive covenant, the granting of Dividend Equivalents, or any vesting acceleration or forfeiture waiver or any recoupment provision, based on such factors as the Committee shall determine); and

(v)	to determine whether, to what extent and under what circumstances an Award may be settled in cash.

(b)	Subject to Section 12 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. All actions by the Committee hereunder shall be undertaken in the sole discretion of the Committee and, absent manifest error, shall be final and binding on all interested persons.

(c)

Subject to the applicable listing requirements of the New York Stock Exchange, or other principal U.S. national securities exchange on which the Stock is listed, the Committee may, but need not, from time to time delegate some or all of its authority under the Plan to one or more members of the Committee or to one or more officers of the Company; provided, that the Committee may not delegate its authority under Section 2(b) or its authority to make Qualifying Awards or Awards to participants who are delegated authority hereunder or who are subject to the reporting rules under Section 16(a) of the Exchange Act at the time the Award is made. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate any authority to any person or persons hereunder. The Committee may, at any time, rescind any delegation hereunder and any person or persons who are delegated authority hereunder shall, at all times, serve in such capacity at the pleasure of the Committee. Any action undertaken by any per-

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son or persons in accordance with a delegation hereunder shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to such person or persons.

(d)	In connection with the grant of an Award, the Committee shall specify the form of award documentation (the “Award Documentation”) to set forth the terms and conditions of the Award. Award Documentation may include, without limitation, an agreement signed by the participant and the Company or a grant or award notice signed only by the Company. Award Documentation may be in written, electronic or other form approved by the Committee.

SECTION 3. Stock Subject to Plan.

(a)	The total number of shares of Stock reserved and available for grants of Awards under the Plan on or after the 2010 Plan Effective Date (the “Aggregate Limit”) shall equal the number of shares of Stock reserved and available for grants of Awards under the Plan immediately prior to the 2010 Plan Effective Date, increased by 11,000,000 shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)	The Aggregate Limit shall not be reduced by:

(i)	shares of Stock subject to an Award payable only in cash or property other than Stock, or other Award for which shareholder approval is not required under the listing standards of the New York Stock Exchange, subject to the applicable conditions therefore; or

(ii)	in the case of Awards granted in tandem with each other, shares of Stock in excess of the number of shares of Stock issuable thereunder.

(c)	The Aggregate Limit shall be increased by the number of shares of Stock in the case of an Award or 1993 Plan Award that are:

(i)	forfeited, cancelled or settled in cash or property other than Stock, or otherwise not distributable under an Award or 1993 Plan Award;

(ii)	tendered or withheld to pay the exercise or purchase price of an Award or 1993 Plan Award or to satisfy applicable wage or other required tax withholding in connection with the exercise, vesting or payment of, or other event related to, an Award or 1993 Plan Award; or

(iii)	repurchased by the Company with the option proceeds (determined under generally accepted accounting principles) in respect of the exercise of a Stock Option or 1993 Plan Stock Option; provided, however, that the Aggregate Limit shall not be increased under this Section 3(c)(iii) in respect of any Stock Option or 1993 Stock Option by a number of shares of Stock greater than (A) the amount of such proceeds divided by (B) the Fair Market Value on the date of exercise.

(d)	In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend or other dividend other than the regular cash dividend, Stock split, spin-off or other change in corporate structure affecting the Stock, including any equity restructuring within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718—Stock Compensation (formerly Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment), and the applicable guidance and interpretations thereunder, or any successor thereto, the aggregate number and the kind of shares reserved or available for issuance under the Plan, the maximum number of shares issuable to any single participant, the number, kind and, where applicable, option or exercise price of shares subject to outstanding Awards, will be substituted or adjusted by the Committee.

(e)	No eligible person may be granted under the Plan in any 60-month period Stock Options or Stock Appreciation Rights which, in the aggregate, cover more than four million (4,000,000) shares of Stock (the “Individual Limit”).

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SECTION 4. Eligibility.

Officers and other employees of the Company (but excluding individuals who serve only as a director on the Board) who are responsible for or contribute to the management, growth or profitability of the business of the Company are eligible for Awards. Eligibility under the Plan shall be determined by the Committee.

SECTION 5. Stock Options.

Stock Options may be granted alone or in tandem with other Awards (including Stock Appreciation Rights), and may be granted in addition to, or in substitution for, other types of Awards. Stock Options shall be subject to the following terms and conditions and contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall determine:

(a)	Option Price. The option price per share of Stock subject to a Stock Option shall be determined by the Committee at the time of grant but, except in the case of Stock Options granted in substitution of awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Company, shall be not less than 100% of the Fair Market Value of the Stock at grant.

(b)	Option Term. The option term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall be exercisable more than ten years after the date of grant.

(c)	Exercisability.

(i)	Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as otherwise provided herein, unless the Committee otherwise determines at or after the time of grant, no Stock Option shall be exercisable prior to the first anniversary of the date of grant.

(ii)	Notwithstanding anything in this Section 5 to the contrary, if an optionee dies during a post-termination exercise period under Section 5(f), (g), (h) or (j), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of death.

(d)	Method of Exercise.

(i)	Subject to the applicable installment exercise and waiting period provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Subject to Section 5(d)(iv), such notice shall be accompanied by payment in full of the option price in such form as the Committee may accept.

(ii)	If and to the extent determined by the Committee at or after grant, payment in full or in part may also be made by withholding shares of Stock otherwise issuable in connection with the exercise of the Stock Option or in shares of unrestricted Stock duly owned by the optionee (and for which the optionee has good title free and clear of any liens and encumbrances) based, in each such case, on the Fair Market Value of the Stock on the last trading date preceding payment. Unless otherwise determined by the Committee at or after the time of grant, such payment may be made by constructive delivery of such shares of owned and unrestricted Stock pursuant to an attestation or other similar form as determined by the Committee.

(iii)	Subject to Section 5(d)(iv), no shares of Stock shall be distributed until payment therefor, as provided herein, has been made and, if requested, the optionee has given the representation described in Section 14(a). An optionee shall not have rights to dividends or other rights of a shareholder with respect to shares subject to the Stock Option prior to issuance or reissuance of such shares.

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(iv)	Stock Options may also be exercised pursuant to a cashless exercise procedure approved by the Committee pursuant to which shares of Stock are sold by a broker or other appropriate third party on the market with the proceeds of such sale (or, if applicable, extension of credit pending such sale) remitted to the Company to pay the exercise price of the Stock Option and the applicable withholding taxes, and the balance of such proceeds (less commissions and other expenses of such sale) paid to the optionee in cash or shares of Stock.

(e)	Termination by Death. Unless the Committee otherwise determines at or after the time of grant, if an optionee’s employment by the Company terminates by reason of death, any Stock Option held by such optionee shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, notwithstanding anything to the contrary in this Section 5, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of death.

(f)	Termination by Reason of Disability. Unless the Committee otherwise determines at or after the time of grant, if an optionee’s employment by the Company terminates by reason of Disability, any Stock Option held by such optionee shall be fully vested and may thereafter be exercised by the optionee, subject to Section 5(c)(ii), until the expiration of the option term.

(g)	Termination by Reason of Retirement. Unless the Committee otherwise determines at or after the time of grant, if an optionee’s employment by the Company terminates by reason of Normal Retirement, any Stock Option held by such optionee shall be fully vested and may thereafter be exercised by the optionee, subject to Section 5(c)(ii), until the expiration of the option term. Unless the Committee otherwise determines at or after the time of grant, if an optionee’s employment with the Company terminates by reason of Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee to the extent it was exercisable at the date of retirement, subject to Section 5(c)(ii), until the expiration of the option term. If and only if the Committee so approves at the time of Early Retirement, if an optionee’s employment with the Company terminates by reason of Early Retirement, any Stock Option held by the optionee shall be fully vested and may thereafter be exercised by the optionee as provided above.

(h)	Termination by Reason of a Division Sale. Unless the Committee otherwise determines at or after the time of grant, if an optionee’s employment by the Company terminates by reason of a Division Sale, any Stock Option held by such optionee shall be fully vested and may thereafter be exercised by the optionee, subject to Section 5(c)(ii), for a period of six months from the date of such termination of employment or until the expiration of the option term, whichever period is the shorter; provided, however, that, if the optionee shall be, on the date of the Division Sale, eligible for Normal Retirement or Early Retirement, any unexercised Stock Option held by such optionee may thereafter be exercised by the optionee, subject to Section 5(c)(ii), until the expiration of the option term.

(i)	Cause. If an optionee’s employment with the Company is involuntarily terminated by the Company for Cause, the Stock Option shall thereupon terminate and shall not be exercisable thereafter.

(j)	Other Termination. Unless the Committee otherwise determines at or after the time of grant, if an optionee’s employment terminates for any reason other than death, Disability, Retirement, Division Sale or for Cause, any Stock Option held by such optionee may thereafter be exercised by the optionee to the extent it was exercisable at the date of termination, subject to Section 5(c)(ii), for a period of six months from the date of such termination of employment or until the expiration of the option term, whichever period is the shorter.

SECTION 6. Stock Appreciation Rights.

(a)	In General. Stock Appreciation Rights may be granted alone or in tandem with other Awards (including Stock Options), and may be granted in addition to, or in substitution for, other types of Awards. The form of payment of Stock Appreciation Rights may be specified by the Committee at or after the time of grant.

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(b)	Stock Appreciation Rights Granted Alone. Stock Appreciation Rights granted alone shall be subject, where applicable, to the terms and conditions of Section 5 applicable to Stock Options and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall determine.

(c)	Stock Appreciation Rights Granted in Tandem with Stock Options. Stock Appreciation Rights granted in tandem with Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall determine:

(i)	Grant. Stock Appreciation Rights granted in tandem with Stock Options may be granted at or after the time of grant of such Stock Options.

(ii)	Exercise.

(A)	Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such time or times and to the extent that the Stock Options are exercisable in accordance with Section 5 and this Section 6. The Committee may grant in tandem with Stock Options conditional Stock Appreciation Rights that become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at or after grant.

(B)	Stock Appreciation Rights granted in tandem with Stock Options may be exercised by giving written notice of exercise to the Company specifying the number of shares for which a Stock Appreciation Right is being exercised and surrendering the applicable Stock Option (or portion thereof). Such Stock Option shall no longer be exercisable upon and to the extent of the exercise of such Stock Appreciation Right.

(C)	Stock Appreciation Rights granted in tandem with Stock Options shall terminate and no longer be exercisable upon and to the extent of the termination or exercise of such Stock Options; provided that, unless the Committee otherwise determines at or after the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a Stock Option shall only terminate to the extent that the number of shares covered by an exercise or termination of the Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

(d)	Stock Appreciation Rights Granted in Tandem with Awards Other Than Stock Options. Stock Appreciation Rights granted in tandem with Awards other than Stock Options shall be subject to such terms and conditions as the Committee shall establish at or after the time of grant.

(e)	Stock Appreciation Rights Defined. As used in the Plan, the term “Stock Appreciation Right” shall mean the right granted under this Section 6 to receive from the Company, upon exercise of such right (or portion thereof), an amount, which may be paid in cash or shares of Stock (or a combination of cash and Stock), equal to (i) the Fair Market Value, as of the date of exercise, of the shares of Stock covered by such right (or such portion thereof), less (ii) the aggregate exercise price of such right (or such portion thereof).

SECTION 7. Restricted Stock Awards.

(a)

Restricted Stock Awards in General. Restricted Stock is an award of Stock whose vesting and forfeiture restrictions are related to the participant’s continued service with the Company for a specified period of time and such other terms and conditions as may be specified by the Committee at or after grant. The Committee shall have authority to award to any participant Restricted Stock either alone or in tandem with, in addition to or in substitution for other types of Awards. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares subject to Restricted Stock Awards, the price

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(if any) to be paid by the recipient (subject to Section 7(b)), the time or times within which Restricted Stock may be subject to forfeiture, the vesting schedule and rights to acceleration of, and all other terms and conditions of Restricted Stock Awards. The provisions of Restricted Stock Awards need not be the same with respect to each recipient, and, with respect to individual recipients, need not be the same in subsequent years.

(b)	Conditions of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following conditions:

(i)	The purchase price, if any, for shares of Stock subject to a Restricted Stock Award shall be set by the Committee at the time of grant.

(ii)	A participant who is selected to receive a Restricted Stock Award may be required, as a condition to receipt of such Restricted Stock Award, to execute and to deliver to the Company the applicable Award Documentation, and to pay whatever price (if any) is required under Section 7(b)(i).

(iii)	Unless the Committee determines otherwise, in respect of the shares subject to a Restricted Stock Award, the Company shall provide for a book entry on behalf of the participant. The book entry in respect of shares subject to a Restricted Stock Award shall be subject to the same limitations contained in the Restricted Stock Award.

(c)	Restrictions and Conditions of Shares. The shares subject to a Stock Award shall be subject to the following restrictions and conditions:

(i)	Unless the Committee determines otherwise at or after the time of grant, such shares shall not vest prior to the first anniversary of the date of grant. Except in the case of Restricted Stock subject to which the aggregate number of shares does not exceed five percent of the Aggregate Limit, (A) the shares subject to Restricted Stock shall not vest earlier than in pro rata installments over a period of three years and (B) notwithstanding anything in Section 7(c)(v) to the contrary, the Committee shall not waive or accelerate vesting and forfeiture restrictions for shares subject to Restricted Stock, other than in connection with death, Disability, Retirement, termination of employment, sale of the business unit or Change in Control.

(ii)	Subject to the provisions of this Plan and the Award Documentation, during a period set by the Committee commencing with the date of grant (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign such shares. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service or such other factors or criteria as the Committee may determine.

(iii)	Except as provided in Section 7(c)(ii) and the applicable Award Documentation, the participant shall have, with respect to such shares, the right to vote and to receive payment of any cash dividends in cash or in the form of Dividend Equivalents or such other form as the Committee may determine at or after grant. Such dividends or Dividend Equivalents may be paid currently or may be deferred or reinvested in additional Restricted Stock subject to the same vesting conditions as the underlying Restricted Stock, in the discretion of the Committee. Dividends or Dividend Equivalents in property other than cash shall be subject to the same vesting and forfeiture conditions as the underlying Restricted Stock, unless the Committee determines otherwise at or after grant.

(iv)	Subject to the applicable provisions of the Award Documentation and this Section 7, upon termination of a participant’s employment with the Company for any reason during the Restriction Period, all such shares still subject to restriction shall vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

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(v)	In the event of hardship or other special circumstances of a participant whose employment with the Company is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to any such shares of the participant.

(vi)	If and when the Restriction Period expires without a prior forfeiture of any such shares, such remaining shares shall be delivered to the participant, net of applicable withholding taxes.

SECTION 8. Performance Awards.

(a)	Performance Awards in General. Performance Awards may be in the form of cash, shares of Stock or performance share units whose vesting conditions are related to the participant’s continued service with the Company for a specified period of time and the attainment of performance objectives for the Company, the participant’s business unit or other entity as may be specified by the Committee at the time of grant. The Committee shall have the authority to award to any participant a Performance Award either alone or in tandem with, in addition to or in substitution for other types of Awards. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Performance Awards will be made, the amount of cash or the number of shares subject to Performance Awards, the vesting schedule and performance conditions and all other terms and conditions of Performance Awards. The provisions of Performance Awards need not be the same with respect to each recipient, and, with respect to individual recipients, need not be the same in subsequent years.

(b)	Terms and Conditions of Performance Awards. Performance Awards shall be subject to the following terms and conditions:

(i)	The terms of any Performance Award granted under the Plan shall be set forth in the applicable Award Documentation, which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether Awards based on shares shall have dividends or Dividend Equivalents. Such dividends or Dividend Equivalents shall not be paid currently, but may be deferred or reinvested in additional shares of Stock, in the discretion of the Committee, and shall be subject to the same vesting and performance conditions as the underlying shares subject to the Performance Award.

(ii)	Subject to the provisions of this Plan and the Award Documentation, during a period set by the Committee (the “Performance Period” ), participants’ rights with respect to Performance Awards, including the shares subject to Performance Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date of payment or the date on which the shares are distributed to the participant, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(iii)	The performance objectives to be attained during any Performance Period and the length of the Performance Period shall be determined by the Committee at the time of grant of each Performance Award, provided, however, that a Performance Period shall not be shorter than one year.

(iv)	Performance Awards may be paid in cash, shares of Stock or other property and may be paid currently or deferred, as determined by the Committee at or after grant. The Committee may waive in whole or in part any of the continued service or performance conditions or restrictions imposed with respect to such Awards (except in the case of a Qualifying Award), based on such factors as the Committee may determine, including in connection with death, Disability, Retirement, termination of employment, sale of the business unit or Change in Control.

SECTION 9. Other Stock-Based Awards.

(a)	Other Stock-Based Awards in General. Other awards of Stock and other awards that are payable in cash or Stock and are valued in whole or in part by reference to, or are otherwise based in

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whole or in part on, Stock (“Other Stock-Based Awards”), including, without limitation, Deferred Awards, Dividend Equivalents, cash or Stock-settled restricted share units, phantom stock and similar units, may be granted alone or in tandem with other Awards, and may be granted in addition to, or in substitution for, other types of Awards.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock to be awarded, the cash payment to be made pursuant to, and all other conditions of, Other Stock-Based Awards.

The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b)	Terms and Conditions. Other Stock-Based Awards shall be subject to the following terms and conditions:

(i)	Subject to the provisions of this Plan and the applicable Award Documentation, participants’ rights with respect to Other Stock-Based Awards, including the shares subject to Other Stock-Based Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are distributed to the participant, or, if later, the date on which any applicable restriction or deferral period lapses.

(ii)	Subject to the provisions of this Plan and the applicable Award Documentation, recipients of Other Stock-Based Awards may be entitled to receive dividends or Dividend Equivalents with respect to the number of shares or deemed number of shares covered by Other Stock-Based Awards. Such dividends or Dividend Equivalents may be paid currently or may be paid on a deferred basis or reinvested in additional shares of Stock subject to the same vesting as the underlying shares subject to the Other Stock-Based Award, as may be determined by the Committee.

(iii)	Other Stock-Based Awards and any cash payments or Stock covered by Other Stock-Based Awards shall vest or be forfeited to the extent so provided in the applicable Award Documentation, as determined by the Committee.

(iv)	In the event of the participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all Other Stock-Based Awards.

(v)	Each Other Stock-Based Award shall be confirmed by, and subject to the terms of, the applicable Award Documentation.

(vi)	Stock distributed on a bonus basis under this Section 9 may be awarded for no cash consideration.

SECTION 10. Qualifying Awards.

(a)	General. The Committee may grant an Award to any participant with the intent that such Award qualifies as “performance-based compensation” for “covered employees” under Section 162(m) of the Code (a “Qualifying Award”). The provisions of this Section 10, as well as all other applicable provisions of the Plan not inconsistent with this Section 10, shall apply to all Qualifying Awards. Qualifying Awards shall be of the type set forth in paragraph (b) or (c) below. In connection with Qualifying Awards, the functions of the Committee shall be exercised by a committee of the Board comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(b)	Qualifying Stock Options and Stock Appreciation Rights. Qualifying Awards may be in the form of Stock Options and Stock Appreciation Rights granted by the Committee and subject to the Individual Limit.

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(c)	Qualifying Awards Other Than Stock Options and Stock Appreciation Rights.

(i)	Qualifying Awards (other than Stock Options and Stock Appreciation Rights) may be in the form of Performance Awards whose payment is conditioned upon the achievement of the performance objectives described in this paragraph. Amounts earned under such Qualifying Awards shall be based upon the attainment of the performance goals established by the Committee for a performance cycle in accordance with the provisions of Section 162(m) of the Code and the applicable regulations thereunder related to performance-based compensation. More than one performance goal may apply to a given performance cycle and payments may be made for a given performance cycle based upon the attainment of the performance objectives for any of the performance goals applicable to that cycle. The duration of a performance cycle shall be determined by the Committee, and the Committee shall be authorized to permit overlapping or consecutive performance cycles. The performance goals and the performance objectives applicable to a performance cycle shall be established by the Committee in accordance with the timing requirements set forth in Section 162(m) of the Code and the applicable regulations thereunder, provided, however, that such performance cycle shall not be shorter than one year. The performance goals that may be selected by the Committee for a performance cycle include any of the following: diluted earnings per share, net income, operating margin, operating income and net operating income, pretax profit, revenue, return on sales, return on equity, return on assets, return on investment, stock price, total return to shareholders, EBITDA, economic profit and cash flow, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures, and may be measured on an absolute basis or relative to selected peer companies or a market index. The Committee shall have the discretion, by participant and by Qualifying Award, to reduce some or all of the amount that would otherwise be payable under the Qualifying Award.

(ii)	For any Performance Award denominated in shares of Stock having a performance cycle with a duration of thirty-six months, no participant may receive such Qualifying Awards under this Section 10(c) covering more than 600,000 shares of Stock or which provide for the payment for such performance cycle of more than 600,000 shares of Stock (or cash amounts based on the value of more than 600,000 shares of Stock). For a performance cycle that is longer or shorter than thirty-six months, the maximum limits set forth in the previous sentence shall be adjusted by multiplying such limit by a fraction, the numerator of which is the number of months in the performance cycle and the denominator of which is thirty-six.

(iii)	For any Performance Award denominated in cash, the maximum dollar amount (or shares of Stock having a value equal to such dollar amount) that may be paid to a participant in any 12-month period in respect of such Qualifying Awards shall be $10,000,000.

(iv)	Except as otherwise provided in Section 11, no amounts shall be paid in respect of a Qualifying Award granted under this Section 10(c) unless, prior to the date of such payment, the Committee certifies, in a manner intended to meet the requirements of Section 162(m) of the Code and the applicable regulations thereunder related to performance-based compensation, that the criteria for payment of Qualifying Awards related to that cycle have been achieved.

SECTION 11. Change In Control Provisions.

(a)	Impact of Event.

(i)	Unless the Committee has determined otherwise at the time of grant, in the event of a Change in Control, the following acceleration and valuation provisions shall apply to any Awards granted prior to January 1, 2015 notwithstanding any other provision of the Plan:

(A)	Any Stock Appreciation Rights and any Stock Options (including Qualifying Awards) not previously exercisable and vested shall become fully exercisable and vested and shall

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remain exercisable for the remainder of their original terms, notwithstanding any subsequent termination of the applicable participant’s employment for any reason.

(B)	The restrictions and deferral limitations applicable to any Restricted Stock Awards, Performance Awards (including Qualifying Awards) and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such Awards shall be deemed fully vested, notwithstanding any subsequent termination of the applicable participant’s employment for any reason.

(C)	To the extent permitted under Section 409A of the Code, all outstanding Awards (including Qualifying Awards) shall either (x) be cashed out by the Company on the basis of the Change in Control Price as of the date such Change in Control is determined to have occurred or (y) be converted into awards based upon publicly traded common stock of the corporation that acquires McGraw Hill, with which McGraw Hill merges, or which otherwise results from the Change in Control, with appropriate adjustments pursuant to Section 3(d) to preserve the value of the Awards. The Committee shall determine which of the foregoing clauses (x) and (y) shall apply; provided, however, that the Committee shall be obligated to make such determination not later than three business days prior to a Change in Control; provided further that if no such determination is made by the Committee in accordance with the preceding clause, then the provisions of Section 11(a)(i)(C)(x) herein shall apply. In the event that the provisions of Section 11(a)(i)(C)(y) herein shall apply following a determination by the Committee, then all no-trading policies and other internal corporate approvals required with respect to the exercise or sale of Awards (including Qualifying Awards) and/or the underlying shares of Stock shall be waived.

(ii)	Except as otherwise determined by the Committee or provided in the Award Documentation, in the event of a Change in Control, the following acceleration and valuation provisions shall apply to any Awards granted on or after January 1, 2015 notwithstanding any other provision of the Plan:

(A)	To the extent the successor company (or a subsidiary or a parent thereof) assumes or substitutes any outstanding Stock Appreciation Rights and the Stock Options (including Qualifying Awards) on substantially the same terms and conditions (with appropriate adjustments pursuant to Section 3(d) to preserve the value of the Awards), such Awards shall remain outstanding on substantially the same terms and conditions following a Change in Control; provided, however, that, if within 24 months following the date of such Change in Control, the participant’s employment with the Company is terminated without Cause, such participant’s assumed or substituted outstanding Stock Appreciation Rights and Stock Options (including Qualifying Awards), as applicable, not previously exercisable and vested, shall become fully exercisable and vested as of such date and all outstanding assumed or substituted Stock Appreciation Rights and Stock Options, as applicable, held by such participant shall remain exercisable for the remainder of their original terms. To the extent the successor company (or a subsidiary or a parent thereof) does not so assume or substitute the outstanding Stock Appreciation Rights and Stock Options (including Qualifying Awards), as applicable, on substantially the same terms and conditions, any such outstanding Stock Appreciation Rights and Stock Options (including Qualifying Awards) not previously exercisable and vested shall become fully exercisable and vested as of the date of such Change in Control; provided that, in such case only, the Committee may cancel such Stock Appreciation Rights and Stock Options (including Qualifying Awards) without the payment of consideration therefor, in the case of any Stock Appreciation Rights or Stock Options with an exercise price that equals or exceeds the Change in Control Price.

(B)	To the extent the successor company (or a subsidiary or a parent thereof) assumes or substitutes the outstanding Performance Awards (including Qualifying Awards), such Per-

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formance Awards (including Qualifying Awards) shall be assumed as or substituted for time-vesting restricted stock awards or units, as applicable, with a number of shares subject to such Awards converted (x) at target, to the extent less than 50% of the applicable performance period has been completed or (y) based on performance through the date of such Change in Control, to the extent 50% or more of the applicable performance period has been completed, in each case, on otherwise substantially the same terms and conditions (with appropriate adjustments pursuant to Section 3(d) to preserve the value of the Awards), and shall vest and pay out as provided under the terms of applicable Award Documentation. To the extent the successor company (or a subsidiary or a parent thereof) does not assume or substitute the outstanding Performance Awards (including Qualifying Awards) on the terms described above, then such Performance Awards (including Qualifying Awards), to the extent not previously vested or earned, shall be deemed fully vested and earned as of the date of such Change in Control, subject to and as provided under (including with respect to payment terms) the terms of applicable Award Documentation.

(C)	To the extent the successor company (or a subsidiary or a parent thereof) assumes or substitutes the outstanding Restricted Stock Awards and Other Stock-Based Awards on substantially the same terms and conditions (with appropriate adjustments pursuant to Section 3(d) to preserve the value of the Awards), such Awards shall remain outstanding on substantially the same terms and conditions following a Change in Control, and shall vest and pay out as provided under the terms of applicable Award Documentation. To the extent the successor company (or a subsidiary or a parent thereof) does not assume or substitute the outstanding Restricted Stock Awards and Other Stock-Based Awards on substantially the same terms and conditions, then such Awards, to the extent not previously vested, shall become fully vested and unrestricted as of the date of such Change in Control, subject to and as provided under (including with respect to payment terms) the terms of applicable Award Documentation.

To the extent the successor company (or a subsidiary or a parent thereof) assumes or substitutes any of the outstanding Awards (including Qualifying Awards) on substantially the same terms and conditions (with appropriate adjustments pursuant to Section 3(d) to preserve the value of the Awards) as provided in Sections 11(a)(ii)(A) through (C) above, then all no-trading policies and other internal corporate approvals required with respect to the exercise or sale of such Awards (including Qualifying Awards) and/or the underlying shares of Stock shall be waived. To the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute any of the outstanding Awards (including Qualifying Awards) on substantially the same terms and conditions (with appropriate adjustments pursuant to Section 3(d) to preserve the value of the Awards) as provided in Sections 11(a)(ii)(A) through (C) above, the Committee may, to the extent permitted under Section 409A of the Code, determine that all such Awards (including Qualifying Awards) shall be cashed out by the Company on the basis of the Change in Control Price as of the date such Change in Control is determined to have occurred.

(b)	Definition of “Change in Control”. For purposes of this Plan, the term “Change in Control” shall mean the first to occur of any of the following events:

(i)

An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Stock (the “Outstanding Common Stock”) or (2) the combined voting power of the then outstanding voting securities of McGraw Hill entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from McGraw Hill, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from McGraw Hill; (2) any acquisition by McGraw Hill; (3) any acquisition by any employee benefit

A-16	2015 Proxy Statement

plan (or related trust) sponsored or maintained by McGraw Hill or any entity controlled by McGraw Hill; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 11(b); or

(ii)	A change in the composition of the Board such that the individuals who, as of the 2002 Plan Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 11(b), that any individual who becomes a member of the Board subsequent to the 2002 Plan Effective Date, whose election, or nomination for election by McGraw Hill’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of McGraw Hill (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which all of the following conditions are met: (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns McGraw Hill or all or substantially all of McGraw Hill’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (other than McGraw Hill, any employee benefit plan (or related trust) of McGraw Hill or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the shareholders of McGraw Hill of a complete liquidation or dissolution of McGraw Hill.

(c)	Change in Control Price. For purposes of this Section 11, “Change in Control Price” means the highest price per share paid in any transaction reported on the Consolidated Transaction Reporting System, or paid or offered in the transaction or transactions that result in the Change in Control or any other bona fide transaction related to a Change in Control or possible change in control of McGraw Hill at any time during the sixty-day period ending on the date of the Change in Control, as determined by the Committee.

SECTION 12. Amendments and Termination.

The Board may amend, alter, discontinue or terminate the Plan, but no amendment, alteration, discontinuation or termination shall be made which would impair the rights of an optionee or participant

2015 Proxy Statement	A-17

under an Award theretofore granted, without the optionee’s or participant’s consent. In addition, the Board shall have the right to amend, modify or remove the provisions of the Plan which are included to permit the Plan to comply with the “performance-based” exception to Section 162(m) of the Code if Section 162(m) of the Code is subsequently amended, deleted or rescinded.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; but no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent or, subject to Section 3(d), reduce the option price per share of Stock subject to a Stock Option or Stock Appreciation Right, or cancel a Stock Option or Stock Appreciation Right in exchange for a cash payment or another Award, including a new Stock Option or Stock Appreciation Right having a lower option price, without prior shareholder approval.

Unless otherwise expressly provided in the applicable Award Documentation, the Plan and the Awards are not intended to provide for the deferral of compensation within the meaning of Section 409A(d)(1) of the Code, and they shall be interpreted and construed in accordance with such intent. Notwithstanding the foregoing and anything to the contrary in the Plan or any Award, if any provision of the Plan or any Award would cause the requirements of Section 409A of the Code to be violated, or otherwise cause any participant to recognize income under Section 409A of the Code, then such provision may be modified by the Committee or the Board in any reasonable manner that the Committee or the Board, as applicable, deems appropriate; provided that the Committee or the Board, as applicable, shall preserve the intent of such provision to the extent reasonably practicable without violating the requirements of Section 409A of the Code.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 13. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 14. General Provisions.

(a)	Stock Subject to Awards. The Committee may require each person purchasing shares of Stock pursuant to an Award to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, any applicable federal or state securities law, and any applicable corporate law.

(b)	Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation or equity plans or arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c)	Continued Employment. The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

A-18	2015 Proxy Statement

(d)	Taxes and Withholding. No later than the date as of which an amount first becomes includible in the gross income of the participant for income tax purposes with respect to any Award (including dividends or Dividend Equivalents on any non-vested Restricted Stock Award, Performance Award or Other Stock-Based Award), the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, FICA, state, or local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. Unless the Committee otherwise determines, at or before the time of payment, tax withholding or payment obligations up to the participant’s minimum required withholding rate shall be settled with Stock that is part of the Award that gives rise to the withholding requirement. If and to the extent determined by the Committee, a participant may elect to satisfy any additional tax withholding or payment obligation up to the participant’s maximum marginal tax rate by delivery of unrestricted stock duly owned by the participant (and for which the participant has good title free and clear of any liens and encumbrances).

(e)	Governing Law. The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

(f)	Computation of Benefits. Any payment under this Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(g)	Division Sale. Unless the Committee otherwise determines at or after the time of grant, and except as otherwise provided herein, if any participant’s employment by the Company terminates by reason of a Division Sale, such Division Sale shall be treated as an involuntary termination of employment of such participant hereunder and under the terms of any Award.

(h)	Foreign Law. The Committee may grant Awards to eligible employees who are foreign nationals, who are located outside the United States, or who are otherwise subject to or cause the Company to be subject to legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with such legal or regulatory provisions.

(i)	Transferability of Awards. Unless the Committee determines otherwise at or after grant, no Award may be sold, assigned, pledged or otherwise encumbered prior to the date on which the Award is paid and any shares or amount of cash subject to such Award are distributed to the participant, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Awards shall not be transferable by the participant otherwise than by will or by the laws of descent and distribution, and, unless the Committee determines otherwise at or after grant, all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Unless approved by shareholders, no Award shall be transferable by the participant to a third-party for consideration.

(j)	Recoupment. The Committee may provide in the Award Documentation for any Performance Award that the Award may be subject to recovery by the Company after the date of payment in accordance with the terms of the Senior Executive Pay Recovery Policy of McGraw Hill Financial, Inc., or any successor policy, as in effect from time to time.

2015 Proxy Statement	A-19

SECTION 15. Plan Effective Date and Duration.

The Plan initially became effective as of the 2002 Plan Effective Date, and, the Plan, as amended and restated at the time, was subsequently approved by shareholders on the 2010 Plan Effective Date. The Plan, as it may be amended from time to time, shall continue in effect for a period of ten years after the 2010 Plan Effective Date, unless earlier terminated by the Board pursuant to Section 12.

February 25, 2015

A-20	2015 Proxy Statement

mhfi.com

Using a black or blue ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing this proxy card, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE SHADED BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on April 28, 2015.

Vote by Internet • Go to www.investorvote.com/MHFI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by Telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada on a touch-tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5.

+
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Sir Winfried Bischoff	☐	☐	☐	02 - William D. Green	☐	☐	☐	03 - Charles E. Haldeman, Jr.	☐	☐	☐
04 - Rebecca Jacoby	☐	☐	☐	05 - Robert P. McGraw	☐	☐	☐	06 - Hilda Ochoa-Brillembourg	☐	☐	☐
07 - Douglas L. Peterson	☐	☐	☐	08 - Sir Michael Rake	☐	☐	☐	09 - Edward B. Rust, Jr.	☐	☐	☐
10 - Kurt L. Schmoke	☐	☐	☐	11 - Sidney Taurel	☐	☐	☐	12 - Richard E. Thornburgh	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Vote to approve the performance goals under the Company’s 2002 Stock Incentive Plan, as amended and restated.	☐	☐	☐	3. Vote to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers.	☐	☐	☐
4. Vote to ratify the appointment of Ernst & Young LLP as our independent Registered Public Accounting Firm for 2015.	☐	☐	☐	5. Shareholder proposal requesting policy that Chairman of the Board be an independent director.	☐	☐	☐
And, in their discretion, in the transaction of such other business as may properly come before the Meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or in other representative capacity, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ADMISSION TICKET

McGraw Hill Financial, Inc.

2015 Annual Meeting of Shareholders

Wednesday, April 29, 2015

10:00 a.m. (EDT) Registration opens (West Foyer)

11:00 a.m. (EDT) Annual Meeting (West Ballroom)

Conrad New York Hotel

102 North End Avenue (between Vesey and Murray Streets)

2nd Floor Conference Center

New York, NY 10282

If you wish to attend the Annual Meeting of Shareholders in person, please present this admission ticket and a valid picture identification at the door for admission. Cameras, large bags, briefcases, packages, recording equipment and other electronic devices will not be permitted at the Annual Meeting.

Annual Meeting Available by Webcast

To listen to the Annual Meeting, go to www.mhfi.com and click on the link for the live webcast.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — McGraw Hill Financial, Inc.	+

Proxy Card Solicited on Behalf of the Board of Directors

The undersigned appoints Scott L. Bennett and Lucy Fato, and each of them, as proxies with full power of substitution, to vote the shares of stock of McGraw Hill Financial, Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the Conrad New York Hotel, 102 North End Avenue, New York, N.Y. 10282 on Wednesday, April 29, 2015, at 11:00 a.m. (EDT), and any adjournment thereof.

McGraw Hill Financial employees. If you are a current or former employee of the Company, this card also provides voting instructions for shares held in The 401(k) Savings and Profit Sharing Plan of McGraw Hill Financial, Inc. and Its Subsidiaries and the Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees. If you are a participant in either of these Plans and have shares of common stock of the Company allocated to your account under one of these Plans, you have the right to direct The Northern Trust Company, the Trustee of each of these Plans (the “Trustee”), to vote the shares held in your account. The Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together “Undirected Shares”), in the same proportion as the shares for which direction is received, subject to the Plan documents. Computershare, the Company’s transfer agent, must receive your instructions by 2:00 p.m. (EDT) on April 27, 2015 in order to communicate your instructions to the Trustee, who will then vote all the shares of common stock of McGraw Hill Financial, Inc. which are credited to the undersigned’s account as of March 9, 2015. Under the Plans, you are a “named fiduciary” for the purpose of voting shares in your account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares are voted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting of Shareholders.

(See reverse side for voting instructions)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¡	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THE REVERSE SIDE OF THIS CARD.	+